UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐¨

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MASTERCARD INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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MasterCard Incorporated	2012 Proxy Statement

NOTICE OF 2012

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Tuesday, June 5, 2012, 8:30 A.M. (Local Time)

April 24, 2012

Dear Stockholder:

The 2012 Annual Meeting of Stockholders of MasterCard Incorporated will be held on Tuesday, June 5, 2012, at 8:30 a.m. (local time) at the MasterCard Incorporated headquarters, 2000 Purchase Street, Purchase, New York. A notice of the meeting and a proxy statement containing information about the matters to be acted upon are attached to this letter. You are cordially invited to attend.

This year, we are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we are mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials. The Notice contains instructions on how to access these materials online, as well as how you may request a paper copy of the materials. If you receive a paper copy of the materials, it will include a proxy card. If you receive a Notice by mail, you will not receive a paper copy of the materials unless you specifically request one. We believe electronic delivery will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials.

All holders of record at the close of business on April 10, 2012 of our outstanding shares of Class A common stock will be entitled to vote at the Annual Meeting, at which holders of Class A common stock will be asked to vote on each of the proposals set forth in the accompanying notice of 2012 Annual Meeting of Stockholders and proxy statement. While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting and you are able to vote your shares even if you are unable or choose not to attend. The Notice contains instructions for the submission of proxies on the Internet or by telephone. We request that you promptly vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included on your Notice or, if you receive a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or voting form.

Thank you for your continued support of MasterCard.

Very truly yours,

Richard Haythornthwaite	Ajay Banga
Chairman of the Board	President and Chief Executive Officer

MasterCard Incorporated	2012 Proxy Statement

MASTERCARD INCORPORATED

2000 Purchase Street

Purchase, New York 10577

NOTICE OF 2012 ANNUAL MEETING OF

STOCKHOLDERS

To be held on June 5, 2012

To the Stockholders of MasterCard Incorporated:

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of MasterCard Incorporated (the “Company”) will be held on Tuesday, June 5, 2012, at 8:30 a.m. (local time) at the MasterCard Incorporated headquarters, 2000 Purchase Street, Purchase, New York, to:

1.	Elect the eight nominees named in the accompanying proxy statement to serve on the Company’s Board of Directors as directors;
2.	Approve on an advisory basis the Company’s executive compensation;
3.	Approve the Company’s Amended and Restated 2006 Non-Employee Director Equity Compensation Plan;
4.	Approve the Company’s Amended and Restated 2006 Long Term Incentive Plan;
5.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2012; and
6.	Act on any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on April 10, 2012 has been fixed as the record date for determining those stockholders entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. A list of eligible stockholders of record as of the close of business on the record date will be available for inspection for any purpose germane to the meeting during normal business hours 10 days prior to the Annual Meeting at the offices of the Company’s Corporate Secretary at 2000 Purchase Street, Purchase, New York and at the Annual Meeting by any stockholder or the stockholder’s attorney or agent.

We mailed a Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 24, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

MasterCard Incorporated’s Proxy Statement and 2011 Annual Report

are available at www.proxyvote.com.

MasterCard Incorporated	2012 Proxy Statement

Whether or not you plan to attend the Annual Meeting, please vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your Notice or, if you receive a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or voting form. If you attend the meeting, you may vote in person, which will revoke any proxy you have already submitted. You may also revoke your proxy at any time before the meeting by notifying us in writing, or by subsequently authorizing the individuals designated by the Company to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included on your Notice.

If you attend the Annual Meeting in person, you will be asked to present photo identification and appropriate proof of ownership. See “Questions and Answers about the Annual Meeting and Voting - What do I need to do if I would like to attend the Annual Meeting” in the attached proxy statement for further instructions.

The Company must receive your vote, either by telephone, Internet or proxy card or voting form by 11:59 p.m. Eastern time on June 4, 2012. Internet and telephone voting facilities will close at 11:59 p.m. Eastern time on June 4, 2012.

By Order of the Board of Directors

Noah J. Hanft

Corporate Secretary

Purchase, New York

April 24, 2012

Your vote is very important. Please promptly vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included on your Notice or, if you receive a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or voting form. Voting by telephone, by Internet or by returning your proxy card or voting form in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting.

MasterCard Incorporated	2012 Proxy Statement

i

MasterCard Incorporated	2012 Proxy Statement

ii

MasterCard Incorporated	2012 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement (this “Proxy Statement”). This summary does not contain all the information that you should consider and you should read the entire Proxy Statement before voting. For more information on the 2011 financial and operating performance of MasterCard Incorporated (“MasterCard”, the “Company”, “we” or “our”), please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 16, 2012. The Form 10-K includes, on pages 41, 49 and 51, reconciliations of, and the reasons for presenting, the non-GAAP financial measures (presenting the exclusion of a special item of an approximately $770 million pre-tax charge (approximately $495 million after-tax charge) related to the U.S. merchant litigations) included in this summary and in the “Compensation Discussion and Analysis” below in this Proxy Statement.

2012 Annual Meeting of Stockholders

Date and Time June 5, 2012, 8:30 a.m., local time	Place MasterCard Incorporated Headquarters 2000 Purchase Street, Purchase, New York 10577
Record Date April 10, 2012	Voting Holders of shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) as of the record date are entitled to vote on all matters (each a “Class A Stockholder”).

Meeting Agenda and Voting Matters

Item		Board Vote Recommendation	Page Reference (for more detail)
1	Election of eight directors	FOR each Director nominee	12
2	Advisory approval of the Company’s executive compensation	FOR	80
3	Approve the Company’s Amended and Restated 2006 Non-Employee Director Equity Compensation Plan	FOR	81
4	Approve the Company’s Amended and Restated 2006 Long Term Incentive Plan	FOR	85
5	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2012	FOR	94

Members of the Board of Directors (including the Eight Nominees to be elected at the Annual Meeting)

Name	Age at Annual Meeting	Director Since	Primary Occupation	Committee Memberships
Ajay Banga	52	2010	President and Chief Executive Officer, MasterCard Incorporated	—
Silvio Barzi *	64	2008	Senior Advisor and former executive officer, UniCredit Group	HR, NCG
David R. Carlucci *	57	2006	Former Chairman and Chief Executive Officer, IMS Health Incorporated	HR (CH)
Steven J. Freiberg *	55	2006	Chief Executive Officer, E*TRADE Financial Corporation	A
Richard Haythornthwaite *	55	2006	Non-Executive Chairman, Network Rail	A, NCG (CH)
Nancy J. Karch *	64	2007	Director Emeritus, McKinsey & Company	A, NCG

MasterCard Incorporated	2012 Proxy Statement

Name	Age at Annual Meeting	Director Since	Primary Occupation	Committee Memberships
Marc Olivié *	58	2006	President and Chief Executive Officer, W.C. Bradley Co.	A, HR
Rima Qureshi *	47	2011	Senior Vice President and Business Unit Head – CDMA Mobile Systems, Ericsson	HR
José Octavio Reyes Lagunes *	60	2008	President – Latin America Group, The Coca-Cola Company	HR
Mark Schwartz *	57	2006	Chairman, MissionPoint Capital Partners LLC	A (CH) (F), NCG
Jackson P. Tai *	61	2008	Former Vice Chairman and Chief Executive Officer, DBS Group and DBS Bank Ltd.	A (F)
Edward Suning Tian *	48	2006	Chairman, China Broadband Capital Partners, L.P.	NCG
*	Independent Director
A	Audit Committee
HR	Human Resources and Compensation Committee
NCG	Nominating and Corporate Governance Committee
CH	Chair
F	Audit Committee Financial Expert

Chairman of the Board

2011 Financial and Operational Highlights

Over the past several years, MasterCard has had strong operational and financial performance, even despite challenging global economic and financial conditions. The Company’s performance over the past several years has resulted in the substantial appreciation of the Company’s stock price, from a $39 per share price at the time of the Company’s initial public offering, or IPO, in May 2006 to a closing stock price of approximately $425 per share as of April 10, 2012.

In 2011, MasterCard again had strong operational and financial performance, which included the following highlights:

•	Annual net revenue growth of 21.2% from 2010;
•

Improved net income by 30.0% versus 2010, excluding a special item of approximately $770 million related to the U.S. merchant litigations taken in the fourth quarter of 2011 (including the special item, net income improved by 3.3% versus 2010);

•	Improved operating margin to 51.9% in 2011 from 49.7% in 2010, excluding the special item above (including the special item, the operating margin was 40.4% for 2011);
•	Processed transactions increase of 18.1% versus 2010;
•	Gross Dollar Value, or GDV, growth of 16.1% on an annual basis;
•	Cross-border volume growth of 18.7% versus 2010; and
•	Maintenance of a strong capital position, including positive cash flow and $4.9 billion of cash, cash equivalents and available-for-sale securities as of December 31, 2011.

2011 Executive Compensation

We are asking our stockholders to approve, on an advisory basis, the Company’s executive compensation. The Board of Directors recommends that stockholders vote FOR the Company’s executive compensation because it believes that our executive compensation program and policies are effective in achieving the Company’s core principles discussed below. At last year’s annual meeting of stockholders, more than 94% of the votes cast on this proposal were in favor of our executive compensation program and policies. MasterCard’s executive compensation program is designed to attract, motivate and retain our executives, including our named executive officers, who are critical to the Company’s long-term success. Our compensation program is based upon and is designed to address three core principles, namely that: (1) executive officer goals are linked with customer and stockholder interests, (2) pay is performance-based, and (3) performance is rewarded in a competitive manner.

MasterCard Incorporated	2012 Proxy Statement

Our Human Resources and Compensation Committee (the “Compensation Committee”) makes decisions on executive compensation from a total direct compensation perspective. Total direct compensation is comprised of base salary, annual cash incentive and long-term, stock-based incentive compensation. We also provide other compensation to our named executive officers that is discussed more fully under “Executive Compensation” below. As the charts below demonstrate, the majority of our named executive officers’ target total direct compensation for 2011 was performance-based and at risk. In addition, our compensation program is weighted toward long-term equity awards rather than cash compensation in order to maximize retention and ensure that a substantial portion of our named executive officers’ compensation is directly aligned with stockholder interests.

Chief Executive Officer Target Total Direct Compensation Mix	Other Named Executive Officers Target Total Direct Compensation Mix

Some of the more recent compensation “best practices” we employ include the following:

•	Annual “say-on-pay” advisory vote for stockholders;
•	Significant stock ownership guidelines for executives and directors;
•	Prohibitions against hedging Company stock;
•	A clawback policy for material financial restatements;
•

Conditioning grants of long-term incentive awards on execution of a non-solicitation, non-competition and non-disclosure agreement, and inclusion of a clawback provision for violations of the non-solicitation, non-competition or non-disclosure covenants;

•	No tax “gross ups” in new employment agreements;
•	Phase-out of the supplemental retirement plan and U.S. pension plan, as well as elimination of the profit sharing plan for executives and other senior management; and
•	“Double-trigger” provisions for all plans that contemplate a change-in-control.

We provide additional detail about our executive compensation in our “Compensation Discussion and Analysis” below.

Other Voting Items

At the Annual Meeting, Class A Stockholders will also be asked to:

•

Approve the Company’s non-employee director plan, as amended and restated, which would provide additional flexibility and discretion to the Compensation Committee to determine the form, amount and terms of awards to non-employee directors (subject to Board ratification), including whether to provide alternative awards other than deferred stock units;

MasterCard Incorporated	2012 Proxy Statement

•	Approve the Company’s long term incentive plan, as amended and restated, to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code; and
•	Ratify our independent registered public accounting firm, PricewaterhouseCoopers, for 2012.

Important Dates for 2013 Annual Meeting of Stockholders

Proposals for inclusion in the Company’s proxy statement for the Company’s 2013 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Corporate Secretary of the Company no later than December 25, 2012.

Notice of a stockholder nomination for candidates for the Board of Directors or any other business to be considered at the Company’s 2013 annual meeting of stockholders must be received by the Company between February 5, 2013 and March 7, 2013.

MasterCard Incorporated	2012 Proxy Statement

MASTERCARD INCORPORATED

2000 Purchase Street

Purchase, New York 10577

April 24, 2012

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

We are providing this Proxy Statement and additional proxy materials in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of the Company of proxies to be voted at our 2012 Annual Meeting of Stockholders to be held at our headquarters at 2000 Purchase Street, Purchase, New York, on Tuesday, June 5, 2012 at 8:30 a.m. (local time), or at any adjournment or postponement thereof (the “Annual Meeting”).

How is MasterCard distributing proxy materials? Is MasterCard using the SEC’s “Notice and Access” rule?

Under SEC rules, we are furnishing proxy materials to our Class A Stockholders. On or about April 24, 2012, we expect to mail to our Class A Stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials online, and to make such materials available as of such date on www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. If you received a Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice about how you may request to receive a copy electronically or in printed form on a one-time or ongoing basis. We encourage Class A Stockholders to take advantage of the availability of the proxy materials on the Internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials.

In addition to this Proxy Statement, our proxy materials which we are making available to our Class A Stockholders include our 2011 Annual Report (the “Annual Report”) (which includes our Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”)), as filed with the SEC on February 16, 2012.

Copies of the Form 10-K, as well as other periodic filings by the Company with the SEC, are also available on our website at http://www.mastercard.com. The information included in our website is not incorporated herein by reference.

A copy of the proxy materials, including the Annual Report, will be furnished to you free of charge upon a request in writing to our Corporate Secretary or proxy solicitor at, respectively:

MasterCard Incorporated

Office of the Corporate Secretary

2000 Purchase Street

Purchase, New York 10577

Attention: Noah J. Hanft

Telephone: (914) 249-2000

Facsimile: (914) 249-4262

MasterCard Incorporated	2012 Proxy Statement

or

Georgeson Inc.

199 Water Street

26th Floor

New York, New York 10038

Telephone: (866) 541-3547

Who is entitled to vote at the Annual Meeting?

The Company has two classes of stock outstanding: Class A common stock and Class B common stock, par value $0.0001 per share (the “Class B common stock”). Except as may be required by the General Corporation Law of the State of Delaware (“Delaware Law”), holders of Class B common stock have no voting power and are not entitled to vote on the proposals presented to Class A Stockholders in this Proxy Statement. The Class A Stockholders are therefore the only stockholders entitled to notice of, and to vote on, proposals at the Annual Meeting or any adjournment or postponement thereof.

Class A Stockholders of record as of the close of business on April 10, 2012 (the “Record Date”) are entitled to vote their shares at the Annual Meeting or any adjournment or postponement thereof. Each share of Class A common stock is entitled to one vote per share on all matters on which stockholders are entitled to vote. The Record Date is established by the Board as required by Delaware Law and the Company’s amended and restated by-laws. As of the Record Date, 121,303,828 shares of Class A common stock were outstanding.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled for vote by Class A Stockholders at the Annual Meeting:

1.	Elect the eight nominees named in this Proxy Statement to serve on the Company’s Board of Directors as directors;
2.	Approve on an advisory basis the Company’s executive compensation;
3.	Approve the Company’s Amended and Restated 2006 Non-Employee Director Equity Compensation Plan;
4.	Approve the Company’s Amended and Restated 2006 Long Term Incentive Plan;
5	Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for 2012; and
6.	Act on any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

What is the quorum requirement for the Annual Meeting?

The presence in person or by proxy at the Annual Meeting of the holders of a majority of the outstanding shares of Class A common stock entitled to vote as of the Record Date on any of the proposals to be voted upon at the Annual Meeting will constitute a quorum at the Annual Meeting.

What is the difference between holding shares as a registered stockholder and holding shares in street name?

If your shares of Class A common stock are owned directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered a registered holder of those shares.

If your shares of Class A common stock are held by a broker, bank or nominee, you hold those shares in street name. Your broker, bank or other nominee will vote your shares as you direct.

MasterCard Incorporated	2012 Proxy Statement

If I hold shares in street name, does my broker need instructions in order to vote my shares?

Under rules of the New York Stock Exchange (the “NYSE”), if you hold shares of Class A common stock in street name and do not submit specific voting instructions to your brokers, banks or other nominees, they generally will have discretion to vote your shares on routine matters such as Proposal 5, but will not have discretion to vote your shares on non-routine matters such as Proposals 1, 2, 3 and 4. When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine and you do not provide any instructions, a broker non-vote occurs and, as a result, your shares will not be voted on these proposals.

Therefore:

•

on the non-routine proposals of election of directors (Proposal 1), advisory approval of our executive compensation (Proposal 2), approval of the Company’s Amended and Restated 2006 Non-Employee Director Equity Compensation Plan (Proposal 3) and approval of the Company’s Amended and Restated 2006 Long Term Incentive Plan (Proposal 4), your broker, bank or nominee will not be able to vote absent instruction from you; and

•

on the routine proposal of ratification of the appointment of PwC as the independent registered public accounting firm for the Company for 2012 (Proposal 5), your broker, bank or nominee may vote in their discretion absent instruction from you.

What are my voting choices for each matter, and how does the Board recommend that I vote?

Proposal		Voting Choices	Board Recommendation
1	Election of the eight nominees named in this Proxy Statement to serve on the Company’s Board as directors	With respect to each director nominee:	For election of all 8 director nominees

For Against Abstain

2	Advisory Approval of the Company’s Executive Compensation	For Against Abstain	For

3	Approval of the Company’s Amended and Restated 2006 Non-Employee Director Equity Compensation Plan	For Against Abstain	For

4	Approval of the Company’s Amended and Restated 2006 Long Term Incentive Plan	For Against Abstain	For

5	Ratification of the Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012	For Against Abstain	For

What vote is needed to elect directors?

Each of the nominees receiving the affirmative vote of a majority of the votes cast by Class A Stockholders will be elected to serve as a director. Abstentions by Class A Stockholders and broker non-votes will have no effect on the outcome of this proposal.

MasterCard Incorporated	2012 Proxy Statement

The election of the nominees is subject to the Board’s “majority voting” policy, regarding resignations by directors who do not receive a majority of “For” votes. Under this policy:

•	New director candidates who fail to receive a majority of votes cast in an uncontested election would fail to be elected.

•

To be re-nominated to serve on the Board of Directors, incumbent directors must submit irrevocable resignations to the Board of Directors that are effective only upon: (1) the director not receiving a majority of the votes cast in an uncontested election and (2) the Board of Directors’ subsequent acceptance of the proffered resignation. If an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Board of Directors would then evaluate and act on the proffered resignation within 90 days of the election, taking into account the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”).

•

Any vacancies resulting from the Board of Directors’ acceptance of a contingent resignation, or from the failure of a new director candidate to receive a majority of the votes cast in an uncontested election, may be filled by the Board of Directors.

•	Plurality voting (by which directors receiving the greatest number of votes cast are elected) continues to apply in the case of any contested elections.

The Board of Directors has received a contingent resignation from each of the eight director nominees included in this Proxy Statement.

What vote is required in order for the other matters to be voted upon at the Annual Meeting to be adopted?

Proposal		Voting Requirements	Effect of Abstentions	Effect of Broker Non-Votes
2	Advisory Approval of the Company’s Executive Compensation	Affirmative Vote of Majority of Votes Cast by Class A Stockholders (to be approved on an advisory basis)	No effect on outcome	No effect on outcome

3	Approval of the Company’s Amended and Restated 2006 Non-Employee Director Equity Compensation Plan	Affirmative Vote of Majority of Votes Cast by Class A Stockholders, provided that the total votes cast by Class A Stockholders on this proposal represents over 50% of all shares of Class A common stock entitled to vote on this proposal.	Against proposal (under NYSE rules)	No effect on outcome (assuming over 50% of all shares of Class A common stock are otherwise voted on this proposal)

4	Approval of the Company’s Amended and Restated 2006 Long Term Incentive Plan	Affirmative Vote of Majority of Votes Cast by Class A Stockholders, provided that the total votes cast by Class A Stockholders on this proposal represents over 50% of all shares of Class A common stock entitled to vote on this proposal.	Against proposal (under NYSE rules)	No effect on outcome (assuming over 50% of all shares of Class A common stock are otherwise voted on this proposal)

5	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012	Affirmative Vote of Majority of Votes Cast by Class A Stockholders	No effect on outcome	Not applicable –failure of beneficial owner or broker to vote shares will have no effect on outcome

MasterCard Incorporated	2012 Proxy Statement

With respect to Proposal 2 – Advisory Approval of the Company’s Executive Compensation, the results of this vote are non-binding and advisory in nature. We believe the results of the vote on our 2011 “say-on-pay” proposal, as discussed below, validate our executive compensation approach.

With respect to Proposal 5 – Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, although ratification is not required by applicable laws, our amended and restated by-laws or otherwise, the Board is submitting the selection of PwC to our Class A Stockholders for ratification because we value our stockholders’ view of the Company’s independent registered public accounting firm. The Audit Committee intends to carefully consider the results of this vote.

How do I vote my shares?

If you are a Class A Stockholder and you attend the Annual Meeting in person or send a representative to the meeting with a signed proxy, you or your representative may vote on your behalf. If you are unable to attend the Annual Meeting, you can ensure your vote is cast at the meeting by calling the toll-free telephone number or by using the Internet as described in the instructions included on the Notice. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning your proxy card or voting form. When a Class A Stockholder’s vote is authorized by telephone or Internet, or a proxy card or voting form is returned properly signed and dated, the vote will be cast in accordance with the instructions authorized by telephone or Internet or included on the proxy card or voting form, as applicable. If a Class A Stockholder does not authorize such vote by telephone or Internet, return a signed proxy card or voting form or attend the meeting in person or by representative and vote, no vote will be cast on behalf of that Class A Stockholder. The Notice and proxy card or voting form each indicates on its face the number of shares of Class A common stock registered in your name at the close of business on the Record Date, which number corresponds to the number of votes you will be entitled to cast at the meeting on each proposal. See “—Who is entitled to vote at the Annual Meeting” above for further discussion of the voting power of Class A common stock.

You are urged to follow the instructions on your Notice, proxy card or voting form to indicate how your vote is to be cast.

Pursuant to Section 212(c) of Delaware Law, Class A Stockholders may validly grant proxies over the Internet. Your Internet vote authorizes the proxies designated by the Company to vote your shares in the same manner as if you had returned a proxy card or voting form. In order to vote over the Internet, follow the instructions provided on your Notice.

What can I do if I change my mind after I vote my shares?

Any Class A Stockholder who authorizes its vote by telephone or by Internet or executes and returns a proxy card or voting form may revoke the proxy before it is voted by:

•	notifying in writing Noah J. Hanft, Corporate Secretary of MasterCard Incorporated, at 2000 Purchase Street, Purchase, New York 10577;

•	executing and returning a subsequent proxy;

•

subsequently authorizing the individuals designated by the Company to vote its interests by calling the toll-free telephone number or by using the Internet as described in the instructions included on its Notice; or

•	appearing in person or by representative with a signed proxy and voting at the Annual Meeting.

Attendance in person or by representative at the Annual Meeting will not in and of itself constitute revocation of a proxy. If you plan to vote your shares in person at the Annual Meeting, see the requirements set forth in “—What do I need to do if I would like to attend the Annual Meeting” below.

MasterCard Incorporated	2012 Proxy Statement

How are my shares voted by the proxies designated by the Company?

Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted in accordance with the Board recommendations indicated above. In the event you specify a different choice on the proxy, your shares will be voted in accordance with the specification you made.

Who bears the cost of soliciting votes for the Annual Meeting?

We will bear the costs of solicitation of proxies, including the cost of preparing, printing and mailing the Notice, this Proxy Statement and related proxy materials. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from Class A Stockholders by directors, officers, employees and agents of the Company in person or by telephone, facsimile or other appropriate means of communication. We have engaged Georgeson Inc. to solicit proxies on our behalf. The anticipated cost of Georgeson Inc.’s services is estimated to be approximately $25,000 plus reimbursement of reasonable out-of-pocket expenses. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to directors, officers and employees of the Company in connection with the solicitation. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to:

MasterCard Incorporated

Office of the Corporate Secretary

2000 Purchase Street

Purchase, New York 10577

Attention: Noah J. Hanft

Telephone: (914) 249-2000

Facsimile: (914) 249-4262

or

Georgeson Inc.

199 Water Street

26th Floor

New York, New York 10038

Telephone: (866) 541-3547

What is “Householding”?

The SEC has adopted rules that allow a company to deliver a single Notice or set of proxy materials to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings and reduces the amount of duplicate information stockholders receive. In accordance with notices sent to Class A Stockholders sharing a single address, we are sending only one Notice (or, if requested, one set of proxy materials) to that address unless we have received contrary instructions from a Class A Stockholder at that address. Any Class A Stockholders who object to, or wish to begin, householding may notify the Corporate Secretary of the Company orally or in writing at the telephone number or address, as applicable, set forth above. We will send an individual copy of the Notice and, if requested, proxy materials, to any Class A Stockholder who revokes its consent to householding within 30 days of our receipt of such revocation.

Who counts the votes?

Georgeson Inc. will act as inspector of election and certify the results.

How do I find out the voting results?

We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before June 11, 2012. The Form 8-K will be available at www.mastercard.com and on the SEC’s website at www.sec.gov.

MasterCard Incorporated	2012 Proxy Statement

What do I need to do if I would like to attend the Annual Meeting?

If you are a holder of record and plan to attend the Annual Meeting, please indicate this on your proxy card or voting form or by telephone or Internet when you vote. When you arrive at the meeting, you will be asked to present photo identification, such as a driver’s license. If you hold your shares in “street name,” typically through a brokerage account, you will also need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the meeting, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

For directions to the Annual Meeting, you may visit our website at http//:www.mastercard.com or call our Investor Relations Department at (914) 249-4564.

MasterCard Incorporated	2012 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s Board of Directors

The Board of Directors currently consists of twelve members. Each member of the Board of Directors is elected by the Class A Stockholders, voting separately as a class.

At the Annual Meeting, eight directors are to be elected to the Board of Directors. Each of the eight directors will serve for a term expiring at the next annual meeting of stockholders or until his or her successor is elected and qualified. The directors elected to the Board of Directors will automatically be appointed as members of the board of directors of our operating subsidiary, MasterCard International Incorporated (“MasterCard International”).

Phase-in of Declassification of Board

Pursuant to the Company’s amended and restated certificate of incorporation and amended and restated by-laws, a phase out of the classification of the Company’s Board of Directors commenced at the 2011 annual meeting of stockholders. Historically, the Board had been divided into three classes (Class I, Class II and Class III), with each class serving for a staggered, three-year term. Prior to the approval of the declassification of the Board in 2010, upon expiration of the term of a class of directors, directors in that class would be elected for three-year terms.

Continuing the phase-out this year, directors who are elected to succeed the eight directors whose terms expire at the Annual Meeting will be elected for a term expiring at the 2013 annual meeting of stockholders. The four directors whose terms do not expire this year will continue to serve out their full terms, which also will expire at the 2013 annual meeting. Accordingly, those directors nominated for re-election at the Annual Meeting who are elected and each of the continuing directors will serve until the Company’s annual meeting of stockholders in 2013, or until their successor is elected and qualified. Thereafter, directors elected to succeed those directors will be elected for a term expiring at the next annual meeting of stockholders following re-election or succession. This will result in the full declassification of the Board of Directors commencing with the 2013 annual meeting of stockholders.

Board Composition

In assessing the qualities of directors to serve as members of the Board of Directors, the Nominating Committee believes that directors should meet the highest standards of professionalism, integrity and ethics and be committed to representing the long-term interests of the Company’s stockholders. The Nominating Committee further believes all directors should possess strength of character and maturity in judgment. In addition, although the Board of Directors does not have a specific diversity policy, the Nominating Committee seeks to foster diversity on the Board of Directors by taking into account geographic diversity to reflect the geographic regions in which the Company operates in a manner approximately proportional to its business activity, as well as diversity of age, gender, race, ethnicity and cultural background. In selecting directors, the Nominating Committee also endeavors to have a Board of Directors representing a range of leadership and other experiences relevant to the Company’s global activities.

The following are key experiences, qualifications and skills that the Company’s directors bring to the Board of Directors and that the Nominating Committee believes are desirable in light of the Company’s business and structure:

•	Global business experience (including significant experience in the geographic regions in which the Company operates);

•	Leadership experience (including service as a chief executive officer and/or other senior executive level positions);

•	Relevant industry experience (including with the retail banking and payments industry, telecommunications, merchants and the consumer experience);

MasterCard Incorporated	2012 Proxy Statement

•	Finance experience;

•	Regulatory experience (including with governments and regulatory bodies);

•	Technology experience; and

•	Brand and marketing expertise and experience with consumer preference.

Important elements of each of the director’s experiences, qualifications and skills that the Board of Directors considered in leading it to conclude that each such individual should serve as a director of the Company is included within each of the biographies below under the caption “Director Qualifications.”

Nominees for Election as Directors

Each of the following nominees for election to the Board of Directors as a director has been approved by the Board of Directors for a term expiring at the 2013 annual meeting of stockholders:

Name	Last Elected:

Ajay Banga	2009

David R. Carlucci	2009

Steven J. Freiberg	2009

Richard Haythornthwaite (Chairman)	2009

Marc Olivié	2011

Rima Qureshi	2011

Mark Schwartz	2011

Jackson P. Tai	2011

Continuing Directors

The following directors have terms which do not expire at the Annual Meeting and are expected to serve on the Board of Directors until the expiration of their term at the 2013 annual meeting of stockholders:

Name	Last Elected:

Silvio Barzi	2010

Nancy J. Karch	2010

José Octavio Reyes Lagunes	2010

Edward Suning Tian	2010

Director Biographical Information and Experience

The following is biographical information for, and key experiences, qualifications and skills of, each member of the Board, including each nominee for director.

MasterCard Incorporated	2012 Proxy Statement

DIRECTORS

Name and Age at the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships

Richard Haythornthwaite, 55 Nominee at the Annual Meeting Chairman of the Board

Mr. Haythornthwaite is Chairman of the Company’s Board of Directors and has served on the Board of Directors since May 2006. Mr. Haythornthwaite is Non-Executive Chairman of Network Rail, President of PSI UK Ltd and an advisor to Star Capital Partners Limited. From 2006 until 2008, Mr. Haythornthwaite was a partner of Star Capital Partners Limited. From 2001 to 2005, Mr. Haythornthwaite served as Chief Executive Officer and Director for Invensys plc and from 1997 to 2001 he served as Chief Executive, Europe and Asia and then as Group Chief Executive for Blue Circle Industries plc (acquired by Lafarge SA in 2001). His prior positions include serving as a Director of Premier Oil plc, President of BP Venezuela, and General Manager, Magnus Oilfield, BP Exploration. Mr. Haythornthwaite is also Chairman of Southbank Centre Board. Within the last five years, Mr. Haythornthwaite has also served as a director of Land Securities Group plc.

Director Qualifications:

Global business, Leadership and Relevant industry experience – Former CEO of Invensys plc and Blue Circle Industries plc, large UK public and multinational corporations; senior level executive at BP; Chairman of the Board of Directors of MasterCard Incorporated since 2006.

Regulatory experience – Current Non-Executive Chairman of Network Rail, a UK rail infrastructure company; former Chairman of both the Risk and Regulation Advisory Council and the Better Regulation Commission, each in the UK; Chairman of the Board of Directors of MasterCard Incorporated.

Finance experience – Former member of the audit committee of Imperial Chemical Industries plc; former member of the audit committee of Cookson Group plc; active supervision of principal financial officer while Group Chief Executive of Blue Circle Industries plc and CEO of Invensys plc; extensive risk management experience as Non-Executive Chairman of Network Rail and former President of BP Venezuela; experience with financial operational rescue challenges as former CEO of Invensys plc; member of MasterCard Incorporated’s Audit Committee since May 2006.

Ajay Banga, 52 Nominee at the Annual Meeting President and Chief Executive Officer

Mr. Banga is President and Chief Executive Officer of MasterCard Incorporated and MasterCard International. Mr. Banga was appointed to the Company’s Board of Directors on April 12, 2010. Prior to becoming Chief Executive Officer on July 1, 2010, Mr. Banga served as President and Chief Operating Officer of MasterCard Incorporated and MasterCard International. In this capacity, his responsibilities included the Company’s relationships with its customers globally, including the delivery of products, services and marketing, and technology and operations. As President and Chief Executive Officer, Mr. Banga also leads the Company’s Executive Committee. Prior to joining MasterCard as President and Chief Operating Officer in August 2009, Mr. Banga served as Chief Executive Officer of Citigroup’s Asia Pacific region from March 2008 until August 2009. Since joining Citigroup in 1996, Mr. Banga had served in several positions of increasing responsibility, including Chairman and Chief Executive Officer of Citigroup’s International Global Consumer Group, Executive Vice President of Citigroup’s Global Consumer Group, President of Citigroup’s Retail Banking North America, business head for CitiFinancial and the U.S. Consumer Assets Division and division executive for the consumer bank in Central/Eastern Europe, Middle East, Africa, and India. Prior to joining Citigroup, Mr. Banga spent 13 years with Nestle India and two years with PepsiCo. Mr. Banga is currently a director, human resources and compensation committee chair and member of the finance committee for Kraft Foods Inc. and will serve in this capacity through Kraft’s May 2012 annual meeting. He is a member of The Council on Foreign Relations and The Economic Club of New York and is a fellow of the Foreign Policy Association. He is also a member of The Financial Services Roundtable, an industry organization, and is on the executive committee of the Business Roundtable, an association of chief executive officers of leading U.S. companies, where he chairs its Information and Technology Initiative. Mr. Banga is a member of the International Advisory Board of the Moscow School of Management, SKOLKOVO, and in April 2012 was elected Chairman of the U.S.-India Business Council. Within the last five years, Mr. Banga has also served on the boards of trustees of the Asia Society, the New York Hall of Science, Enterprise Community Partners, Inc. and the National Urban League and was a director for the Council for Economic Education.

Director Qualifications:

Global business, Leadership and Relevant industry experience – President and Chief Executive Officer of MasterCard Incorporated and MasterCard International since July 2010; President and Chief Operating Officer of MasterCard Incorporated and MasterCard International from August 2009 until July 2010; extensive senior level experience in the global retail banking and payments industry through various positions at CitiBank,N.A., including Chief Executive Officer of Citigroup’s Asia Pacific region; extensive senior level business experience in North America, Asia Pacific, Central/Eastern Europe, Middle East, Africa and India.

Brand and marketing expertise – marketing experience at Nestle India, a global food and beverage company; brand and marketing experience at PepsiCo, a global food and beverage company; director of Kraft Foods Inc., a global food company.

Finance experience – Active supervision of principal financial officer as Chief Executive Officer of MasterCard Incorporated and MasterCard International since July 2010; member of the finance committee at Kraft Foods Inc.

MasterCard Incorporated	2012 Proxy Statement

DIRECTORS

Name and Age at the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships

Silvio Barzi, 64 Continuing Director

Mr. Barzi has served on the Company’s Board of Directors since January 2008. Mr. Barzi previously served on the Company’s Board of Directors from April 2003 until May 2006 and again from June 2007 until January 2008 as a non-voting observer. He also served as a member of the MasterCard Europe Region board from 2001 until May 2006, and has been a member of the MasterCard European board since the Company’s initial public offering in May 2006. Mr. Barzi has served as Chairman of the MasterCard European board since June 2007. Mr. Barzi is the founder and, from June 2007 until his retirement in November 2010, was the Chairman of UniCredit Family Financing, a bank specializing in credit cards, consumer credit and mortgages and a wholly-owned subsidiary of the UniCredit Group. Mr. Barzi was Executive Vice President of UniCredit Group until his retirement at the end of 2009. From February 2001 until May 2007, he served as Chief Executive Officer of UniCredit Consumer Financing. Mr. Barzi is currently a Senior Advisor for the UniCredit Group. Prior to joining UniCredit Group in 2000, Mr. Barzi was a Vice President at Booz Allen & Hamilton. From 1995 until 1998, he worked for the Credit Suisse-Winterthur Group, where as Chief Operating Officer he was responsible for the merger and integration of six Italian-based insurance companies. From 1981 to 1995, Mr. Barzi was a partner in the Italian office and a leader within the European Financial Institutions and Information Technology practices of McKinsey & Company. Mr. Barzi serves as a director at SiNSYS and as non-executive Chairman at Perago Financial System Enablers (Pty) Ltd., both subsidiaries of the SIA Group.

Director Qualifications:

Global business, Leadership and Relevant industry experience – Senior executive experience in the retail banking and payments industry as founder and Chairman and former CEO of UniCredit Family Financing (formerly known as UniCredit Consumer Financing), the bank within UniCredit Group which specialized in credit cards, consumer credit and mortgages, and as Executive Vice President of UniCredit Group, a multinational bank operating throughout Central and Eastern Europe; director at SiNSYS, a European card processor; Non-executive Chairman at Perago Financial Systems Enablers (Pty) Ltd., a central banking applications software company located in South Africa.

Finance experience – Actively supervised principal financial officer as CEO of UniCredit Consumer Financing; Chief Operating Officer of Credit Suisse-Wintherthur Group, an insurance company; partner in the Italian office and leader within the European Financial Institutions and IT practices of McKinsey & Company, a consulting firm; member of MasterCard Incorporated’s Audit Committee from April 2008 to September 2011.

Technology experience – Partner in Italian office and leader within the Information Technology practice of McKinsey & Company, a consulting firm; former director at Quercia Software, a technology company.

David R. Carlucci, 57 Nominee at the Annual Meeting

Mr. Carlucci has served on the Company’s Board of Directors since May 2006. Mr. Carlucci is the Former Chairman and Chief Executive Officer of IMS Health Incorporated. He joined IMS Health Incorporated as President and Chief Operating Officer in October 2002. In January 2005, he was named Chief Executive Officer and President and he became Chairman and Chief Executive Officer in 2006. Mr. Carlucci was succeeded as Chief Executive Officer in September 2010 and he retired as Chairman in December 2010. From January 2000 until January 2002, before joining IMS Health Incorporated, Mr. Carlucci was General Manager of IBM Americas, which comprises all of IBM’s sales and distribution operations in the U.S., Canada and Latin America. Prior to that, he held roles of increasing responsibility at IBM, including General Manager of IBM’s S/390 Division from January 1998 to January 2000; Chief Information Officer from February 1997 to January 1998; General Manager, IBM Printing Systems Company from July 1995 to January 1997; Vice President, Systems, Industries and Services, Asia Pacific from January 1993 to July 1995; and Vice President, marketing and channel management, IBM Personal Computer Company—North America from February 1990 to December 1992. Within the last five years, Mr. Carlucci also served as a member of the advisory board of Mitsui USA.

Director Qualifications:

Global business, Leadership and Technology experience – Former Chairman and Chief Executive Officer of IMS Health Incorporated, a US-based multinational corporation which is a leader in providing market intelligence to the pharmaceutical and healthcare industries; several senior executive level positions at IBM, including operations and management experience in the U.S., Canada, Latin America and Asia Pacific.

MasterCard Incorporated	2012 Proxy Statement

DIRECTORS

Name and Age at the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships

Steven J. Freiberg, 55 Nominee at the Annual Meeting

Mr. Freiberg has served on the Company’s Board of Directors since September 2006. Previously, Mr. Freiberg served on the former U.S. region board of MasterCard from January 2001 until May 2006 and served as Chairman of the Company’s U.S. region board from 2004 until May 2006. Mr. Freiberg has served as Director and Chief Executive Officer of E*TRADE Financial Corporation since April 2010. From September 2005 until his retirement effective January 31, 2010, Mr. Freiberg served as Executive Vice President of Citibank N.A. From January 2009 until April 2009, Mr. Freiberg held the position of Chairman and Chief Executive Officer of Citi Holdings – Global Consumer. Prior to being appointed to this position in January 2009, he served as Chief Executive Officer of Global Cards for Citigroup. From 2005 until March 2008, Mr. Freiberg served as Chairman and Chief Executive Officer of Citigroup’s Global Consumer Group N.A. and Co-Chair of the Global Consumer Group. Prior to his appointment as Co-Chairman of the Global Consumer Group in 2005, Mr. Freiberg served as Chairman and Chief Executive Officer of Citi Cards from 2001 until 2005. Prior to that, Mr. Freiberg held positions of increasing seniority with Citigroup’s predecessor companies and affiliates since joining Citigroup’s Card Products Division in 1980. Additionally, he served on the board of directors of several of Citigroup’s affiliates, including Citibank N.A., Citicorp Credit Services Inc., Citicorp Investment Services, Citicorp Insurance Group, Citibank Trust N.A., Citibank FSB and the Citigroup Foundation. Mr. Freiberg also serves on the board of trustees of the March of Dimes and Hofstra University and the Leadership Council for New York City Habitat for Humanity. Within the last five years, Mr. Freiberg has also served on the boards of directors of Direct Marketing Association and Upromise.

Director Qualifications:

Global business, Leadership and Relevant industry experience – Extensive senior level experience on a global basis in the retail banking and payments industry through various positions at Citibank N.A., including various executive positions leading Citibank’s credit card and payments business; CEO of various units with Citigroup, including its global cards business; CEO of E*TRADE Financial Corporation.

Finance experience – Active supervision of principal financial officer as CEO of E*TRADE Financial Corporation; member of MasterCard Incorporated’s Audit Committee since September 2011.

Nancy J. Karch, 64 Continuing Director

Ms. Karch has served on the Company’s Board of Directors since January 2007. Ms. Karch is Director Emeritus of the consulting firm, McKinsey & Company, where she served as a senior partner from 1988 until 2000, and served in other capacities there beginning in 1974. She serves as a director and nominating and corporate governance committee chair for, and member of the audit committee of, Liz Claiborne Inc.; a director and member of the management development and compensation committee and chair of the nominating and corporate governance committee for Genworth Financial, Inc.; director and chair of the nominating and corporate governance committee for The Corporate Executive Board Company; and a director and a member of the audit committee of Kimberly-Clark Corporation. She is also a Trustee of The Westchester Land Trust and Northern Westchester Hospital, both not-for-profit organizations.

Director Qualifications:

Global business, Leadership and Relevant industry experience and Brand and marketing expertise – Extensive focus on merchants and retail industry, as well as strategy and marketing, for global clients as a former senior partner of McKinsey & Company, a global management consulting firm; merchant and retail experience through positions as a current director of Liz Claiborne Inc.; consumer marketing experience as a Board member of Kimberly-Clark Corporation and as a former director of several retail and retail-centric companies, including The Gillette Company and Toys ”R” Us Inc.; extensive experience as a director of U.S. public companies.

Finance experience – Former chair and current member of the audit committee of Liz Claiborne Inc.; director and audit committee member of Kimberly-Clark Corporation; director and former member of the audit committee of The Corporate Executive Board, a business research firm; director of Genworth Financial, Inc., a leading life insurance and financial services company; former member of the audit committees of The Gillette Company and Toys “R” Us Inc.; member of MasterCard Incorporated’s Audit Committee since February 2007.

MasterCard Incorporated	2012 Proxy Statement

DIRECTORS

Name and Age at the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships

Marc Olivié, 58 Nominee at the Annual Meeting

Mr. Olivié has served on the Company’s Board of Directors since May 2006. Mr. Olivié is President, Chief Executive Officer and a Director of W.C. Bradley Co. He is also the Chairman of MRO Management BVBA. From July 2007 to October 2008, he was Chief Executive Officer of MRO Management BVBA. From April 2005 to June 2007, Mr. Olivié was President and Chief Executive Officer of the Agfa-Gevaert Group. During that time, he also served as the Executive Director of the board of directors and Chairman of the Executive Committee of Agfa-Gevaert N.V. From 2004 to April 2005, Mr. Olivié was Executive Vice President of the Agfa-Gevaert Group. From 2001 to 2004, he was Senior Vice President and President, Global Bath and Kitchen Products for American Standard Companies Inc. Prior thereto, Mr. Olivié was President and Chief Executive Officer of Armstrong Floor Products for Armstrong Holdings, Inc. from 2000 to 2001 and of Armstrong Building Products for Armstrong Holdings, Inc. from 1996 to 2000. He also serves on the Board of Trustees for the Columbus State University Foundation, the Board of Directors of the Greater Columbus Georgia Chamber of Commerce and Columbus Mayor Teresa Tomlinson’s Passenger Rail Commission.

Director Qualifications:

Global business, Leadership, Relevant industry and Technology experience – Merchant experience as current CEO of W.C. Bradley Co., a privately held corporation which operates several consumer durables businesses and retail operations; former CEO of Agfa-Gevaert Group, a European multinational technology company; merchant experience as former President and CEO of Armstrong Floor Products and Armstrong Building Products for Armstrong Holdings, Inc. and as President, Global Bath and Kitchen Products for American Standard Companies, Inc.; extensive business experience in the U.S., Europe and the Middle East.

Finance experience – active supervision of principal financial officer as CEO of several corporations, including W.C. Bradley Co.; former President and CEO of the Agfa-Gevaert Group; member of MasterCard Incorporated’s Audit Committee since May 2006.

Rima Qureshi, 47 Nominee at the Annual Meeting

Ms. Qureshi was appointed to the Company’s Board of Directors in April 2011. Ms. Qureshi is Senior Vice President and Business Unit Head, CDMA Mobile Systems at Ericsson. She has served in this position since her appointment in January 2010. As of January 2012, Ms. Qureshi also serves as Chairperson of Ericsson’s Northern Europe, Russia and Central Asian Region. She previously served as Vice President, AT&T Improvement Program Manager for Ericsson North America from 2008 until 2009, and Vice President, Service Sales for Ericsson Canada in 2008. She served as Vice President and Head of Product Area Customer Support for Ericsson AB in Stockholm from 2004 until 2008. Ms. Qureshi also has served as head of Ericsson Response since 2006. Ms. Qureshi has held positions of increasing seniority within Ericsson in Canada and Sweden since joining the company in 1993. Before Joining Ericsson, Ms. Qureshi served as an IT Consultant at DMR Group Inc.

Director Qualifications:

Global business, Leadership, Relevant industry and Technology experience – Senior Vice President and Business Unit Head, CDMA Mobile Systems at Ericsson, a Stockholm-based world-leading provider of telecommunications equipment and related services to mobile and fixed network operators globally; proven leadership capabilities and responsibility for several thousand employees working in research and development, services and manufacturing as head of one of Ericsson’s four business units (comprised of businesses related to mobile telephony systems); positions in Canada and Sweden and numerous years of experience in the telecommunications and information technology industries in various segments of Ericsson’s business, including sales, product management, research and development, services, supply chain and inventory management.

MasterCard Incorporated	2012 Proxy Statement

DIRECTORS

Name and Age at the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships

José Octavio Reyes Lagunes, 60 Continuing Director

Mr. Reyes has served on the Company’s Board of Directors since January 2008. Mr. Reyes is President, Latin America Group at The Coca-Cola Company, a position he has held since December 2002. Mr. Reyes began his career at The Coca-Cola Company in 1980 at Coca-Cola de México as Manager of Strategic Planning. In 1987, he was appointed Manager of the Sprite and Diet Coke brands at corporate headquarters in Atlanta. In 1990, he was appointed Marketing Director for Brazil, and he later became Vice President of Marketing and Operations for Coca-Cola de México. Mr. Reyes became President for Coca-Cola de México in 1996. In September 2002, Mr. Reyes was named President of the North Latin America Division at Coca-Cola, comprising Mexico, Venezuela, Colombia, Central America and the Caribbean. Prior to joining Coca-Cola, Mr. Reyes spent five years with Grupo IRSA, a Monsanto Company joint venture. Mr. Reyes has been a member of the board of directors of Comex Paints since 2006 and is a member of the board of directors of Papalote Children’s Museum in Mexico City. He is also a member of the Mexico Advisory Board of the National Football League.

Director Qualifications:

Global business, Leadership and Relevant industry experience – Merchant and retail experience as current president of Latin America group of The Coca-Cola Company, a global leading multinational public company in the beverage industry.

Brand and marketing expertise – Former brand manager for The Coca-Cola Company, with marketing positions of increasing responsibility in North America and Latin America.

Mark Schwartz, 57 Nominee at the Annual Meeting

Mr. Schwartz has served on the Company’s Board of Directors since May 2006. Mr. Schwartz is Chairman of MissionPoint Capital Partners LLC. From late 2002 until early 2005, he served as a senior advisor to George Soros and then as President and Chief Executive Officer of Soros Fund Management LLC. From 1979 to 2001, Mr. Schwartz served in various positions at The Goldman Sachs Group, Inc., including as Chairman, Goldman Sachs Asia, from 1999 to 2001, Member, Management Committee, from 1998 to 2001, and President, Goldman Sachs Japan, from 1997 to 2001. Mr. Schwartz was a partner of The Goldman Sachs Group, Inc. from 1988 until he retired in 2001. Mr. Schwartz currently serves as a director of Softbank Corp. and Voltaix, LLC. He is a Trustee, member of the Executive Committee and Vice Chairman of the Audit Committee of NewYork-Presbyterian Hospital, member of the Executive Committee of the Morgan Stanley Children’s Hospital of NewYork-Presbyterian, and Chairman of the Columbia Presbyterian Health Sciences Advisory Council. He is a Trustee of Northern Westchester Hospital. He is also a Trustee of Massachusetts General Hospital, on the board of directors of the Ragon Institute of MGH, MIT and Harvard (formerly the Partners AIDS Research Center), and on the advisory board of the Center for Regenerative Medicine. At Harvard University, Mr. Schwartz is a member of the Dean’s Council at Harvard College, the Committee on University Resources Executive Committee, the New York Major Gifts Committee, the Dean’s Executive Committee of the Harvard Kennedy School and the Asia Center and Harvard China Fund Advisory Committees. Within the last five years, Mr. Schwartz has also served as a director of Harbor Point Limited, a private reinsurance company in Bermuda.

Director Qualifications:

Global business, Leadership and Relevant industry experience – Current Chairman of MissionPoint Capital Partners LLC, a multinational investment fund; former President and CEO of Soros Fund Management LLC, an investment fund; former partner of The Goldman Sachs Group, Inc., a leading investment bank, as well as former holder of various senior level leadership positions with Goldman Sachs, including positions in the Asia Pacific region and member of Goldman Sachs Management Committee.

Finance experience – In addition to Goldman Sachs and other experiences described above, current Vice Chairman of the Audit Committee of NewYork-Presbyterian Hospital; former Chairman of the Audit Committee of Northern Westchester Hospital; determined by MasterCard Incorporated’s Board of Directors to be an “audit committee financial expert” and Chairman of MasterCard Incorporated’s Audit Committee since September 2006.

MasterCard Incorporated	2012 Proxy Statement

DIRECTORS

Name and Age at the Annual Meeting	Position, Principal Occupation, Business Experience and Directorships

Jackson P. Tai, 61 Nominee at the Annual Meeting

Mr. Tai has served on the Company’s Board of Directors since September 2008. Mr. Tai is the former Vice Chairman and Chief Executive Officer of DBS Group and DBS Bank Ltd., having served as Chief Executive Officer from June 2002 until December 2007. Mr. Tai joined DBS Group in July 1999 as Chief Financial Officer, and subsequently served as President and Chief Operating Officer until his appointment as Chief Executive Officer. From June 1974 until July 1999, Mr. Tai held several management positions in the Investment Banking Division at J.P. Morgan & Co. Incorporated in New York, Tokyo and San Francisco. In January 2012, Mr. Tai became interim president and chief executive officer of privately-held Brookstone Inc., where he has been a director since August 2008 and chairman of the board since February 2009, as well as a member of the audit committee. Mr. Tai currently serves as a director and a member of the audit committee of each of Bank of China, Ltd., NYSE Euronext and Philips Electronics N.V. He also serves as a director and member of the audit committee and compensation and industrial relations committee of Singapore Airlines and a director and member of the executive committee of privately-held Cassis International Pte. Ltd. Within the last five years, Mr. Tai has also served as a director and chairman of the audit committee of the ING Groep NV supervisory board and has served on the board of directors of CapitaLand Limited and Singapore Telecommunications Limited. He has also served as a member of the Bloomberg Asia Pacific Advisory Board.

Director Qualifications:

Global business, Leadership, Relevant industry and Technology experience – Senior executive experience in the retail banking and payments industry as former Vice Chairman and Chief Executive Officer of DBS Group and DBS Bank, Ltd., a Singapore-based bank with operations throughout the Asia Pacific region; various additional leadership positions with DBS Group and DBS Bank, Ltd.; former director on ING Groep NV supervisory board, a global financial institution based in Europe with retail and commercial banking operations in the U.S. and Europe; merchant experience as interim president and chief executive officer and non-executive chairman of the board of directors of Brookstone, Inc., a privately-held U.S. specialty retailer, and as a director of Singapore Airlines; technology experience as a former director at Singapore Telecommunications Limited, a telecommunications company, Cassis International Pte. Ltd., a global telecommunications technology company and Philips Electronics N.V., a global health and well being company; engagement in global business issues and strategy as a director of NYSE Euronext, Netherlands-based Philips Electronics N.V., Singapore-based Singapore Airlines and Beijing-based Bank of China Ltd. and as a former director of Singapore-based CapitaLand Limited.

Finance experience – Former Chief Financial Officer of DBS Group and DBS Bank Ltd.; active supervision of principal financial officer as former CEO of DBS Group and DBS Bank, Ltd.; former chairman of the audit committee of the ING Groep NV supervisory board; member of the audit committees of Singapore Airlines, NYSE Euronext, Bank of China Ltd. and Philips Electronics N.V. and former member of the audit committees of Singapore Telecommunications Limited and Jones Lang LaSalle Incorporated, a public financial and professional real estate services firm; member of the audit committee of privately-held Brookstone, Inc.; several management positions in the Investment Banking Division at JP Morgan & Co. Incorporated; former member of the Tapestry Network’s European Audit Committee Leadership Network (which provides updates of changes in accounting principles and practices to audit committee chairmen); determined by MasterCard Incorporated’s Board of Directors to be an “audit committee financial expert”, a non-voting participant on MasterCard Incorporated’s Audit Committee from February 2009 to February 2011 and a member of MasterCard Incorporated’s Audit Committee since February 2011.

Edward Suning Tian, 48 Continuing Director

Mr. Tian has served on the Company’s Board of Directors since May 2006. Mr. Tian is the founder and Chairman of China Broadband Capital Partners, L.P. (“CBC Capital”) since February 2006. Prior to founding CBC Capital, Mr. Tian was the Vice Chairman and Chief Executive Officer of China Netcom Group Corporation (Hong Kong) Limited from November 2004 to May 2006. Mr. Tian also served as Vice President, China Network Communications Corporation Ltd., the parent company of China Netcom Group Corporation (Hong Kong) Limited during that period. From 1999 to 2002, Mr. Tian served as Chief Executive Officer of China Netcom Corporation Ltd. Mr. Tian was the Vice Chairman of the board of directors of PCCW Limited from 2005 to 2007. Mr. Tian was the co-founder and Chief Executive Officer of AsiaInfo-Linkage, Inc. (formerly known as AsiaInfo Holdings, Inc.) from 1993 to 1999. He is a member of the Harvard Business School Asia Advisory Committee, the Asia Business Council and the Asia Pacific Council of the Nature Conservancy. In addition, Mr. Tian has been a member of the board of directors of AsiaInfo-Linkage, Inc. since 1993, an independent non-executive director of Lenovo Group Limited since August 2007, a non-executive director of Media China Corporation Limited (formerly Asia Union New Media (Group) LTD) since January 2008 and an independent non-executive director of Taikang Life Insurance Company Limited since July 2008. Mr. Tian has also served as Senior Advisor to Kohlberg Kravis Roberts & Co., a private equity firm since November 2006.

Director Qualifications:

Global business, Leadership, Relevant industry and Technology experience – Founder and current Chairman of CBC Capital, a private equity fund primarily focused on investments in telecom, broadband, media and technology in China; former Vice Chairman and CEO of China Netcom Group Corporation (Hong Kong) Limited, a leading multinational telecommunications and international data communications operator in China and throughout the Asia Pacific region; co-founder, former CEO and current director of AsiaInfo-Linkage, Inc., a leading telecommunications and technology corporation in China; director of Lenovo Group Limited, a personal technology company; director of Media China Corporation Limited, a company engaged in advertising, content production and property investment in China.

MasterCard Incorporated	2012 Proxy Statement

Except as stated in the following sentence and unless contrary instructions are indicated by the stockholder by Internet, by telephone, on the proxy card or otherwise, the proxies designated by the Company intend to vote for each nominee for director listed above, each of whom has consented to being named in this Proxy Statement and to serving if elected. In the event that any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” EACH NOMINEE TO SERVE AS DIRECTOR.

MasterCard Incorporated	2012 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Qualifications of Directors

Our amended and restated certificate of incorporation and by-laws, as well as our Corporate Governance Guidelines, provide for the following qualifications for service as a member of the Board of Directors:

•

a person shall qualify for election and continued service as a director of the Company only if the Board has determined that such person shall not, except in the case of an Industry Director (as defined below) or a director who is an officer or employee of the Company or any of its subsidiaries, be a director, officer, employee or agent of, or represent or otherwise be affiliated with, a Member (as defined below) or a Similar Person (as defined below) or have been a director, officer, employee or agent of, or have represented or otherwise been affiliated with, a Member or Similar Person during the prior 18 months or otherwise have any business relationship with a Member or similar person that is material to such person. A “Member” is defined as any person that on May 30, 2006 was, or thereafter shall have become or shall become, a “Class A” (or principal) member or affiliate member of MasterCard International or licensee of any of the Company’s or MasterCard International’s brands, or an affiliate of any of the foregoing, whether or not such person continues to retain such status. A “Similar Person” is defined as any person that is an operator, member or licensee of any general purpose payment card system that competes with the Company, or any affiliate of such a person;

•

no director shall be a trustee, officer, employee or agent of, or represent or otherwise be affiliated with, The MasterCard Foundation, or have been a director, officer, employee or agent of, or represented, or otherwise been affiliated with The MasterCard Foundation during the prior three years or otherwise have a business relationship with The MasterCard Foundation that is material to such person; and

•

no director shall be a director, regional board director, officer, employee or agent of, or represent: (1) an entity that owns and/or operates a payment card program that is competitive with any of the Company’s comparable card programs, as determined in the sole discretion of the Board of Directors or (2) an institution that is represented on any board of such an entity.

If at any time an individual fails to satisfy the above qualifications, as determined by the Board of Directors in its sole discretion, such individual automatically, without further action of the director, ceases to be a director of the Company.

Each of our directors must also serve as a director of MasterCard International.

Our Corporate Governance Guidelines further provide that, to the extent practicable and subject to the Board of Directors’ fiduciary duties, the Nominating Committee should, when nominating directors for election (other than the chief executive officer) take into account the geographic diversity to reflect the geographic regions in which the Company operates in a manner approximately proportional to its business activity, as well as diversity of age, gender, race, ethnicity and cultural background.

Industry Directors and Officers or Employees of the Company

Our amended and restated certificate of incorporation and by-laws provide for a limited number of Industry Directors, as well as officers or employees of the Company, to serve on the Board of Directors. An “Industry Director” is defined as any director, other than a director who is an officer or employee of the Company or any of its subsidiaries, who is presently, or who has been, within the prior 18 months,

MasterCard Incorporated	2012 Proxy Statement

previously affiliated with a Member or Similar Person. Our amended and restated certificate of incorporation and by-laws provide for the following Board and committee composition with respect to Industry Directors and officers or employees of the Company:

•

The Board of Directors will be composed of directors at least 64% of whom are not Industry Directors. Further, the number of directors who are neither Industry Directors nor officers or employees of the Company will at all times be at least two greater than the number of directors who are either Industry Directors or officers or employees of the Company.

•

Up to one-third of the members of any Audit Committee, Compensation Committee, Nominating Committee or Executive Committee of the Board may be Industry Directors. No more than one Industry Director may serve on the Nominating Committee. No Industry Director shall participate in the process of nominating any person to serve as a director of the Company or selecting any person to serve as a director of The MasterCard Foundation.

The Board of Directors has deemed Messrs. Barzi, Freiberg and Tai to be Industry Directors.

A quorum will not be constituted unless directors who are neither Industry Directors nor officers or employees of the Company or any of its subsidiaries represent a majority of the directors present. Furthermore, our amended and restated certificate of incorporation provides that any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors will be filled only by a majority of the directors then in office who are not Industry Directors, although less than a quorum, or by a sole remaining director who is not an Industry Director, unless the Board of Directors will be composed only of Industry Directors, in which case any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors will be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Director Independence

Pursuant to the corporate governance listing standards of the NYSE, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating Committees) must be independent. The Board of Directors has adopted director independence standards, which are contained in the Company’s Corporate Governance Guidelines, to assist in its determination of director independence. The Corporate Governance Guidelines are available on the Company’s website at http://www.mastercard.com. No director will be considered “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). When making “independence” determinations, the Board of Directors broadly considers all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. When assessing the materiality of a director’s relationship with the Company, the Board of Directors considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In addition, the Board of Directors applies the independence standards set by the NYSE, which are generally tracked in the independence guidelines set forth in our Corporate Governance Guidelines.

The Board of Directors has determined that each of our directors other than Mr. Banga qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements adopted by the Board of Directors as set forth in our Corporate Governance Guidelines. In the course of its determination regarding the independence of each non-management director, the Board of Directors considered any transactions, relationships and arrangements as required by Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements adopted by the Board of Directors.

MasterCard Incorporated	2012 Proxy Statement

In particular, the Board of Directors considered the following relationships with respect to certain directors:

•	Ms. Karch is Director Emeritus of McKinsey & Company and a director of The Corporate Executive Board Company,

•

Mr. Barzi is a Senior Advisor and former executive officer of UniCredit Group (which wholly-owns UniCredit Family Financing of which Mr. Barzi is the founder and former chairman) and a director of SiNSYS (a subsidiary of the SIA Group),

•	Mr. Freiberg is a director and Chief Executive Officer of E*TRADE Financial Corporation, a member of the Leadership Council of New York City Habitat for Humanity and a director of the March of Dimes,

•	Mr. Haythornthwaite is Chairman of Southbank Centre Board,

•	Mr. Reyes is an executive officer of The Coca-Cola Company and a former member of the advisory board of Casa de la Amistad,

•

Mr. Tai is a director of NYSE Euronext, a director of Bank of China, Ltd., a director of Philips Electronics N.V., a director of Singapore Airlines (which owns SilkAir), a former director of CapitaLand Limited and a director of Cassis International Pte. Ltd., and

•	Mr. Tian is a former member of the International Business Council of the World Economic Forum.

Although service as a director or executive officer of another company alone is not a material relationship that would impair a director’s independence, the above listed relationships were reviewed by the Board of Directors. As to companies with which the Company has (or had) a business relationship and where a director is either currently or was recently an executive officer, sales to and/or purchases from these entities amounted to less than the greater of $1 million or 2% of that company’s consolidated gross revenues during each of 2011, 2010 and 2009. Specifically, in making its independence determination, the Board considered the following facts with respect to certain directors named above and their primary employment relationships:

•	the UniCredit Group made net payments for processing services to the Company in each of 2009, 2010 and 2011 in amounts equivalent to approximately 0.04% of the UniCredit Group’s 2011 total revenues;

•

E*TRADE Financial Corporation made payments to the Company for processing services, and MasterCard provided value to E*Trade with respect to services provided by MasterCard Advisors, in each of 2009, 2010 and 2011 in amounts that were less than an aggregate of $80,000 in each year; and

•

The Coca-Cola Company received payments from the Company in each of 2009, 2010 and 2011 for MasterCard PayPass program support in amounts that were less than $485,000 in 2009 and less than $140,000 in each of 2010 and 2011.

Accordingly, the Board determined that, during all relevant years, none of the relationships listed above were of an amount or nature to impede the exercise of independent judgment by any of Ms. Karch or Messrs. Barzi, Freiberg, Haythornthwaite, Reyes, Tai or Tian.

Nomination of Directors

Candidates for nomination to the Board of Directors are selected by the Nominating Committee, based on the Nominating Committee’s review of candidates in accordance with its charter. The Nominating Committee identifies potential new director candidates by recommendations from its members, other members of the Board of Directors, Company management and individual stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm (during 2011, the Nominating Committee used Egon Zehnder International for such services). The process by which the Nominating Committee evaluates candidates submitted by stockholders does not differ from the process it follows for evaluating other nominees.

MasterCard Incorporated	2012 Proxy Statement

As described above under “Proposal 1 – Election of Directors – General – Board Composition”, when considering the qualifications of a nominee, the Nominating Committee may take into account factors such as strength of character, maturity of judgment, leadership and experience relevant to the Company’s global activities and expertise/knowledge. In addition, although the Board of Directors does not have a specific diversity policy, the Corporate Governance Guidelines provide that the Nominating Committee should seek to foster diversity on the Board of Directors by taking into account geographic diversity to reflect the geographic regions in which the Company operates in a manner approximately proportional to its business activity, as well as diversity of age, gender, race, ethnicity and cultural background. The Nominating Committee also takes into account the extent to which the candidate would fill a present need on the Board of Directors. For additional information on the nomination process, see the charter for the Nominating Committee and the Company’s Corporate Governance Guidelines, both of which are located on the Company’s website at http://www.mastercard.com.

The nominees for re-election to the Board of Directors as directors at the Annual Meeting were approved by the Nominating Committee after evaluating their qualifications and their prior service on the Board of Directors. The Nominating Committee recommended each nominee for approval by the Board of Directors.

Stockholders may submit recommendations for nomination in writing to the Corporate Secretary of the Company at the address set forth above under “Questions and Answers about the Annual Meeting and Voting—Who bears the cost of soliciting votes for the Annual Meeting” not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. The Corporate Secretary will forward all bona fide recommendations received by such date to the Nominating Committee for its consideration. Stockholder recommendations should include:

•	the name and address of the stockholder making the recommendation, as it appears on the Company’s books, and of the beneficial owner, if any, on whose behalf the recommendation is being made,

•	the class and number of shares of the Company, which are owned beneficially and of record by such stockholder and/or such beneficial owner,

•	the candidate’s name and contact information,

•	a description of any relationship between the stockholder and the candidate,

•	a description of the candidate’s qualifications, and

•	a signed statement from the candidate that he or she is willing and able to serve as a director, and is qualified to so serve under the Company’s amended and restated by-laws, if elected.

The Nominating Committee may request such additional information from the recommended nominee or the stockholder as it deems appropriate.

Stockholders may also nominate directors for election pursuant to our amended and restated by-laws. See “Stockholder Proposals and Director Nominations” for a description of this process.

Board Leadership Str ucture

The Company has an independent non-executive Chairperson of the Board of Directors. The role of the Chairperson is to provide governance and leadership to the Board of Directors, including helping to organize the work of the Board of Directors and ensuring that its members have information to effectively carry out their responsibilities. Specifically, the Chairperson’s responsibilities include, among others things:

•	presiding over meetings of the Board of Directors and executive sessions of non-management and independent directors;

•	overseeing the adequacy of information available to directors;

MasterCard Incorporated	2012 Proxy Statement

•	coordinating feedback regarding issues discussed in executive session as well as performance to the Chief Executive Officer;

•

facilitating effective communication between the Board of Directors and our stockholders, including, among other things, by presiding over the annual meeting, and any special meetings, of stockholders;

•

working with the Chief Executive Officer and Corporate Secretary to facilitate clear communications by and between directors from different regions and representing different classes of stockholders; and

•	providing advice and counsel to the Chief Executive Officer.

The Board of Directors does not have a specific policy regarding the separation of the roles of Chairperson and Chief Executive Officer, as it believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. The Company has had a non-executive Chairperson since its IPO in May 2006, and the Board of Directors believes having separate Chief Executive Officer and Chairperson positions, and having an independent director serve as Chairperson, continues to be the appropriate leadership structure for the Company at this time. This structure enables the Chief Executive Officer to focus on operation of the Company’s business, while the independent Chairperson focuses on leading the Board in its responsibilities of acting in the best interests of the Company and its stockholders. The Board believes that the Company’s current leadership structure does not affect the Board’s role in risk oversight of the Company.

Independent or Non-Management Director Meetings

The non-management directors are afforded a regular opportunity to meet in executive session (and in the case of independent directors, at least annually), or more frequently upon request of any non-management or independent director. The Board of Directors holds regularly scheduled meetings in executive session without management present. The Chairperson of the Board of Directors ordinarily presides at such sessions.

Board Risk Oversight

The Board of Directors is responsible for overseeing the Company’s overall risk profile and management’s processes for managing risk. Through the Board’s oversight, it establishes and increases emphasis on a risk-aware culture throughout MasterCard. The Board of Directors oversees risk both as a full Board and through its committees. The Board recognizes that it is neither possible nor desirable to eliminate all risks. Hence, it encourages thoughtful risk-taking when achieving the Company’s objectives. The Board meets at least annually with management to specifically discuss the Company’s risk management process and assess the major risks on which the Company intends to focus in the next year. Throughout the year, the Board of Directors and appropriate committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. The Board of Directors considers management’s risk assessments and how key risks are managed as it evaluates the Company’s business strategy. Strategic and operational risks are also presented and discussed in the context of presentations to the Board of Directors at regularly scheduled Board meetings and during reports to the Board of Directors and its committees by the general counsel and other officers. Oversight of certain specific risks is delegated to designated committees of the Board of Directors. These delegations include:

•

The Audit Committee oversees risks relating to the financial statements and financial reporting and controls; internal controls; and legal, regulatory and compliance risks. The Audit Committee also has broader oversight of risk as described below.

•	The Compensation Committee oversees risks arising from the Company’s compensation policies and practices for all employees and non-executive directors.

MasterCard Incorporated	2012 Proxy Statement

•

The Nominating Committee oversees risks related to the Company’s governance structure and processes, litigation and other legal matters that could have a significant reputational impact on the Company and the Company’s public affairs, particularly with respect to matters that could have a significant reputational impact on the Company.

Oversight of risk by the Board of Directors and its committees builds upon, and is part of, our Enterprise Risk Management (“ERM”) program. The ERM program is integrated with the business and designed to ensure appropriate and comprehensive oversight and management of end-to-end risk. The ERM program leverages our business processes to, among other things, ensure: allocation of resources to appropriately address risk; establishment of clear accountability for risk management; and provision of transparency of risks to senior management, the Board of Directors and appropriate Board committees. Our ERM program seeks to accomplish these goals by: identifying, prioritizing and monitoring key risks; providing an independent view of our risk profile; and strengthening business operations by integrating ERM principles and continuing to create a risk-aware culture within MasterCard. MasterCard’s integrated risk management structure balances risk and return by having business units and central functions (such as finance and law) identify, own and manage risks, our executive officers set policy and accountability and the Board and committees provide oversight of the process.

As part of its oversight process and as set forth in its charter, the Audit Committee oversees and discusses with management and the Company’s independent registered public accounting firm the Company’s guidelines and policies with respect to risk assessment and risk management, as well as the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is provided at least annually with a report from the ERM function to monitor the status of the risk management process based on what is presented annually to the full Board. The Audit Committee also meets with management of business units and central functions on a rotating basis to discuss the strategies of such units from a risk perspective. The Audit Committee also reports to the Board with respect to internal controls, and approves audit plans based on a risk-based methodology and evaluation.

The Compensation Committee reviews and assesses the Company’s compensation policies and practices for all employees. Throughout the year, when establishing compensation program elements, making awards and determining final payouts for incentive compensation, the Compensation Committee considers the relationship of the Company’s risk oversight practices to employee compensation policies and practices for all employees (including non-executive officers), including whether the Company’s compensation programs create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company. The Compensation Committee’s assessment of risk is further discussed below under “Executive Compensation – Compensation, Discussion and Analysis – Risk Assessment.”

Documents Available

The Company’s Corporate Governance Guidelines and Supplemental Code of Ethics, as well as the charters of the Board committees can be found on the Company’s website at http://www.mastercard.com.

MasterCard Incorporated	2012 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors, each of which is described below. Each of these committees operates under a written charter, which is available to our stockholders through our website at http://www.mastercard.com. The current membership for each of these committees is as follows:

Name (1)	Audit (2)	Human Resources and Compensation (3)	Nominating and Corporate Governance
Silvio Barzi (4)	—
David R. Carlucci	—	Chair	—
Steven J. Freiberg (5)		—	—
Richard Haythornthwaite		—	Chair
Nancy J. Karch		—
Marc Olivié			—
Rima Qureshi (6)	—		—
José Octavio Reyes Lagunes	—		—
Mark Schwartz	Chair	—
Jackson P. Tai (7)		—	—
Edward Suning Tian	—	—
Number of Total Meetings in 2011	9	8	4

(1)	Each committee member has been determined by the Board to qualify as independent within the meaning of Section 303A.02 of the NYSE Listed Company Manual.
(2)	Each member of the Audit Committee has been determined by the Board to qualify as independent under the independence criteria established by the SEC. The Board of Directors has also determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies as defined in the NYSE corporate governance guidelines. The Board of Directors has identified both Mr. Schwartz and Mr. Tai as “audit committee financial experts” under the applicable SEC rules based on their experience and qualifications.
(3)	Each member of the Compensation Committee is a non-employee director for purposes of Rule 16b-3 under the Exchange Act and an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
(4)	Mr. Barzi served on the Audit Committee from April 8, 2008 until September 21, 2011. He joined both the Compensation Committee and the Nominating Committee on February 8, 2011.
(5)	Mr. Freiberg joined the Audit Committee on September 21, 2011.
(6)	Ms. Qureshi joined the Compensation Committee on September 21, 2011.
(7)	Mr. Tai was a non-voting participant on the Audit Committee until February 8, 2011, when he became a voting member. He served on the Nominating Committee from February 3, 2009 until February 8, 2011.

Committee Descriptions

Audit

The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities. Among other things, it reviews the activities, results and effectiveness of the Company’s internal audit function and independent registered public accounting firm, confirms the independence of the independent registered public accounting firm and oversees the quality of the Company’s internal controls. The Audit Committee also reviews the Company’s key risks and controls and its quarterly and annual financial statements.

MasterCard Incorporated	2012 Proxy Statement

Nominating and Corporate Governance

The Nominating Committee considers and nominates individuals to serve as directors of the Company and performs the other functions set forth in its charter. See “Board of Directors and Corporate Governance — Nomination of Directors” for a description of the process pursuant to which the Nominating Committee nominates directors and the process pursuant to which stockholders may recommend candidates as nominees for election as director.

Human Resources and Compensation

The Compensation Committee is primarily responsible for, among other things:

•

reviewing annually and approving our compensation and benefits philosophy and strategy to ensure that our employees are treated equitably and rewarded appropriately for their contributions to the Company’s growth and profitability;

•	ensuring that our executive compensation strategy supports the Company’s objectives and links the interests of executives closely to those of our stockholders;

•	reviewing the Company’s compensation and benefit policies and programs, including design, administration, participation and compliance;

•

reviewing and approving company-wide annual and long-term cash or equity incentive compensation plans (subject, where appropriate, to stockholder or Board approval) and ensuring they are administered in a manner consistent with our rewards strategy;

•

reviewing and approving corporate goals and objectives for our Chief Executive Officer and other executive officers’ compensation, including annual and long-term performance objectives and compensation or benefit plans;

•

reviewing and approving with the Chief Executive Officer, his recommendations with respect to the individual elements of total direct compensation (base salary, annual bonus and long-term incentive) for our executive officers and key management other than the Chief Executive Officer;

•	reviewing annually and determining total compensation for our Chief Executive Officer and evaluating his performance against established goals and objectives;

•	ensuring that appropriate processes are in place to aid succession planning and development strategies for senior level positions and executive officers; and

•

reviewing and discussing with management the Company’s compensation discussion and analysis and, if appropriate, recommending to the Board that it be included in its annual report, proxy statement and/or other filings with the SEC.

In addition, the Compensation Committee approves the compensation of each of the Company’s non-employee directors and executive officers, including the named executive officers listed in the Summary Compensation Table in this Proxy Statement. The Compensation Committee also has exclusive authority to grant equity awards to non-employee directors and executive officers of the Company. Our Chief Executive Officer will generally recommend to the Compensation Committee compensation decisions for the executive officers other than himself. The Compensation Committee also delegates specified administrative functions under the Company’s employee benefit plans to certain officers of the Company, including the Company’s Chief Human Resources Officer. The Compensation Committee regularly reviews the Company’s executive compensation and benefits policies, programs and practices and monitors applicable new rules and evolving best practices concerning executive compensation.

The agenda for meetings of the Compensation Committee is determined by the Chairperson of the Compensation Committee with the assistance of the Company’s Chief Human Resources Officer. Compensation Committee meetings are regularly attended by the members of the Compensation Committee, the Company’s Chief Executive Officer and the Company’s Chief Human Resources Officer.

MasterCard Incorporated	2012 Proxy Statement

Generally, the Compensation Committee also meets in executive session. The Chairperson of the Compensation Committee reports to the Board of Directors on the Compensation Committee’s decisions concerning, among other things, compensation of the Company’s non-employee directors and executive officers. At the end of each year, the Compensation Committee reviews and makes decisions on the elements and amount of compensation for our named executive officers. Additionally, the Compensation Committee approves the funding for the long-term incentive grants and annual cash-based incentive plans. The Compensation Committee has the sole authority with respect to the selection, retention, approval of fees and replacement of any compensation consultants to provide independent advice to the Compensation Committee. The Compensation Committee retains its own outside compensation consultant which reports directly to the Compensation Committee. Beginning on January 1, 2011, the Compensation Committee engaged the services of Frederic W. Cook & Co. to provide executive compensation consulting services. During 2011, Frederic W. Cook & Co. did not provide any additional services to the Company.

For more information on the Company’s processes and procedures for the consideration and determination of executive and non-employee director compensation, including the role of executive officers and the compensation consultant, see the “Compensation Discussion and Analysis” section in this Proxy Statement.

MasterCard Incorporated	2012 Proxy Statement

ATTENDANCE AT MEETINGS

Attendance at Meetings by Directors

The Board of Directors held five meetings during 2011. During 2011, each director attended 75 percent or more of the aggregate of: (a) the total number of meetings of the Board of Directors held during the period when he or she was a director and (b) the total number of meetings held by all Committees of the Board of Directors on which such director served during the period when he or she was a director. The number of meetings held by each Committee during 2011 is set forth in the chart above under “Committees of the Board of Directors”.

Attendance at Annual Meetings

The Company encourages directors to attend its annual meeting of stockholders and endeavours to hold Board and/or committee meetings on the same date as the Company’s annual meeting of stockholders in order to increase the number of directors who attend the annual meeting. All 12 members of the Board of Directors attended the 2011 annual meeting of stockholders.

STOCKHOLDER AND OTHER THIRD-PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Communications with the Board of Directors

Stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including, without limitation, the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any committee of the Board of Directors or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence can be sent by e-mail to General_Counsel@mastercard.com or by mail to MasterCard Incorporated, Board of Directors at the address set forth above under “Questions and Answers about the Annual Meeting and Voting — Who bears the cost of soliciting votes for the Annual Meeting”.

The Company’s General Counsel, or in his absence, another member of the Company’s Law Department, opens all communications received for the sole purpose of determining whether the contents represent a message to the directors. All correspondence that is not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

If a complaint or concern involves (1) accounting, internal accounting controls and auditing matters, (2) possible violations of, or non-compliance with, applicable legal and regulatory requirements, (3) possible violations of the Company’s Supplemental Code of Ethics for the Chief Executive Officer and senior officers or (4) retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, the correspondence will be forwarded to the chair of the Audit Committee. If no particular director is named, such communication will be forwarded, depending on the subject matter, to the chair of the Audit, Compensation or Nominating Committee, as appropriate.

MasterCard Incorporated	2012 Proxy Statement

Whistleblower Procedures

Stockholders, employees and others may also report complaints and concerns regarding accounting, internal accounting controls, auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements, possible violations of the Company’s Supplemental Code of Ethics for the Chief Executive Officer and senior officers, or retaliatory acts against employees who make such a complaint or assists in the investigation of such a complaint in accordance with the Company’s Whistleblower Procedures. The General Counsel of the Company is responsible for keeping a docket of all reports received under the Company’s Whistleblower Procedures and summarizing the nature of the complaint and other relevant information. The General Counsel will report any recent developments of items listed on the docket in reasonable detail to the Chairperson of the Audit Committee (and, if the Chairperson so directs, to the full Audit Committee) at or in advance of each regularly scheduled meeting. The Company’s Whistleblower Procedures can be found on its website at http://www.mastercard.com.

EXECUTIVE OFFICERS OF THE COMPANY

Biographical data for the current executive officers of the Company (“Executive Officers”) is set forth below, excluding Mr. Banga, which is included above under “Proposal 1 – Election of Directors.” Each Executive Officer serves at the discretion of the Chief Executive Officer or the Board of Directors. Each Executive Officer is a member of the Company’s Executive Committee, which manages the Company’s corporate performance and develops corporate strategy. Walter Macnee, who served as President, International Markets from January 2009 until August 2011, now serves as Vice Chairman in the office of the CEO and as an advisor to the Executive Committee.

Ms. Cairns

Ann Cairns, age 54, is President, International Markets for MasterCard Incorporated and MasterCard International. In this capacity, she is responsible for MasterCard customer-related activities outside the U.S. Prior to joining MasterCard in August 2011, Ms. Cairns was a managing director and head of the Financial Industry Services Group for Europe with Alvarez & Marsal in London. From 2008 to 2011, Ms. Cairns led the European team managing the estate of Lehman Brothers Holdings International through the Chapter 11 process. From 2002 until 2008, Ms. Cairns was CEO, Transaction Banking at ABN-AMRO in London, where she managed a global business with over €5 billion in revenue in 50 countries, covering the commercial, retail and financial institutions segments, and reported to the Group Board and served on the bank’s Executive Committee. Prior to joining ABN-AMRO, Ms. Cairns spent 15 years with Citigroup in a variety of senior operational roles, including Chief Operating Officer, e-Business, where she led U.S., European and Japanese operations.

Mr. Flood

Gary J. Flood, age 53, is President, Global Products and Solutions for MasterCard Incorporated and MasterCard International. In this capacity, he has responsibility for the products and services that the Company delivers to its customers. Prior to being appointed to his current position in November 2007, Mr. Flood was Executive Vice President of Global Account Management for the Company. In this capacity, Mr. Flood oversaw the Company’s efforts to support its largest global customers. Previously, Mr. Flood was Senior Vice President of Consumer Card Product Management and Development, where he spent four years directing all MasterCard consumer credit programs in the United States. Mr. Flood joined the Company in 1986 as Regional Marketing Director. Before joining the Company, he was National Sales Manager for Citicorp’s Merchant Business.

MasterCard Incorporated	2012 Proxy Statement

Mr. Hanft

Noah J. Hanft, age 59, is General Counsel, Corporate Secretary and Chief Franchise Integrity Officer of MasterCard Incorporated and MasterCard International. In this capacity, he is responsible for legal affairs and public policy, serves as the Company’s chief compliance officer and, since 2007, has also had responsibility for MasterCard’s franchise development function and MasterCard’s Payment System Integrity function, which includes Fraud Management, Security and Risk Services and Global Product and Information Security. He was appointed as General Counsel and Corporate Secretary of the Company in October 2000. Mr. Hanft has served in various increasingly senior positions at the Company since 1984, except for 1990 to 1993, when he was Senior Vice President and Assistant General Counsel at AT&T Universal Card Services Corp. Prior to joining MasterCard, Mr. Hanft was associated with the intellectual property law firm of Ladas & Parry in New York. He began his career as an attorney with the Legal Aid Society and now serves as a member of its board of directors. Mr. Hanft is also a member of the board of directors of The Network for Teaching Entrepreneurship.

Ms. Hund-Mejean

Martina Hund-Mejean, age 51, is Chief Financial Officer of MasterCard Incorporated and MasterCard International. Prior to becoming Chief Financial Officer in November 2007, Ms. Hund-Mejean served as Senior Vice President and Treasurer of Tyco International Ltd from December 2002 until November 2007. From 2000 to 2002, she was Senior Vice President and Treasurer of Lucent Technologies Inc. (now Alcatel-Lucent). Ms. Hund-Mejean held a series of finance positions of increasing responsibility at General Motors Corporation, both in the U.S. and U.K., including Assistant Treasurer from 1998 to 2000. She began her corporate career as a credit analyst at Dow Chemical in Frankfurt, Germany. Ms. Hund-Mejean is a director and member of the audit committee of Prudential Financial, Inc., a financial services company, and is also a member of the Board of Trustees of The University of Virginia Darden School Foundation.

Mr. Macnee

Walter M. Macnee, age 57, is Vice Chairman for MasterCard Incorporated and MasterCard International. In this capacity, he oversees various senior client, government and merchant relationships and plays a central role in steering the Company’s strategy toward the wider merchant community and other key stakeholders in the payments industry. Prior to being appointed to his current position, Mr. Macnee was President, International Markets, with responsibility for all markets and customer-related activities outside of the United States from January 2009 until August 2011. From November 2007 until January 2009, Mr. Macnee was President Global Markets. From 2006 until November 2007, Mr. Macnee was President of the Americas, with responsibility for building all aspects of the Company’s issuance and acceptance business in the United States, Canada, Latin America and the Caribbean. From 2001 to 2004, Mr. Macnee was President of MasterCard Canada. From 2004 to 2006, Mr. Macnee served as Executive Vice President, Canadian Imperial Bank of Commerce, in Toronto. Previously, he spent 18 years with Toronto Dominion Bank.

Mr. McWilton

Chris A. McWilton, age 53, is President, U.S. Markets for MasterCard Incorporated and MasterCard International. Prior to being appointed to his current position, Mr. McWilton was President, Global Accounts from November 2007 until January 2009. From October 2003 until November 2007, Mr. McWilton was Chief Financial Officer of the Company. Prior to Mr. McWilton’s appointment as Chief Financial Officer in October 2003, he served as Senior Vice President and Controller of the Company. Prior to January 2003, Mr. McWilton was a partner at KPMG LLP, an international accounting and tax firm, where he specialized in financial and SEC reporting matters. Mr. McWilton joined KPMG LLP in 1980 and was elected to the partnership in 1992.

MasterCard Incorporated	2012 Proxy Statement

Mr. Reeg	Robert Reeg, age 55, is President, MasterCard Technologies of MasterCard Incorporated and MasterCard International. In this role, Mr. Reeg oversees MasterCard’s strategic processing platform, global network and quality of operations and is based at the Company’s MasterCard Technologies headquarters in St. Louis, Missouri. Prior to being appointed to his current position, Mr. Reeg served as Chief Technology Officer for MasterCard from 2005 until May 2008. In this role, he was responsible for all computer operations, network engineering, technology architecture, database management, program management, and testing/software quality. From joining the Company in April 1995 until 2005, Mr. Reeg served in various increasingly senior positions at the Company. Prior to joining MasterCard in April 1995, Mr. Reeg held IT and business leadership positions with Sprint Corp., Cleveland PneumaticP, Totco Inc. and Conoco Inc. Mr. Reeg serves on the University of Missouri-St. Louis Leadership Council, Washington University’s Professional Degree Programs Academic Advisory Board, and the United Way of Greater St. Louis’ Technology Committee. In addition, he serves on the board of directors for Junior Achievement USA.

Ms. Voquer	Stephanie E. Voquer, age 60, is Chief Human Resources Officer of MasterCard Incorporated and MasterCard International. In this capacity, she is responsible for Global Human Resources, which includes the corporate and regional Human Resources functions. Prior to assuming this role, Ms. Voquer was responsible for Global Strategy and Operations for the Company from October 2007 to June 2008 and was the group head of Human Resources, MasterCard Europe, based in Waterloo, Belgium from February 2005 to September 2007. Prior to joining MasterCard in February 2005, Ms. Voquer served as director, Human Resources for Europe/Middle East/Africa (EMEA) for Avaya Communications from May 2001 to January 2005 (based in Belgium) and was the director of Human Resources Operations, Global Services, for IBM Europe, Middle East and Africa in Paris, France from May 1997 to April 2001. Prior to assuming the HR leadership role at IBM Global Services in Europe, Ms. Voquer spent two years at IBM’s corporate headquarters in Armonk, New York. She is a member of the Global Human Resources Roundtable Group.

CODE OF CONDUCT AND SUPPLEMENTAL CODE OF ETHICS

The Company has a written Code of Conduct that applies to all executive officers, employees and directors of the Company and provides a statement of the Company’s policies and procedures for conducting business legally and ethically. In addition, the Company has adopted a written Supplemental Code of Ethics that applies only to the Chief Executive Officer, the President, the Chief Financial Officer, the Controller and certain other senior officers of the Company and its subsidiaries, including those who serve in financial accounting, treasury, tax and legal advisory roles. Both the Code of Conduct and the Supplemental Code of Ethics are posted on our website at http://www.mastercard.com and are available free of charge to any person who requests them by writing to the Corporate Secretary, MasterCard Incorporated, 2000 Purchase Street, Purchase, NY 10577.

MasterCard Incorporated	2012 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our voting securities by each person known to us to beneficially own more than five percent of any class of our voting securities, unless otherwise indicated, as of the Record Date.

Name and Address of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned	Percent of Total Outstanding Class A Common Stock Beneficially Owned
The MasterCard Foundation (1) 2 St. Clair Avenue East Suite 301 Toronto, Ontario M4T 2T5	12,819,395	10.6%

FMR LLC (2) 82 Devonshire Street Boston, MA 02109	7,293,279	6.0%

T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	6,348,852	5.2%

(1)	Stock ownership for The MasterCard Foundation is based on a Form 4 filed with the SEC on February 6, 2012. Based on a Schedule 13G/A filed with the SEC on February 2, 2012, The MasterCard Foundation has sole voting and dispositive power with respect to the shares of Class A common stock.

(2)	Based on a Schedule 13G filed with the SEC on February 14, 2012, Fidelity Management & Research Company is the beneficial owner of 6,925,810 shares of Class A common stock. Edward C. Johnson and FMR LLC each have sole dispositive power with respect to these shares. Voting power for shares owned directly by the Fidelity Funds resides with the Funds’ Boards of Trustees. Fidelity Management Trust Company is the beneficial owner of 34,306 shares of Class A common stock, with respect to which Edward C. Johnson and FMR LLC each has sole voting and sole dispositive power. Strategic Advisers, Inc. is the beneficial owner of 122,419 shares of Class A common stock, which FMR LLC beneficially owns. Pyramis Global Advisors Trust Company is the beneficial owner of 57,153 shares, of which Edward C. Johnson and FMR LLC each has sole power to dispose of 57,153 shares and sole power to vote 55,223 shares. FIL Limited is the beneficial owner of 153,591 shares, and FMR LLC made its filing on Schedule 13G on a voluntary basis as if it beneficially owned such shares on a joint basis with FIL Limited. FIL has sole dispositive power with respect to these shares, sole voting power with respect to 148,991 of these shares and no voting power with respect to 4,600 of these shares. FMR LLC, Fidelity Management & Research Company, Fidelity Management Trust Company and Strategic Advisers, Inc., share the address listed above. The address for Pyramis Global Advisors Trust Company is 900 Salem Street, Smithfield, Rhode Island, 02917. FIL Limited’s address is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(3)	Based on a Schedule 13G/A filed with the SEC on February 10, 2012 and explanatory information provided to MasterCard by T. Rowe Price Associates, Inc., these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

MasterCard Incorporated	2012 Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows, as of the Record Date, all shares of our Class A common stock beneficially owned by each director, each named executive officer listed on the “Summary Compensation Table” and all directors and executive officers as a group. Such shares consist of:

•	the number of shares of Class A common stock directly or indirectly owned;
•	shares of Class A common stock that could have been acquired through the exercise of options to purchase shares of Class A common stock exercisable within 60 days of that date; or
•	any other stock awards that would vest within 60 days of that date, including restricted stock units and deferred stock units (“DSUs”).

Unless otherwise indicated, each of the named individuals and each member of the group have sole voting power and sole investment power with respect to the shares beneficially owned. The number of shares beneficially owned, as that term is defined by Rule 13d-3 under the Exchange Act, by all directors and executive officers as a group as of the Record Date and each director and named executive officer individually is less than 1% of the Company’s outstanding shares of Class A common stock. No director or executive officer beneficially owns, either directly or indirectly, any shares of Class B common stock.

	Shares of Class A common stock Beneficially Owned

Name	Shares of Class A common stock Directly and Indirectly Owned (a)	Stock Options Exercisable, Restricted Stock Units Vesting and Deferred Stock Units Receivable Within 60 Days (b)(1)	Total Shares of Class A common stock Beneficially Owned (includes shares, stock options, restricted stock units and deferred stock units from columns (a) and (b)) (c)

Ajay Banga	4,371	49,488	53,859

Silvio Barzi	204	1,746	1,950

Ann Cairns	—	—	—

David R. Carlucci	3,262	1,746	5,008

Gary J. Flood	12,943	—	12,943

Steven J. Freiberg	2,042	1,746	3,788

Richard Haythornthwaite	2,867	2,620	5,487

Martina Hund-Mejean	13,041(2)	26,794	39,835(2)

Nancy J. Karch	290	1,746	2,036

Chris A. McWilton	9,410(3)	12,003	21,413(3)

Marc Olivié	3,262	1,746	5,008

Rima Qureshi	—	426	426

José Octavio Reyes Lagunes	194	1,746	1,940

Mark Schwartz	7,262	1,746	9,008

Jackson Tai(4)	—	1,421	1,421

MasterCard Incorporated	2012 Proxy Statement

	Shares of Class A common stock Beneficially Owned

Name	Shares of Class A common stock Directly and Indirectly Owned (a)	Stock Options Exercisable, Restricted Stock Units Vesting and Deferred Stock Units Receivable Within 60 Days (b)(1)	Total Shares of Class A common stock Beneficially Owned (includes shares, stock options, restricted stock units and deferred stock units from columns (a) and (b)) (c)
Edward Suning Tian	2,832	1,746	4,578

All directors and executive officers as a group (19 persons)	78,728	108,951	187,679

(1)	For non-executive directors, includes DSUs that will be settled within 60 days of the Record Date or otherwise can be acquired within 60 days of termination of a director’s service as a director.
(2)	Includes 200 shares of Class A common stock held by Ms. Hund-Mejean’s husband.
(3)	Includes 3,692 shares of Class A common stock held in a grantor retained annuity trust for which Mr. McWilton is the sole trustee. Mr. McWilton has sole voting and investment power with respect to such shares.
(4)	Mr. Tai also holds 350 DSUs not reflected in the table which cannot be acquired within 60 days of the record date and therefore are not deemed to be beneficially owned for purposes of Rule 13d-3 under the Exchange Act. Mr. Tai does not have voting or investment power with respect to such units. These DSUs are to be settled in shares of Class A common stock on the fourth anniversary of the grant date, which is September 9, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than ten percent of a registered class of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based solely on its review of the copies of such forms received by it and written representations from reporting persons that no other forms were required to be filed, the Company believes that all of its directors, officers and persons who beneficially own more than ten percent of the Company’s Class A common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Code of Conduct requires that any transaction that exceeds $120,000 between the Company and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to the General Counsel of the Company. The General Counsel is required to disclose such transactions promptly to the Board of Directors. Transactions with related parties must be approved or ratified by the Board of Directors or a committee of the Board of Directors consisting of at least three disinterested directors. Any director having an interest in the transaction is not permitted to vote on such transaction. Under the Code of Conduct, a “related party” is any of the following:

•	an executive officer of the Company;
•	a director (or director nominee) of the Company;
•	an immediate family member of any executive officer or director (or director nominee);
•	a beneficial owner of five percent or more of any class of the Company’s voting securities; or
•	an entity in which one of the above described persons has a substantial ownership interest in or control of such entity.

MasterCard Incorporated	2012 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes MasterCard’s executive compensation program for 2011 and certain elements of the 2012 program and analyzes the total compensation for our named executive officers who appear in the Summary Compensation Table in this Proxy Statement.

Executive Summary

MasterCard’s executive compensation program is designed to attract, motivate and retain our executives, including our named executive officers, who are critical to the Company’s long-term success. Our compensation program is based upon and is designed to address three core principles, namely that:

•	executive officer goals are linked with customer and stockholder interests,
•	pay is performance-based, and
•	performance is rewarded in a competitive manner.

Our Compensation Committee, which is comprised solely of independent directors, is responsible for oversight of our executive compensation program and decides the compensation to be paid to our executives. The Compensation Committee makes decisions on executive compensation from a total direct compensation perspective. Total direct compensation is comprised of base salary, annual cash incentive and long-term, stock-based incentive compensation. A significant portion of our executives’ compensation is performance-based. In addition, our compensation program is weighted toward long-term equity awards rather than cash compensation in order to maximize retention and ensure that a substantial portion of our named executive officers’ compensation is directly aligned with stockholder interests.

For 2011, each of our named executive officers (other than Ann Cairns, who joined the Company in August 2011 and who is discussed below) was provided with an opportunity to earn a cash incentive award under our Senior Executive Annual Incentive Compensation Plan, or SEAICP. Funding was based upon pre-established net income and net revenue targets, with the payout amount then based upon achievement of pre-determined quantitative and qualitative corporate performance objectives and personal objectives. For 2011, each of our named executive officers (other than Ms. Cairns) also received a long-term incentive award that was comprised of 50% in value in stock options and 50% in value in performance stock units, or PSUs. The stock options vest in 25% increments on each of the first four anniversaries from the date of grant. Vesting of the PSUs depends on the Company’s performance against a predetermined return on equity goal over a three-year performance period. Martina Hund-Mejean, our Chief Financial Officer, and Ms. Cairns each received a restricted stock unit, or RSU, award in September 2011. Ms. Hund-Mejean’s RSU award vests in 33.33% increments on each of the third, fourth and fifth anniversaries of the date of grant. Ms. Cairns’ RSU award vests in 25% increments on each of the first two anniversaries of the date of grant, and the remaining 50% vests on the third anniversary of the date of grant.

Financial and Operational Highlights

Over the past several years, MasterCard has had strong operational and financial performance, even despite challenging global economic and financial conditions. The Company’s performance over the past several years has resulted in the substantial appreciation of the Company’s stock price, from a $39 per share price at the time of the Company’s IPO in May 2006 to a closing stock price of approximately $425 per share as of April 10, 2012.

MasterCard Incorporated	2012 Proxy Statement

In 2011, MasterCard again had strong operational and financial performance, which included the following highlights:

•	Annual net revenue growth of 21.2% from 2010;
•

Improved net income by 30.0% versus 2010, excluding a special item of an approximately $770 million pre-tax charge related to U.S. merchant litigations taken in the fourth quarter of 2011 (including the special item, net income improved by 3.3% versus 2010);

•	Improved operating margin to 51.9% in 2011 from 49.7% in 2010, excluding the special item above (including the special item, the operating margin was 40.4% for 2011);
•	Processed transactions increase of 18.1% versus 2010;
•	Gross Dollar Value, or GDV, growth of 16.1% on an annual basis;
•	Cross-border volume growth of 18.7% versus 2010; and
•	Maintenance of a strong capital position, including positive cash flow and $4.9 billion of cash, cash equivalents and available-for-sale securities as of December 31, 2011.

In light of these strong results, the SEAICP could have been funded at the maximum performance level pursuant to its terms. The Compensation Committee considered a number of quantitative and qualitative factors, exercised its discretion, and determined to establish the amount of the SEAICP bonus pool, on average, at 160% of target.

Employment of Ann Cairns

In August 2011, Ann Cairns joined the Company as President, International Markets. In connection with her hiring, Ms. Cairns received a sign-on bonus of $1,176,244 and an RSU award valued at approximately $1,250,000 on the date of grant. In addition, Ms. Cairns received a cash incentive award of $408,268 under our Annual Incentive Compensation Plan, or AICP, which was prorated for her employment with the Company during 2011. The AICP is our broad-based cash incentive plan for employees other than those that serve on the Executive Committee, and follows a methodology comparable to the SEAICP.

Significant Changes to Executive Compensation Program

We believe the results of the vote on our 2011 say-on-pay proposal, as discussed below, validate our executive compensation approach. MasterCard’s Board of Directors, the Compensation Committee and management periodically review the compensation and benefit programs for executives and other employees to align them with the three core principles discussed above. Accordingly, the Company has adopted a number of practices over the last several years that affect our executive compensation program, including:

•	Annual “say-on-pay” advisory vote for stockholders;
•	Introduction of significant stock ownership guidelines for executives and directors;
•	Prohibitions against hedging Company stock;
•	Increasing use of performance-based equity awards for named executive officers;
•	Introduction of a clawback policy for material financial restatements included in both our SEAICP and our agreements for grants of PSUs;
•

Conditioning grants of long-term incentive awards on execution by participants of a non-solicitation, non-competition and non-disclosure agreement, and inclusion of a clawback provision for violations of the non-solicitation, non-competition or non-disclosure covenants;

•	Reduction in the number of executives with individual employment agreements;
•	Phase-out of “evergreen” employment agreements;
•	No tax “gross ups” in new employment agreements;
•	No tax “gross ups” for perquisites;
•	Phase-out of the Supplemental Executive Retirement Plan, or the SERP (with no new participants since February 2008);

MasterCard Incorporated	2012 Proxy Statement

•

Phased elimination of our U.S. defined benefit pension plan, which included (1) closing it to new entrants in 2007, (2) a phaseout of participant pay credit percentages in 2011 and 2012 and (3) the elimination of pay credits beginning January 1, 2013;

•	Elimination of profit sharing plan for executives and other senior management; and
•	“Double-trigger” provisions for all plans that contemplate a change-in-control.

The Company’s Compensation Principles

As noted above, the Compensation Committee’s compensation decisions for our named executive officers are based on the following core principles:

•

Executive officer goals are linked with customer and stockholder interests.    The Company’s compensation policies are designed to align the interests of our executive officers with those of our customers and our stockholders.

•

Pay is significantly performance-based.    We provide executive compensation from a total direct compensation perspective which consists of fixed and variable pay, with an emphasis on variable pay to reward short- and long-term performance measured against pre-established goals and objectives.

•

Compensation opportunities must be competitive to attract and retain talented employees.    Each year, the Compensation Committee assesses the competitiveness of total compensation levels for executives to enable us to successfully attract and retain executive talent.

Role of Compensation Consultant

The Compensation Committee retains its own outside compensation consultant. Beginning on January 1, 2011, the Compensation Committee engaged the services of Frederic W. Cook & Co. to provide primarily the following executive compensation consulting services during 2011:

•	assisting with the development and analysis of peer group companies for comparison of executive compensation,
•	conducting benchmarking of executive officer compensation relative to the peer group, and
•	advising on executive compensation and equity plan design.

The compensation consultant’s engagement included reviewing and advising on all material aspects of executive compensation for the Company, including base salaries, annual incentives and equity compensation. In addition to the primary executive compensation services described above that the compensation consultant performed during 2011, the compensation consultant, among other things:

•	reported on trends, developments and best practices in executive compensation,
•	discussed the merits of various performance metrics for incentive compensation,
•	reviewed and advised on perquisite practices among peer group companies, and
•	provided advice with respect to non-employee director compensation.

The compensation consultant regularly attends the meetings of the Compensation Committee. In the course of discharging its responsibilities to the Compensation Committee, the compensation consultant regularly communicates with the Chairman of the Compensation Committee outside of committee meetings. The compensation consultant also meets with management and various members of the Company’s executive compensation group, and in particular the Company’s Head of Global Rewards and Chief Human Resources Officer, from time to time to, among other things, gather compensation-related information and to review recommendations that the Chief Executive Officer may make to the Compensation Committee concerning executive officer compensation other than his own. The compensation consultant reports to the Compensation Committee on these matters rather than to management. The Compensation Committee considers the compensation consultant’s input and advice,

MasterCard Incorporated	2012 Proxy Statement

yet uses its own independent judgment in making final decisions concerning compensation paid to executive officers of the Company. The Compensation Committee has the full authority to retain and to terminate the services of the compensation consultant. In 2011, the consultant did not provide any additional services to the Company or on behalf of the Company’s management.

Peer Group

In 2011, the Compensation Committee, with assistance from the compensation consultant, refined the Company’s peer group using a set of characteristics. The general characteristics that were used to first identify potential peer companies were:

•	Companies with comparable lines of business or in a related industry, such as the payments, technology or financial services industries;
•	Companies of a similar size, based primarily on revenue;
•	Companies with whom MasterCard competes for executive talent; and/or
•	Competitors for investor capital.

The Compensation Committee reviewed the potential peer group companies identified from the general characteristics above and then refined the list based on additional criteria. Those additional criteria were:

•	Companies with substantial operating margin;
•	Companies that derive at least 25% of their revenue from international operations;
•	Companies within a range of MasterCard’s market capitalization; and/or
•	Companies that investor analysts consider to be peers of MasterCard.

The general characteristics and additional criteria resulted in the selection by the Compensation Committee of the following peer group, which was considered in connection with 2011 executive compensation decisions:

Adobe Systems	CA Technologies	EMC Corporation	Paychex
American Express Co.	Capital One Financial Corp.	Fidelity National Information Services Inc.	State Street
Automatic Data Processing Inc.	Cognizant Tech Solutions	Fiserv	Visa Inc.
Bank of New York Mellon Corp.	Discover Financial Services Inc.	Juniper Networks	Western Union
BB&T	eBay	Northern Trust Corp.	Yahoo!

At the time the peer group was approved, MasterCard’s revenue approximated the median revenue of the peer group and was in the top quartile of the peer group with respect to market capitalization.

While the Compensation Committee relies on the peer group analysis to provide market data and relevant trend information, it does not consider the peer group analysis as a substitute for its collective business judgment.

Executive Compensation Program Elements

The primary elements of our executive compensation program consist of base salary, annual incentive and long-term incentive compensation, which we refer to collectively as total direct compensation. The Compensation Committee makes decisions on executive compensation from a total direct compensation perspective. The elements of compensation were selected by the Compensation Committee because each element is considered by the Committee to be important in meeting one or more of the objectives of our compensation philosophy.

MasterCard Incorporated	2012 Proxy Statement

Primary Elements of Our Executive Compensation Program

The following table provides information regarding the primary elements of our total direct compensation for our named executive officers for 2011:

Element	Form	Objectives and Basis
Base Salary	Cash

•    Designed to attract and retain high quality executive officers

•    Reviewed at time of hire and, thereafter, annually and/or prior to promotion

•    Considerations are peer group analysis, Company and individual performance, unique position characteristics, job responsibilities, experience, retention and succession

•    Generally held constant for senior level executives once market competitive levels are achieved, subject to competitive factors and/or changed job responsibilities

Annual Incentive	Cash

•    Designed to attract and retain high quality executive officers and reward the attainment of specific performance measures during a fiscal year

•    Target bonus amount is set as a percentage of base salary and is reviewed annually

•    Considerations are peer group analysis, Company and individual performance, unique position characteristics, job responsibilities, experience, retention and succession

•    Targeted with reference to a range around the median of market competitive levels of target compensation for similar positions

Long-Term Incentive	Stock options, PSUs, RSUs (for two named executive officers in 2011)

•    Designed to motivate, provide incentive and reward the executive officers for the attainment of long-term business objectives, and to align their interests with those of our stockholders

•    Targeted with reference to a range around the median of market competitive levels of target compensation for similar positions and is reviewed annually

•    Actual awards of annual stock options and PSUs based on peer group analysis, Company and individual performance, unique position characteristics, experience, retention and succession

In assessing and establishing target total direct compensation for our named executive officers, the Compensation Committee each year examines and compares peer group data for each of the various compensation elements against the Company’s executive compensation and makes decisions after considering each individual element and its effect on total direct compensation and the corresponding position in the competitive market range. Worksheets showing, for each named executive officer, the individual compensation elements, amounts of each element, and target total compensation relative to the peer group data are prepared by the compensation consultant and reviewed by the Compensation Committee. With the assistance of the Compensation Committee’s compensation consultant, targets are set for base salary, annual incentive and long-term equity. There is no pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. However, these primary elements have been weighted to ensure that a substantial amount of named executive officers’ pay is variable and contingent upon meeting or exceeding pre-determined performance goals.

Differences in compensation and awards granted to our named executive officers during 2011 did not result from the application of different policies to individual named executive officers. However, the variance between compensation paid to our Chief Executive Officer and the other named executive officers arose due to the different roles and levels of responsibility between the Chief Executive Officer and the other named executive officers, and the higher level of compensation that is paid to chief executive officers generally among the peer group companies.

MasterCard Incorporated	2012 Proxy Statement

Base Salary

The Compensation Committee establishes base salaries that are informed by peer group data and reflective of the contributions of the executive officer to MasterCard.

Annual Incentive

MasterCard provides named executive officers with an opportunity to earn cash incentive awards through our SEAICP. Each named executive officer’s target opportunity, as well as his or her threshold and maximum amounts, are set forth later in this section and in the “Grants of Plan-Based Awards in 2011” table.

Performance goals for 2011, as well as the types of pre-defined special items (as discussed in the footnote below the chart that follows), for the Company’s named executive officers under the SEAICP were established by the Compensation Committee in February 2011. The metrics selected for the funding formula were net income and net revenue. The Compensation Committee has determined that net income is a key metric in measuring management’s success in executing the Company’s strategies and initiatives. The Compensation Committee further determined that net revenue is an appropriate secondary measurement because the named executive officers’ performance can directly impact net revenue in short time horizons. The goals at minimum, target and maximum for 2011 under the SEAICP were as follows:

Measurement	Weighting (%)	Minimum	Target	Maximum	Result*
Net Income	66.7	$1,610MM	$1,878MM	$2,145MM	$2,355MM
Net Revenue	33.3	$4,703MM	$5,487MM	$6,271MM	$6,520MM

*	Results shown differ from net income and net revenue under generally accepted accounting principles, or GAAP, because they exclude, as applicable: (1) an approximately $495 million after-tax charge related to the U.S. merchant litigations, (2) the impact of foreign exchange rates with respect to the Euro and the Brazilian Real and (3) the effect of the Company’s acquisition of Access Prepaid Worldwide.

Based on the Company’s financial performance as set forth in the chart above, the pre-established maximum net income and net revenue improvement targets for 2011 were exceeded. Accordingly, pursuant to the terms of the plan, the SEAICP could have been funded at the maximum level. In addition to the SEAICP funding formula, the amount of the payout for each of the SEAICP participants was based upon achievement of pre-determined quantitative and qualitative corporate performance objectives, known as the corporate scorecard. The corporate scorecard includes objectives related to:

•	executing on the Company’s customer strategy;
•	delivering stockholder value by achieving net income targets, improving the ratio of income to revenue (operating margin improvement), net revenue growth, and earnings per share; and
•	enhancing organizational capabilities, strengthening leadership and developing people.

In addition to assessing performance against net income and net revenue targets, the Compensation Committee considers the corporate scorecard and uses its business judgment in determining, within the amounts payable based on performance against the net income and net revenue targets, the amount of the incentive compensation under the SEAICP to be paid to each named executive officer. The Compensation Committee does not attempt to quantify, rank or assign relative weight to the various objectives included on the corporate scorecard and no individual objective on the corporate scorecard was material to the Compensation Committee’s decisions. In late 2011, Mr. Banga presented to the Compensation Committee the Company’s forecasted results as measured against the quantitative and qualitative corporate scorecard. The Compensation Committee considered the Company’s strong performance against financial targets, as well as the information provided by Mr. Banga concerning the Company’s performance against the corporate scorecard and the challenging economic and financial conditions faced by the Company’s financial institution customers and consumers. The Compensation Committee exercised its discretion and determined to establish the amount of the SEAICP bonus pool, on average, at 160% of target.

MasterCard Incorporated	2012 Proxy Statement

While each named executive officer shares responsibility for the corporate score, they also have their own personal objectives that are considered by the Compensation Committee in determining actual payout amounts under the SEAICP, which are summarized below:

•	Mr. Banga’s personal objectives for 2011 primarily related to operational excellence and refining the Company’s overall strategy to accelerate diverse revenue growth.

•	Ms. Hund-Mejean’s personal objectives for 2011 primarily related to strategic development, risk mitigation efforts, advancement of the tax strategy and strategic sourcing improvements.

•	Mr. McWilton’s personal objectives for 2011 primarily related to revenue growth in the U.S. region and improving customer satisfaction.

•	Mr. Flood’s personal objectives for 2011 primarily related to global advancement of products and organizational development.

Ms. Cairns received a short-term incentive award under our AICP in light of the commencement of her employment in August 2011, after the time personal objectives were already set under the SEAICP.

The Compensation Committee chose to allocate the funded amount of the bonus pool (160%, on average) under the SEAICP among the named executive officers after discussing and considering their contribution to the overall business results, their attainment of individual objectives and their proficiency in displaying the Company’s leadership principles and core competencies. This approach led the Compensation Committee to award SEAICP payouts to each named executive officer within a relatively comparable range of percentages of target, as set forth in the far right column in the table below. In recognition of strong U.S. revenue growth achieved during challenging economic conditions in 2011, Mr. McWilton received a payout under the SEAICP of 182% of target.

The table below sets forth the threshold, target, maximum and actual payout under our SEAICP for 2011 for each of our named executive officers (except for Ms. Cairns, who received an award under our AICP in light of the commencement of her employment in August 2011 and whose target was set forth in her offer letter):

	Threshold	Target	Maximum	Actual	% of Target
Ajay Banga	$675,000	$1,350,000	$3,375,000	$2,160,000	160%
Martina Hund-Mejean	$275,000	$550,000	$1,375,000	$895,125	163%
Chris A. McWilton	$316,250	$632,500	$1,581,250	$1,151,435	182%
Gary J. Flood	$316,250	$632,500	$1,581,250	$1,031,387	163%
Ann Cairns	$130,188	$260,375	$650,939	$408,268	157%

Long-Term Incentive

The Compensation Committee uses equity grants as the primary means of providing long-term incentives to our named executive officers. RSUs, PSUs, and non-qualified stock options were granted to employees and certain executives of the Company in March 2011 during the annual grant cycle. Named executive officers received only PSUs and stock options during 2011, with the exception of Ms. Hund-Mejean and Ms. Cairns, who each received an RSU grant in September 2011. Ms. Hund-Mejean’s RSU award, which was valued at approximately $2,000,000 on the date of grant, was made following the Compensation Committee’s review and assessment of peer group information for chief financial officers. The RSU award vests in 33.33% increments on each of the third, fourth and fifth anniversaries of the date of grant. Ms. Cairns’ RSU award, which was valued at approximately $1,250,000, was made in connection with her hiring, and vests in 25% increments on each of the first two anniversaries of the date of grant, with the remaining 50% vesting on the third anniversary of the date of grant. Information regarding the long-term awards is set forth in the “Grants of Plan-Based Awards in 2011” table.

MasterCard Incorporated	2012 Proxy Statement

The Compensation Committee determined that for the 2011 annual grant made in March 2011, all named executive officers employed at that time should receive a long-term incentive award that was composed of 50% in value in stock options and 50% in value in PSUs. In making its determination on what type of awards to grant, the Compensation Committee considered the following:

•	peer group information,
•	trends in long-term incentive grants,
•	the deductibility of stock options and PSUs under Section 162(m) of the Internal Revenue Code for performance-based compensation,
•	the accounting treatment of such awards, and
•

the effect of having the Chief Executive Officer and other named executive officers receive a significant portion of their total direct compensation in equity awards to motivate and provide an incentive for these officers and to align their interests with those of our stockholders.

The Compensation Committee determined to utilize PSUs as part of 2011 long-term compensation for named executive officers because the Compensation Committee desired to: (1) tie some long-term incentive compensation to the achievement of the Company’s long-term objectives, (2) have the value of the award upon vesting determined by performance against specified objectives rather than solely dictated by the Company’s future stock price, and (3) provide an award to the named executive officers that could be treated as “qualified” performance-based compensation and thus exempt from the deduction limit under Section 162(m) of the Internal Revenue Code. Ultimately, the Compensation Committee determined to use an equal split of stock options and PSUs because it believed that equity compensation should be equally dependent upon stock price appreciation and upon the successful achievement of specified financial results.

In March 2011, the Compensation Committee granted the following aggregate dollar amounts of stock options and PSUs under the Company’s 2006 Long Term Incentive Plan, or LTIP, to our named executive officers:

Name	Stock Options	Performance Stock Units	Total
Ajay Banga	$2,475,000	$2,475,000	$4,950,000
Martina Hund-Mejean	$625,000	$625,000	$1,250,000
Chris A. McWilton	$625,000	$625,000	$1,250,000
Gary J. Flood	$675,000	$675,000	$1,350,000

Whether, and the extent to which, the PSUs awarded in 2011 vest will be determined based on the Company’s performance against a predetermined return on equity goal, with an average of return on equity over the three-year period commencing January 1, 2011 against threshold, target and maximum performance goals. In the event the PSUs do vest on February 28, 2014, the ultimate number of shares to be issued on the vesting date will be based on performance over the three-year period (commencing January 1, 2011) against the average of a return on equity goal, with a reduction, if any, determined at the discretion of the Compensation Committee using the corporate scorecard, which comprises quantitative and qualitative goals that are established at the beginning of each year during the performance period. The corporate scorecard includes goals for net income and net revenue, among other metrics, and is based upon a range of assumptions used in the Company’s budgeting process. The Compensation Committee does not perform any specific analysis on the probability of achievement of the performance goals; however, it relies upon its experience and collective business judgment in establishing the goals.

When the Compensation Committee authorized the PSU awards for the 2011–2013 performance period, it established return on equity goals to be used at the end of the performance period to determine the ultimate number of shares to be issued. In addition, the Compensation Committee determined to establish quantitative and qualitative objectives (to be included in the corporate scorecard) at the beginning of each of the three years in the performance period, which primarily include net income and

MasterCard Incorporated	2012 Proxy Statement

net revenue targets, but also include operating margin improvement and earnings per share growth targets and other objectives. The Compensation Committee believes that target performance against the return on equity goal and the objectives in the corporate scorecard are attainable, yet provide appropriate incentives for management to continue to grow and diversify the Company in geographic markets with diverse product offerings. The Compensation Committee believes that achievement of maximum performance goals against the return on equity goal and the corporate scorecard would require exceptional corporate performance in each year of the three-year performance period. In its financial statements for the year ended December 31, 2011, the Company began accruing the PSU awards made in March 2011 at an amount between target and maximum performance level based on the Company’s assessment of its obligations, including after quantitative and qualitative considerations of actual and forecasted results compared to the return on equity goal and the performance targets that were part of the corporate scorecard for these awards as of December 31, 2011. As a result, columns (i) and (j) in the “Outstanding Equity Awards at 2011 Fiscal Year-End” table that follows this section include, for the PSUs granted on March 1, 2011, the number of shares that would be issued at maximum performance level. The actual number of shares of Class A common stock to be issued and actual payout value of unearned shares has not been determined and will be determined based on the Company’s performance over the three-year performance period ending December 31, 2013.

2011 Target Total Direct Compensation

The graphs below show the balance of the primary elements that comprised target total direct compensation for Mr. Banga and the average of the other named executive officers for 2011:

Chief Executive Officer Target Total Direct Compensation Mix	Other Named Executive Officers Target Total Direct Compensation Mix

The Compensation Committee establishes target total direct compensation for each named executive officer after examining peer group data for each of the various compensation elements and considering each individual element and its effect on total direct compensation and the corresponding position in the competitive market range. As the charts above demonstrate, a substantial majority of our named executive officers’ target total direct compensation is performance-based and at risk. Target total direct compensation for our Chief Executive Officer is weighted more toward long-term incentives than the other named executive officers, as the Compensation Committee wants to encourage our Chief Executive Officer to primarily focus on long-term growth for the Company. See the “Grants of Plan-Based Awards in 2011” table for additional information for each of our named executive officers with respect to 2011 target annual and long-term incentive awards.

MasterCard Incorporated	2012 Proxy Statement

Role of Executive Officers in Compensation Decisions

Compensation decisions for the named executive officers for the current year generally are discussed in the fourth quarter of the prior year. The decisions are then approved in the first quarter of the current year, after earnings for the prior year have been announced.

In connection with annual compensation decisions for named executive officers, our Chief Executive Officer discusses with the Compensation Committee the Company’s performance for the year. He then provides a summary of business unit and individual performance, their impact on the corporate scorecard and an assessment of each other named executive officer’s potential and core competencies. Using information compiled and supplied by the compensation consultant, including peer group compensation information, our Chief Executive Officer presents compensation recommendations for the named executive officers other than himself to the Compensation Committee for its review and discussion. The compensation consultant provides background information on how the peer group data has been generated and discusses the competitive positioning of each executive versus comparable executives in the peer group. When the discussion relates to the Chief Executive Officer’s performance and compensation, the Chief Executive Officer meets with the Board of Directors to discuss his own performance and to outline his challenges and successes for the year. The Chief Executive Officer is then excused from the meeting, and the Chairperson of the Compensation Committee leads a discussion among the Board of Directors (other than the Chief Executive Officer) on the Chief Executive Officer’s performance and compensation. The Chairperson of the Compensation Committee considers input from the Board of Directors prior to making a recommendation to the Compensation Committee concerning the Chief Executive Officer’s base salary, annual incentive target and long-term incentive target for the ensuing year, the amount of bonus earned for the most recently-completed year and the amount of PSUs that should vest for the most recently-completed period. The Compensation Committee also receives information from the compensation consultant, which includes CEO compensation information from the peer group companies. The Compensation Committee then meets in private to evaluate recommendations and ultimately makes preliminary compensation determinations for the named executive officers (including the Chief Executive Officer), which are conditioned and become final after earnings for the prior year have been announced. Only the Chief Executive Officer discusses or makes a recommendation to the Compensation Committee concerning compensation of the other named executive officers.

Other Compensation

Perquisites

For 2011, perquisite allowances were approved in the same amounts (per position) as in 2010. The Compensation Committee has determined that perquisite allowances providing a discretionary amount to spend are the most effective delivery mechanism because they provide flexibility to the executive and are excluded from ordinary compensation for the purposes of determining benefits or bonuses. Additionally, the Compensation Committee determined that for productivity and security purposes, Mr. Banga be allowed to use a Company-leased automobile with a driver for commuting purposes. This enables Mr. Banga to make more efficient use of his time, while providing him with a higher level of safety and personal security. Additionally, Mr. Banga is also permitted limited use of the Company-leased aircraft for personal travel. Mr. Banga reimburses the Company for any personal use of the airplane. The Compensation Committee continues to evaluate perquisites annually. For more information on perquisites provided to our named executive officers, refer to the “All Other Compensation in 2011” table.

Deferred Compensation

In 2011, all U.S. employees, including the named executive officers, who exceeded an annual base salary threshold of $170,000 during 2010, were eligible to defer a portion of future compensation into a non-qualified deferred compensation arrangement, referred to as the MasterCard Incorporated Deferral Plan. None of the named executive officers elected to defer compensation in 2011.

MasterCard Incorporated	2012 Proxy Statement

Profit Sharing

In 2011, all U.S. employees, including the named executive officers, were eligible to participate in the MasterCard Incorporated Shared Profit Plan (the “SPP”). The SPP rewards all eligible employees for their contributions toward MasterCard’s profitability during the year. Based upon a qualitative assessment (including a review of financial performance), the Compensation Committee determines profit sharing payments on an annual basis. Payment is a percentage of an individual employee’s base salary and, pursuant to the terms of the SPP, can range from 0 - 10% of such base salary. For 2011, the profit sharing payment was 7.7% of each eligible individual employee’s base salary. Beginning in 2012, named executive officers are no longer eligible to participate in the SPP; the Compensation Committee’s intent is to reflect the value of the profit sharing payment in future long-term incentive awards.

Other Benefits

The Compensation Committee is responsible for reviewing specific benefit arrangements for named executive officers and other key employees to determine competitiveness in the market, as well as to ensure that these programs are consistent with management’s objectives to attract, retain and motivate high-performing employees. The Company maintains several other benefit plans and programs in which named executive officers may be eligible to participate. These plans and programs include:

•	the MasterCard Accumulation Plan (the “MAP”),
•	the MasterCard Savings Plan (the “Savings Plan”),
•	the Restoration Program,
•	the SERP, and
•	our health and welfare programs.

The MAP is a tax-qualified defined benefit pension plan that provides benefits using a cash balance formula. Prior to July 1, 2007, all U.S. employees of the Company, including named executive officers, generally were eligible to participate in the MAP. MasterCard eliminated the MAP for all new hires after June 30, 2007 and froze the pay credit level (which is the credited percentage of a MAP participant’s eligible compensation) for all existing employees at that date. In September 2010, pay credit levels were reduced to either 8% or 4% for all employees effective January 1, 2011. Employees whose pay credit level from July 1, 2007 through December 31, 2010 was either 14%, 12% or 10% received an 8% pay credit during 2011. Employees at the 8%, 5.75% or 4.5% pay credit level from July 1, 2007 through December 31, 2010, received a 4% pay credit during 2011. Effective January 1, 2012, all employees receive a 4% pay credit. Effective January 1, 2013, pay credits to MAP will cease for all employees. MAP participants will continue to earn interest credits.

The Savings Plan is a 401(k) retirement plan for U.S. employees, including named executive officers. For 2011, the components of the plan include employee contributions on a before-tax, Roth and/or after-tax basis and an employer matching contribution. Employees hired after June 30, 2007, including Mr. Banga and Ms. Hund-Mejean, are eligible for an enhanced 401(k) match (employer matching contribution equal to 125% of employee before-tax, Roth and/or after-tax contributions, up to 6% of eligible compensation per pay period). Employees previously participating in the MAP (those who were hired prior to July 1, 2007, including each of the other named executive officers) continue to receive an employer matching contribution equal to 100% of employee contributions, up to 6% of eligible compensation per pay period. Eligible compensation in the Savings Plan is limited to base salary, up to the limit on compensation under Section 401(a)(17) of the Internal Revenue Code, which was $245,000 in 2011. Effective January 1, 2012, all employees will be eligible to receive an annual, non-elective, discretionary Company contribution of up to 1.25% of base salary into their Savings Plan account, to be paid in the first quarter of 2013. Additionally, as of January 1, 2013 and in conjunction with the elimination of pay credits under the MAP, all Savings Plan participants will receive an employer matching contribution of 125% of employee before-tax, Roth and/or after-tax contributions, up to 6% of eligible compensation per pay period.

The Restoration Program is an arrangement for certain highly-compensated employees, including the named executive officers, that provides for annual taxable payments intended to restore benefits that

MasterCard Incorporated	2012 Proxy Statement

could not be earned under the MAP and Savings Plan due to limits imposed by the Internal Revenue Code. Section 415 of the Internal Revenue Code generally limits the annual benefits that can be earned or paid under the MAP ($195,000 in 2011) and annual contributions that may be credited to a participant’s account under the Savings Plan ($49,000 in 2011). Section 401(a)(17) of the Internal Revenue Code limits the annual compensation that can be used to calculate annual pay credits under the MAP and annual contributions to the Savings Plan ($245,000 in 2011). Under the Restoration Program, actively employed eligible employees receive an annual payment that is intended to approximately restore, for a calendar year, the difference between (1) the pay credits under the MAP and employer matching contributions in the Savings Plan an employee could have earned in the absence of the limits imposed by the Internal Revenue Code and (2) the pay credits and employer matching contributions actually earned under the MAP and the Savings Plan.

The Company also maintains the SERP, a defined benefit pension plan. Only two executives participate in the MAP – one named executive officer (Mr. McWilton) and one other member of the Executive Committee. The SERP was implemented prior to MasterCard’s IPO in May 2006 and prior to MasterCard’s decision to grant equity to its executives. The Compensation Committee approved a recommendation in February 2008 to discontinue the SERP. The participants in the SERP as of February 2008 remain active in the plan and retain their right to receive their vested balances in accordance with the terms of the SERP.

The SERP in 2011 provided that participants who have a vested benefit may receive a benefit following termination of employment equal to a designated percentage of the participant’s final 48-month average base pay (determined as of the termination date), that is the lump sum actuarial equivalent of a life annuity for the life of a participant, reduced by (1) a benefit under a hypothetical prior employer benefit plan, (2) the benefits earned under the MAP as of the termination date, (3) the portion of the benefit under the Restoration Program as of the termination date related to the MAP benefit and (4) estimated Social Security benefits. The designated percentage of the final 48-month average base pay is 80% for the two participants. To the extent that the offsets are greater than the aggregate SERP benefit, a participant would not receive a payout under the SERP. Participants in the SERP generally vest in their benefits upon the attainment of age 60. For more information on the MAP and the SERP, see the section entitled “Pension Benefits in 2011” that follows this Compensation Discussion and Analysis.

2011 Say-on-Pay Advisory Vote on Executive Compensation

MasterCard provided stockholders with a “say-on-pay” advisory vote on its executive compensation in 2011. At our 2011 annual meeting of stockholders, more than 94% of the votes cast on the say-on-pay proposal were in favor of our executive compensation program and policies. The Compensation Committee evaluated the results of the say-on-pay vote; in light of the substantial support of our executive compensation program, it did not make any significant changes to our executive compensation program and policies for 2011 compensation. The Compensation Committee will continue to consider the outcome of future say-on-pay votes when making future compensation decisions for the named executive officers.

Clawbacks

Named executive officer participation in the LTIP, our long-term incentive plan, is conditioned upon participants signing a non-solicitation, non-competition, and non-disclosure agreement with the Company. The non-competition covenant is effective for 12 months and the non-solicitation covenant is effective for 24 months (18 months, in Ms. Cairns’ case) after termination from the Company. The agreement also contains a provision for the recovery by the Company, in the event of a violation of the non-solicitation, non-competition, or non-disclosure covenants, of gains realized from stock options exercised during the two-year period prior to the date of the violation and the value of any stock awards other than stock options that vested in the two-year period prior to the violation, or to the extent no such stock award vested during that period, the gross amount of annual incentive payouts under the SEAICP.

MasterCard Incorporated	2012 Proxy Statement

In addition, our SEAICP and our agreements for grants of performance stock units also include a clawback policy in which these awards are repayable to the Company in the event of a material financial restatement.

Risk Assessment

The Compensation Committee has reviewed and assessed the Company’s compensation policies and practices for all employees, including our named executive officers. Throughout the year, when establishing compensation program elements, making awards and determining final payouts for incentive compensation, the Compensation Committee considers the relationship of the Company’s risk oversight practices to employee compensation. The Compensation Committee believes that the Company’s compensation program and policies do not create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company. Several features in the Company’s compensation program and policies mitigate or reduce the likelihood of excessive risk-taking by employees, including the following:

•	The core principles and compensation program elements discussed above are designed to align compensation goals with stockholder interests.
•	Pay typically consists of a mix of fixed and variable compensation, with the variable compensation designed to reward both short- and long-term corporate performance.
•	A significant portion of our executive officers’ total direct compensation is in the form of equity-based incentive awards that vest over multiple years.
•	The number of shares of our Class A common stock that can be issued upon satisfaction of the performance goals in our performance stock units is capped at 200% of target.
•	The funded pool of our SEAICP is capped at 200% of the aggregate of all target bonuses, and individual awards in the plan may not exceed 250% of any individual’s target bonus.
•	The SEAICP and agreements for grants of PSUs contain a clawback provision for material restatements of financial results.
•

Grants of long-term incentive awards are conditioned on execution by participants of a non-solicitation, non-competition and non-disclosure agreement, and the grant agreements contain a clawback policy for violations of the non-solicitation, non-competition or non-disclosure covenants.

•	The Compensation Committee has the ability to use, and has used, its discretion to reduce payouts under the SEAICP.
•

Approximately 90 key managers and executives, including our named executive officers, are covered by the Company’s stock ownership guidelines, which call for ownership of one to six times the individual’s base salary in Company stock.

Stock Option Grant Practices

The Compensation Committee has adopted a policy with respect to equity awards that contains procedures to prevent stock option backdating or other timing issues. Under the policy, the Compensation Committee has exclusive authority to grant equity awards to our named executive officers. The policy provides that annual equity grants to employees will be approved by the Compensation Committee at a meeting prior to March 1 each year, with the dollar amounts for such awards to be set at such meeting and grants to be made effective as of, and with an exercise price reflecting the closing price of the stock on, March 1 each year. If March 1 falls on a weekend, the exercise price for any stock options granted will be the closing price of our Class A common stock on the NYSE on the last business day prior to March 1. Grants of equity awards to new employees or to reflect promotions or other special events may be made at other times in the year. Under the Company’s insider trading policy, named executive officers, other employees with access to material non-public information about the Company and directors are prohibited from engaging in transactions in the Company’s securities during blackout periods (other than in accordance with a Rule 10b5-1 trading plan).

MasterCard Incorporated	2012 Proxy Statement

Stock Ownership Guidelines; Hedging Prohibition

The Compensation Committee adopted stock ownership guidelines in December 2006 for the purpose of aligning the interests of named executive officers and key employees with the interests of stockholders. The ownership guidelines cover approximately 90 key managers and executives, including the named executive officers. The guidelines call for ownership of one to six times the individual’s base salary in Company stock. Under the guidelines, Mr. Banga is expected to hold at least six times his base salary in Company stock, and the other named executive officers are expected to hold at least four times their base salary in Company stock. For purposes of these guidelines, shares of the Company’s Class A common stock held directly or indirectly by the named executive officer are included; however, restricted stock, RSUs, PSUs and unexercised stock options held by the named executive officer are excluded. Individuals who are newly hired or promoted are given five years to attain these ownership levels. The guidelines are waived once an executive reaches the age of 62. In general, the Compensation Committee does not consider any previous awards when determining the compensation of the named executive officers. Compliance with the ownership guidelines is, however, reviewed annually. If an executive officer does not meet the stock ownership guidelines described above, the Compensation Committee may direct a larger percentage of the executive officer’s future compensation into equity-based compensation.

Under the Company’s Code of Conduct, employees are not permitted to hedge their economic exposure to the Company’s stock that they own, meaning that employees may not engage in trading in or writing options; buying puts, calls or other derivative securities; short selling or similar types of transactions in the Company’s securities.

Tax Implications—Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the limitations of the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which requires that public companies meet specific criteria in order to deduct, for federal income tax purposes, compensation over $1,000,000 paid to the Chief Executive Officer and the three highest compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer. Compensation paid under the SEAICP and stock options and PSUs awarded as part of our long-term incentive compensation are generally intended to qualify as performance-based and therefore to be fully deductible for federal income tax purposes. The Compensation Committee continues to grant RSUs, which are subject to the deduction limitations under Section 162(m), on a limited basis. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent needed for the Company’s success. Consequently, as it did in 2011, in any year the Compensation Committee may authorize compensation in excess of $1,000,000 that is not performance-based under Section 162(m). The Compensation Committee recognizes that the loss of a tax deduction may be unavoidable in these circumstances.

Settlement in 2011 of Previously Granted PSU Awards

In 2011, the Company settled PSU awards granted to named executive officers in 2008. Performance goals for the 2008-2010 performance period, as well as the types of pre-defined special items (as discussed in the footnote below the chart that follows), for the Company’s named executive officers were established by the Compensation Committee in February 2008. The metrics selected for the funding formula were cumulative net income and operating margin improvement. The cumulative goals at minimum, target and maximum for the 2008-2010 performance period were as follows:

Measurement	Weighting (%)	Minimum	Target	Maximum	Result*
Net Income	66.7	$2,940MM	$3,514MM	$4,020MM	$4,405MM
Operating Margin Improvement	33.3	30.1%	36.1%	39.2%	50.3%

*

Results shown differ from net income and operating margin improvement under generally accepted accounting principles, or GAAP, because they exclude, as applicable: (1) in 2008, approximately $23 million related to a reduction of rebate estimates due to

MasterCard Incorporated	2012 Proxy Statement

a customer which did not achieve performance hurdles included in a customer business agreement; (2) approximately $2.5 billion of litigation costs on a pre-tax basis in 2008 (including the settlements of litigation with American Express and Discover), approximately $7 million of litigation costs on a pre-tax basis in 2009 and $5 million of litigation-related items in 2010, including payments related to the settlement of litigation and regulatory issues on a pre-tax basis; (3) in 2008, unused budgeted funds, based upon the Company’s 2008 results; (4) in 2008, $86 million of after-tax gains realized from the sale of the Company’s investment in Redecard S.A. in Brazil; (5) in 2008, a $75 million gain from the termination of a customer business agreement; (6) in 2010, the effect of the Company’s acquisition of DataCash Group plc; and (7) in each year, the impact of foreign exchange rates with respect to the Euro and/or the Brazilian Real.

Based on the Company’s performance as set forth in the chart above, the pre-established maximum net income and operating margin improvement targets for the 2008-2010 performance period were exceeded. Accordingly, the PSU awards granted in 2008 were funded and allocated at the maximum level of 200% in 2011.

2012 Compensation Decisions

On February 6, 2012, the CEO recommended, and the Compensation Committee approved, raises in base salary for each of our named executive officers in 2012, including a raise for Mr. Banga to a total base salary of $1 million, using the methodology discussed under “Executive Compensation Program Elements,” above. Additionally, the Compensation Committee approved performance targets for the year ending December 31, 2012 that will be used to determine funding for cash bonus awards that may be paid to named executive officers under the SEAICP. The funding for cash bonus awards for 2012 under the SEAICP will be based on the Company’s actual achievement against predetermined net income and net revenue targets. The amount of the payout for each of the SEAICP participants will then be based upon achievement of pre-determined quantitative and qualitative corporate performance goals included on the corporate scorecard. The goals of the corporate scorecard are discussed above under “Executive Compensation Program Elements – Annual Incentive.” The Compensation Committee believes that it established meaningful incentives for management with quantitative and qualitative performance goals set forth in the corporate scorecard, where target performance (which the Compensation Committee believed to be reasonably attainable) was established based upon internal budgets, the outlook for the economy, past Company performance and corporate objectives in geographic markets and product offerings. Additionally, as part of its qualitative analysis, the Compensation Committee considers relative performance against competitors in assessing corporate performance for the year. The Compensation Committee set the 2012 annual incentive award opportunities (as a percentage of base salary) under the SEAICP for each of our named executive officers as follows:

Name	Threshold	Target	Maximum
Ajay Banga	75%	150%	375%
Martina Hund-Mejean	50%	100%	250%
Chris A. McWilton	57.5%	115%	287.5%
Gary J. Flood	57.5%	115%	287.5%
Ann Cairns	57.5%	115%	287.5%

Additionally, on March 1, 2012, the Compensation Committee granted the following aggregate dollar amounts of stock options and PSUs under our LTIP to each of our named executive officers:

Name	Stock Options	Performance Stock Units	Total
Ajay Banga	$3,750,000	$3,750,000	$7,500,000
Martina Hund-Mejean	$900,000	$900,000	$1,800,000
Chris A. McWilton	$850,000	$850,000	$1,700,000
Gary J. Flood	$900,000	$900,000	$1,800,000
Ann Cairns	$750,000	$750,000	$1,500,000

The stock option awards have an exercise price of $420.43 per share, which was the closing price of the Company’s Class A common stock on the NYSE on March 1, 2012, and vest in four equal annual

MasterCard Incorporated	2012 Proxy Statement

installments beginning on March 1, 2013. The stock option awards have a term of 10 years. The number of PSUs awarded was converted from the dollar amount shown above based on a per share price of $420.43. Named executive officers will not receive dividend equivalents with respect to the PSU awards prior to vesting. Vesting of the shares underlying the PSUs will occur, if at all, on February 28, 2015. The ultimate number of shares to be released on the vesting date will be based on meeting or exceeding average annual return on equity goals and achievement of quantitative and qualitative goals determined by the Compensation Committee over the performance period, which includes performance against the corporate scorecard. The PSU awards made in 2012 have similar features to the PSU awards made in 2011.

Severance Agreements

The Company has entered into employment agreements with Mr. Banga, Ms. Hund-Mejean and Mr. McWilton, which provide severance under specified circumstances, and has entered into an employment agreement with Ms. Cairns, which provides for notice upon termination. Mr. Flood and Ms. Cairns are each covered by the existing severance and change-in-control plans for key executives.

When making compensation decisions for the named executive officers, the Compensation Committee generally does not consider the potential payments that may be made in the future to the named executive officers in the event of termination of employment or a change in control. The employment agreements provide a general framework for compensation, and generally set minimum levels of compensation, job responsibilities and severance arrangements governing the obligations of the parties following a termination of employment or a change in control of the Company. The potential severance payments to named executive officers with employment agreements were approved as part of the employment agreement with the named executive officer (other than Ms. Cairns’ employment agreement, which does not provide for severance) after consideration by the Company of the need to attract key employees, preserve employee morale and encourage retention in the face of a potential disruptive impact of a termination of employment or a change in control of the Company. In addition, the Company believes that the severance payments provide an appropriate incentive for the executive to comply with the non-competition, non-solicitation and non-disclosure restrictions following a termination of employment. Moreover, the benefits provided to the named executive officers in the event of a change in control of the Company are designed to allow the executives to assess takeover bids objectively, without regard to potential impact on them.

For a further discussion of these severance arrangements, refer to the section entitled “Potential Payments Upon Termination or Change-in-Control” that follows this Compensation Discussion and Analysis.

MasterCard Incorporated	2012 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

David R. Carlucci, Chairman

Silvio Barzi

Marc Olivié

Rima Qureshi

José Octavio Reyes Lagunes

(April 2012)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever served as an officer or employee of the Company or had any disclosable related person transaction in which the Company was a participant during the last fiscal year. In addition, no executive officer of the Company serves on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

MasterCard Incorporated	2012 Proxy Statement

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned for 2011, 2010 and 2009 by each of the individuals who served as our principal executive officer, our principal financial officer and the three other most highly compensated executive officers during the year ended December 31, 2011 (collectively, the “named executive officers”).

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Ajay Banga	2011	$900,000	$69,300	$2,475,227	$2,474,834	$2,160,000	$—		$265,590	(5)	$8,344,951
President and Chief Executive Officer	2010	$850,000	$2,123,906	$4,632,491	$2,200,131	$1,900,000	$—		$149,286		$11,855,814
	2009	$269,744	$2,100,000	$4,900,089	$2,400,006	$1,620,000	$—		$57,266		$11,347,105

Martina Hund-Mejean	2011	$550,000	$42,350	$2,625,448	$624,850	$895,125	$—		$80,795	(5)	$4,818,568
Chief Financial Officer	2010	$541,667	$40,625	$550,197	$550,118	$770,000	$—		$70,304		$2,522,911
	2009	$500,000	$38,000	$500,007	$499,935	$675,000	$—		$59,802		$2,272,744

Chris A. McWilton	2011	$550,000	$42,350	$625,176	$624,850	$1,151,435	$342,815	(6)	$104,454	(5)	$3,441,080
President, U.S. Markets	2010	$550,000	$41,250	$550,197	$550,118	$825,000	$434,988		$105,479		$3,057,032
	2009	$550,000	$41,800	$550,102	$549,956	$700,000	$251,455		$109,517		$2,752,830

Gary J. Flood	2011	$541,667	$41,708	$675,171	$675,052	$1,031,387	$40,217	(6)	$146,567	(5)	$3,151,769
President, Global Products and Solutions	2010	$500,000	$37,500	$550,197	$550,118	$800,000	$50,886		$170,877		$2,659,578
	2009	$500,000	$38,000	$500,007	$499,935	$700,000	$49,306		$176,406		$2,463,654

Ann Cairns(7)	2011	$196,596	$1,176,244	$1,250,259	$—	$408,268	$—		$254	(5)	$3,031,621
President, International Markets

(1)	For Mr. Banga in 2011, and for Ms. Hund-Mejean and Messrs. McWilton and Flood in 2009 through 2011, amount represents profit sharing payment pursuant to the SPP. For Ms. Cairns in 2011, amount represents a signing bonus paid to her in October 2011. For Mr. Banga in 2010, amount represents (a) a pro-rated profit sharing payment pursuant to the SPP and (b) the portion of Mr. Banga’s signing bonus of $2,100,000 paid to him in 2010. For Mr. Banga in 2009, amount represents the portion of Mr. Banga’s signing bonus paid to him in September 2009.
(2)	Represents the aggregate grant date fair value of stock-based awards made to each named executive officer, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB Topic 718”), previously known as FASB Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“FAS 123R”). Except for Mr. Banga in 2010 and 2009, Ms. Hund-Mejean in 2011 and Ms. Cairns in 2011, each amount represents aggregate grant date fair value reported for stock-based awards made with performance conditions. For Ms. Hund-Mejean in 2011, amount represents aggregate grant date fair value reported for both (x) stock-based awards made with performance conditions and (y) a grant of restricted stock units which were not subject to performance conditions. For Ms. Cairns in 2011, amount represents aggregate grant date fair value for a grant of restricted stock units, which were not subject to performance conditions. For Mr. Banga in 2010, amount represents aggregate grant date fair value reported for both (x) stock-based awards made with performance conditions and (y) a grant of restricted stock units which were not subject to performance conditions. For Mr. Banga in 2009, amount represents aggregate grant date fair value for a grant of restricted stock units, which were not subject to performance conditions. Aggregate grant date fair value reported for stock-based awards made with performance conditions are based on target performance, which was the probable outcome of the performance conditions as of the grant date. Assuming maximum performance level were to be achieved with respect to awards with performance conditions, the aggregate grant date fair value of the stock-based awards made with performance conditions granted to each of the named executive officers as of the grant date for 2011 awards are as follows: Mr. Banga—$4,950,455; Ms. Hund-Mejean—$1,250,353; Mr. McWilton—$1,250,353; Mr. Flood—$1,350,342 (For Ms. Hund-Mejean, the grant date fair value of her stock-based award made with performance conditions based on the probable outcome of the performance conditions is shown in the Grants of Plan-Based Awards in 2011 table below.). Assumptions used in the calculation are included in footnote 16 to the Company’s audited financial statements for the year ended December 31, 2011 included in the Form 10-K.
(3)	Represents the aggregate grant date fair value of stock option awards computed in accordance with FASB Topic 718 made to each named executive officer, except for Ms. Cairns. Assumptions used in the calculation are included in footnote 16 to the Company’s audited financial statements for the year ended December 31, 2011 included in the Form 10-K.
(4)	Amount represents performance-based incentive compensation paid in March of the next fiscal year but earned by the named executive officers in the year indicated pursuant to the SEAICP, except for Ms. Cairns in 2011, which was paid in March 2012 pursuant to the AICP and was prorated due to the commencement of her employment in August 2011.
(5)	See the All Other Compensation in 2011 table following the Summary Compensation Table for information with respect to this amount.
(6)	Amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under the SERP and the MAP determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Amounts reflect: (a) changes to SERP in 2011 (Mr. McWilton—$329,000) and (b) increases to MAP balances in 2011 (Mr. McWilton—$13,815; Mr. Flood—$40,217).
(7)	Ms. Cairns commenced employment on August 22, 2011. Compensation for Ms. Cairns is paid in British pounds. In calculating the U.S. dollar equivalent for amounts that are not denominated in U.S. dollars, the Company converts each payment into U.S. dollars based on an average exchange rate as of the first business day for each month during 2011. The average exchange rate was 1.60755 British pounds to U.S. dollars.

MasterCard Incorporated	2012 Proxy Statement

ALL OTHER COMPENSATION IN 2011

The following table sets forth certain information with respect to the “All Other Compensation” column of the Summary Compensation Table for 2011 for the named executive officers.

Name (a)	Perquisites & Other Personal Benefits (b)(1)	Registrant Contributions to Defined Contribution Plans (c)(2)	Insurance Premiums (d)(3)
Ajay Banga	$205,980	$57,672	$1,938

Martina Hund-Mejean	$25,000	$54,598	$1,197

Chris A. McWilton	$25,000	$78,200	$1,254

Gary J. Flood	$25,000	$120,233	$1,334

Ann Cairns	$–	$–	$254	(4)

(1)	Amounts represent (a) payment in lieu of perquisites (Mr. Banga—$45,000; Ms. Hund-Mejean and Messrs. McWilton and Flood—$25,000 each), (b) aggregate incremental cost to the Company for personal use of a leased corporate aircraft by Mr. Banga of $67,975, which is based on the variable costs to the Company for operating the aircraft and includes fuel costs, hourly flight charges, associated taxes and flat fees (In addition, family members of Mr. Banga accompanied him on business travel on the corporate aircraft on a small number of occasions in 2011. Family travel resulted in minimal incremental cost to the Company. Generally, costs associated with the personal use of a leased corporate aircraft are not deductible for income tax purposes. Mr. Banga reimburses the Company for his personal travel on the corporate aircraft at the Standard Industry Fare Level, or SIFL, rate.), (c) personal use of certain event tickets by Mr. Banga on a small number of occasions during 2011 and (d) aggregate incremental cost to the Company of $89,505 with respect to personal use of a Company-leased car by Mr. Banga, which is based on the allocation between personal and business use (based on mileage) for the cost of lease payments made in 2011, driver compensation, insurance premiums and fuel expense.
(2)	Amounts represent (a) matching contributions under the 401(k) matching component of the Savings Plan (Mr. Banga—$18,375; Ms. Hund-Mejean—$18,375; Messrs. McWilton and Flood—$14,700 each); and (b) Company contributions to the Restoration Program (Mr. Banga—$39,297; Ms. Hund-Mejean—$36,223; Mr. McWilton—$63,500; Mr. Flood—$105,533).
(3)	Amounts represent 2011 premiums paid by the Company for executive life insurance coverage.
(4)	Amounts are paid in British pounds. In calculating the U.S. dollar equivalent for amounts that are not denominated in U.S. dollars, the Company converts each payment into U.S. dollars based on an average exchange rate as of the first business day for each month during 2011. The average exchange rate was 1.60755 British pounds to U.S. dollars.

MasterCard Incorporated	2012 Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2011

The following table sets forth certain information with respect to awards granted during the year ended December 31, 2011 to each of our named executive officers.

Name (a)	Grant Date (b)	Date of Action (1)(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(4)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(5)	Exercise or Base Price of Option Awards ($ / Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)(6)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Ajay Banga	3/1/2011	2/7/2011								27,804	$240.36	$2,474,834
	3/1/2011	2/7/2011				5,149	10,298	20,596				$2,475,227
		2/7/2011	$675,000	$1,350,000	$3,375,000

Martina Hund-Mejean	3/1/2011	2/7/2011								7,020	$240.36	$624,850
	3/1/2011	2/7/2011				1,301	2,601	5,202				$625,176
	9/20/2011	9/20/2011							5,654			$2,000,272
		2/7/2011	$275,000	$550,000	$1,375,000

Chris A. McWilton	3/1/2011	2/7/2011								7,020	$240.36	$624,850
	3/1/2011	2/7/2011				1,301	2,601	5,202				$625,176
		2/7/2011	$316,250	$632,500	$1,581,250

Gary J. Flood	3/1/2011	2/7/2011								7,584	$240.36	$675,052
	3/1/2011	2/7/2011				1,405	2,809	5,618				$675,171
		2/7/2011	$316,250	$632,500	$1,581,250

Ann Cairns	9/20/2011	9/20/2011							3,534			$1,250,259
		6/10/2011	$130,188	$260,375	$650,939

(1)	On February 7, 2011, the Compensation Committee approved grants of stock options and PSUs under the LTIP to the specified named executive officer that were made on March 1, 2011. On September 20, 2011, the Compensation Committee also approved a grant of RSUs under the LTIP to Ms. Hund-Mejean and Ms. Cairns that were made on September 20, 2011. The grants of stock options were approved by the Compensation Committee and made in accordance with the Company’s policy for grants of stock options. See “Stock Option Grant Practices” in the Compensation Discussion and Analysis that precedes these tables.
(2)	On February 7, 2011, the Compensation Committee established threshold, target, and maximum payouts for all named executive officers other than Ms. Cairns under our SEAICP for 2011. Actual payout amounts under the SEAICP for 2011 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Ms. Cairns’ threshold, target and maximum payouts under the AICP for 2011 were established pursuant to the terms of her offer letter, dated June 10, 2011. Ms. Cairns’ bonus pursuant to the AICP was prorated for her employment with the Company during 2011. See “Executive Compensation Program Elements-Annual Incentive” in the Compensation Discussion and Analysis that precedes these tables.
(3)	Represents an award of PSUs granted on March 1, 2011. The PSUs vest in full, if at all, on February 28, 2014. The actual number of shares of Class A common stock to be issued and actual payout value of unearned shares with respect to the PSU awards granted on March 1, 2011 has not been determined and will be determined based on the Company’s performance over the three-year period ending December 31, 2013.
(4)	Represents an award of RSUs granted to Ms. Hund-Mejean and Ms. Cairns on September 20, 2011. The RSUs for Ms. Hund-Mejean vest in 33.33% increments on each of September 19, 2014, 2015 and 2016. The RSUs for Ms. Cairns vest in 25% increments on each of September 19, 2012 and 2013, and the remaining 50% vests on September 19, 2014.
(5)	Represents a grant of stock options having a ten-year term and vesting in 25% increments on each of March 1, 2012, 2013, 2014 and 2015.
(6)	Represents the grant date fair value in accordance with FASB Topic 718. Assumptions used in the calculation of this amount are included in footnote 16 to the Company’s audited financial statements for the year ended December 31, 2011 included in the Form 10-K. PSUs are reflected at target value.

MasterCard Incorporated	2012 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table sets forth certain information with respect to all outstanding option awards and stock awards held by each of our named executive officers at December 31, 2011.

Name (a)	Stock Option Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
Ajay Banga							25,207	(3)	$9,397,674	39,502	$14,727,136
	9/21/2009(4)	19,708	9,856	—	$222.62	9/21/2019
	3/1/2010(5)	6,487	19,461	—	$232.74	3/1/2020
	3/1/2011(6)	—	27,804	—	$240.36	3/1/2021

Martina Hund-Mejean							10,188	(7)	$3,798,290	9,930	$3,702,103
	12/5/2007(8)	10,000	—	—	$200.07	12/5/2017
	3/1/2008(9)	4,776	1,592	—	$190.00	3/1/2018
	3/1/2009(10)	3,618	3,618	—	$158.03	3/1/2019
	3/1/2010(5)	1,622	4,866	—	$232.74	3/1/2020
	3/1/2011(6)	—	7,020	—	$240.36	3/1/2021

Chris A. McWilton							4,988	(11)	$1,859,626	9,930	$3,702,103
	3/1/2008(9)	5,253	1,751	—	$190.00	3/1/2018
	3/1/2009(10)	—	3,980	—	$158.03	3/1/2019
	3/1/2010(5)	1,622	4,866	—	$232.74	3/1/2020
	3/1/2011(6)	—	7,020	—	$240.36	3/1/2021

Gary J. Flood							4,534	(11)	$1,690,366	10,346	$3,857,196
	3/1/2007(12)	2,678	—	—	$106.29	3/1/2017
	3/1/2008(9)	4,776	1,592	—	$190.00	3/1/2018
	3/1/2009(10)	3,618	3,618	—	$158.03	3/1/2019
	3/1/2010(5)	1,622	4,866	—	$232.74	3/1/2020
	3/1/2011(6)	—	7,584	—	$240.36	3/1/2021

Ann Cairns							3,534	(13)	$1,317,546	—	$ —

(1)	Value is based on the December 30, 2011 per share closing market price of $372.82 of our Class A common stock on the NYSE.
(2)	For each individual other than Ms. Cairns, represents (a) a number of PSUs granted on March 1, 2010, which vest, if at all, on February 28, 2013 and (b) a number of PSUs granted on March 1, 2011, which vest, if at all, on February 28, 2014, and which, in each case, corresponds to the number of shares that would be issued at maximum performance level of 200% because actual performance through December 31, 2011 was either at maximum level or was between target and maximum level. The actual number of shares of Class A common stock to be issued and actual payout value of unearned shares with respect to the PSU awards granted on each of March 1, 2010 and March 1, 2011 has not been determined and will be determined based on the Company’s performance over the three-year performance periods ending December 31, 2012 and December 31, 2013, respectively.
(3)	Represents (a) RSUs awarded to Mr. Banga on September 21, 2009, which vest in 20% increments on each of September 21, 2010 and 2011, and the remaining 60% vests on September 21, 2012 and (b) RSUs awarded to Mr. Banga on July 1, 2010, which vest in full on June 30, 2014.
(4)	Represents stock options granted to Mr. Banga on September 21, 2009. The stock options vest in 33.33% increments on each of March 21, 2010, 2011, and 2012.
(5)	Represents stock options granted during 2010. The stock options vest in 25% increments on each of March 1, 2011, 2012, 2013 and 2014.
(6)	Represents stock options granted during 2011. The stock options vest in 25% increments on each of March 1, 2012, 2013, 2014 and 2015. See the Grants of Plan-Based Awards in 2011 table for more information on stock options granted in 2011.
(7)	Represents (a) RSUs awarded to Ms. Hund-Mejean on September 20, 2011, which vest in 33.33% increments on each of September 19, 2014, 2015 and 2016 and (b) a number of PSUs granted on March 1, 2009, which vested on February 29, 2012, and correspond to the number of shares that were issued at a performance level of 143.3% based on the Company’s performance over the three-year performance period ending December 31, 2011.
(8)	Represents stock options granted to Ms. Hund-Mejean on December 5, 2007. The stock options vested in 25% increments on each of December 5, 2008, 2009, 2010 and 2011.
(9)	Represents stock options granted during 2008. The stock options vest in 25% increments on each of March 1, 2009, 2010, 2011 and 2012.

MasterCard Incorporated	2012 Proxy Statement

(10)	Represents stock options granted during 2009. The stock options vest in 25% increments on each of March 1, 2010, 2011, 2012 and 2013.
(11)	Represents a number of PSUs granted on March 1, 2009, which vested on February 29, 2012, and correspond to the number of shares that were issued at a performance level of 143.3% based on the Company’s performance over the three-year performance period ending December 31, 2011.
(12)	Represents stock options granted during 2007. The stock options vested in 25% increments on each of March 1, 2008, 2009, 2010 and 2011.
(13)	Represents RSUs awarded to Ms. Cairns on September 20, 2011, which vest in 25% increments on each of September 19, 2012 and 2013, and the remaining 50% vests on September 19, 2014.

MasterCard Incorporated	2012 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN 2011

The following table sets forth certain information with respect to stock awards that vested for, and stock options which were exercised by, each of our named executive officers during the year ended December 31, 2011.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (1) (c)	Number of Shares Acquired on Vesting (#) (2) (d)	Value Realized on Vesting ($) (3) (e)
Ajay Banga	—	$—	4,402	$1,534,823

Martina Hund-Mejean	—	$—	5,264	$1,285,127

Chris A. McWilton	7,131	$1,406,756	5,790	$1,413,542

Gary J. Flood	—	$—	5,264	$1,285,127

Ann Cairns	—	$—	—	$—

(1)	The value realized on exercise is calculated as the number of shares acquired upon exercise, multiplied by the difference between the per share market value on the date of exercise (the average of the high and low market price per share of Class A common stock on the NYSE on that date), less the option exercise price paid for the shares of Class A common stock.
(2)	For Mr. Banga, represents the number of RSUs that vested during 2011. For the other specified named executive officers, represents the number of PSUs that vested during 2011.
(3)	Value realized upon vesting based on the average of the high and low market price per share of Class A common stock on the NYSE on the respective vesting date.

MasterCard Incorporated	2012 Proxy Statement

PENSION BENEFITS IN 2011

MAP.

The Company maintains the MAP, a tax-qualified defined benefit pension plan, to provide retirement income to all U.S. employees, including the named executive officers, who were participants in the plan on or prior to June 30, 2007. MasterCard eliminated the MAP for all new hires after June 30, 2007 and froze the pay credit level (which is the credited percentage of a MAP participant’s eligible compensation) for all existing employees at that date. In addition to the pay credits, a participant’s account under the MAP receives investment credits based on the yield on 30-Year Treasury securities.

Under the MAP’s cash balance formula, a notional account is established for each participant, to which a percentage of the participant’s eligible compensation is credited. In September 2010, pay credit levels were reduced to either 8% or 4% for all participants effective January 1, 2011. Participants whose pay credit level from July 1, 2007 through December 31, 2010 was either 14%, 12% or 10% received an 8% pay credit during 2011. Participants at the 8%, 5.75% or 4.5% pay credit level from July 1, 2007 through December 31, 2010, received a 4% pay credit during 2011. Effective January 1, 2012, all participants receive a 4% pay credit. Effective January 1, 2013, pay credits to MAP will cease for all participants. MAP participants will continue to earn interest credits.

In addition to the pay credit described above, the MAP in effect as of December 31, 2011 provided that participants whose base salary and annual cash bonus exceed the limit under Section 401(a)(17) of the Internal Revenue Code, but do not exceed $400,000, receive a pay credit with respect to the amount above the Section 401(a)(17) limit, which is determined in the manner described above. However, this pay credit will not exceed 28% of the participant’s eligible compensation.

A participant’s vested notional account balance under the MAP generally may be paid at any time (subject to restrictions imposed by the Internal Revenue Code) following termination of employment with the Company for any reason, regardless of the age of the participant. At the participant’s election, the account balance can be paid as a lump sum or in an annuity form that is approximately the actuarial equivalent of the notional account balance.

SERP.

The SERP in effect during 2011 provided that:

•

In the event of a participant’s disability, retirement or termination of employment for any reason other than death, in each case, after attaining age 60 and four years of SERP participation, the SERP pays out a lump sum present value of the net SERP benefit actuarially increased from the date of attainment of age 60 and four years of SERP participation to termination of employment.

•

In the event a participant dies while employed and after attaining age 60 and at least four years of SERP participation, the SERP pays out a lump sum equal to the present value of an immediate net SERP benefit actuarially increased from the date of attainment of age 60 and four years of SERP participation to termination of employment.

The SERP benefit is generally payable six months after a termination of employment. The SERP was amended, effective January 1, 2008, to conform with Section 409A of the Internal Revenue Code and to make certain other changes. Following a review of the SERP by the Compensation Committee during 2007, the Compensation Committee approved a recommendation in February 2008 to discontinue the SERP. The current participants at that time remain active in the plan and retain their right to receive their vested balance in accordance with the terms of the SERP.

MasterCard Incorporated	2012 Proxy Statement

The following table shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to such named executive officer under the MAP and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For the SERP, the pension benefit discount rate used was 6%. Information regarding the MAP and the SERP can be found in the Compensation Discussion and Analysis under the heading “Other Benefits” and in the summary of MAP and SERP benefits in the section entitled “Potential Payments Upon Termination or Change-in-Control.”

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefits ($)(1) (d)	Payments During Last Fiscal Year ($) (e)
Ajay Banga	MAP	—	$—	$—
	SERP	—	$—	$—

Martina Hund-Mejean	MAP	—	$—	$—
	SERP	—	$—	$—

Chris A. McWilton	MAP	9	$119,487	$—
	SERP	7	$1,366,000	$—

Gary J. Flood	MAP	25	$582,772	$—
	SERP	—	$—	$—

Ann Cairns	MAP	—	$—	$—
	SERP	—	$—	$—

(1)	Includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. The SERP amount for the specified named executive officer vests after four years of service with the Company and upon attainment of the age of 60.

MasterCard Incorporated	2012 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreements

MasterCard International is party to an employment agreement with each of the named executive officers, other than Mr. Flood. The employment agreements for Mr. Banga, Ms. Hund-Mejean, Mr. McWilton and Ms. Cairns, as well as the employment arrangement with Mr. Flood, were previously publicly filed by the Company with the SEC.

Mr. Banga

MasterCard International entered into an employment agreement with Mr. Banga on June 16, 2009 (as well as an offer letter on June 15, 2009), pursuant to which he served as the Company and MasterCard International’s President and Chief Operating Officer. Pursuant to an offer letter which the Company entered into with Mr. Banga on April 12, 2010, Mr. Banga was appointed as Chief Executive Officer of the Company and MasterCard International, effective July 1, 2010. The offer letter sets forth a summary of modifications to Mr. Banga’s then-existing employment agreement, which modifications were also effective as of July 1, 2010. On July 1, 2010, MasterCard International and Mr. Banga entered into an amended and restated employment agreement which is consistent with the terms of the April 12, 2010 offer letter and consolidates the remaining relevant terms of Mr. Banga’s initial employment agreement and offer letter.

Term

Under Mr. Banga’s agreement, he initially was to be employed for a fixed term through December 31, 2011. The agreement provides for automatic one-year renewals, unless either party gives at least 90-days prior written notice not to renew.

Compensation

During the term of employment, Mr. Banga will:

•

receive a base salary (which has been increased to $1 million, effective March 12, 2012), to be reviewed annually by the Compensation Committee and which will be subject to increase at the discretion of the Compensation Committee following review of his performance;

•

be eligible to participate in such annual and/or long term bonus or incentive plan(s) generally made available to other employees of MasterCard International at his level, based on performance goals or other criteria, terms and conditions as may be established by MasterCard International; and

•	be eligible to participate in the Company and MasterCard International’s employee compensation or benefit plans and programs generally made available to other employees at his level.

Termination of Employment

Pursuant to the agreement, Mr. Banga’s employment terminates:

•	upon his death;
•	at the option of MasterCard International, upon his disability (as defined under the MasterCard Long-Term Disability Benefits Plan);
•	upon his termination by MasterCard International for “Cause” (as defined in the agreement and described below);
•

upon his termination by MasterCard International without Cause effective 90 days after giving written notice (MasterCard International may, at its option, provide 90 days base salary payable in a lump sum in lieu of such notice period);

MasterCard Incorporated	2012 Proxy Statement

•	at his option upon an event constituting “Good Reason” (as defined in the agreement and described below) effective 90 days after giving written notice;
•	upon his voluntary resignation effective 90 days after giving written notice (which notice requirement MasterCard International may waive in whole or in part);
•

upon either party giving the other 90 days prior written notice of non-renewal (if by MasterCard International, at its option, by providing 90 days base salary payable in a lump sum in lieu of such notice period); or

•	on the last day of the calendar year in which he attains the age of 65.

Termination Payments

Death.    In the event of Mr. Banga’s death, his estate or beneficiaries are entitled to receive the following payments in a lump sum within 30 days following the date of termination: (1) base salary earned but not paid through the date of his death; (2) payment for all accrued but unused vacation time; (3) the target annual incentive bonus payable for the year in which his death occurs (if not already paid); and (4) such additional benefits, if any, that he may be entitled to under the Company or MasterCard International’s plans and programs on account of death.

Disability.    If Mr. Banga’s employment is terminated on account of his disability, he will be entitled to the payments set forth above in the event of his death, except that his annual incentive bonus will be pro-rated for the year of his termination and will be based upon the actual performance, rather than the target level of performance, of MasterCard International for the applicable performance period (and taking into account the terms of the then applicable annual incentive bonus plan including, but not limited, to the discretion of the Compensation Committee to reduce such bonus amount) with such amount payable when the incentive bonus is regularly paid to similarly situated employees for such year.

For Cause.    If MasterCard International terminates Mr. Banga’s employment for Cause, he will be entitled to the payments set forth in items (1) and (2) above in the event of his death and such additional benefits, if any, that he would be entitled to under the Company or MasterCard International’s plans and programs on account of termination for Cause. “Cause” means: (a) the willful failure by Mr. Banga to perform his duties or responsibilities (other than due to disability); (b) Mr. Banga’s engaging in serious misconduct that is injurious to the Company including, but not limited to, damage to its reputation or standing in its industry; (c) Mr. Banga’s having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (d) the material breach by Mr. Banga of any written covenant or agreement with MasterCard International not to disclose any information pertaining to MasterCard International; or (e) the breach by Mr. Banga of the Company’s Code of Conduct, the Supplemental Code of Ethics, any material provision of his employment agreement or any material provision of other specified Company or MasterCard International policies. MasterCard International’s notice of termination for Cause must state the date of termination and identify the grounds upon which the termination is based.

Voluntary Resignation or Non-Renewal by Mr. Banga.    If Mr. Banga voluntarily resigns other than with Good Reason or provides notice of non-renewal of the agreement, he will be entitled to the payments set forth in items (1) and (2) above in the event of his death and such additional benefits, if any, that he would be entitled to under the Company or MasterCard International’s plans and programs on account of his voluntary resignation other than with Good Reason.

Without Cause, With Good Reason or Upon Non-Renewal by MasterCard International.    During the term of the agreement (including any renewal thereof) ending on or before December 31, 2014, if Mr. Banga’s employment is terminated by MasterCard International (other than for Cause or disability), by him with Good Reason, or upon non-extension of the term of the agreement by MasterCard International, he will be entitled to the following payments:

•	base salary earned but not paid prior to the date of termination;
•	accrued but unused vacation time payable within 30 days following the date of termination;

MasterCard Incorporated	2012 Proxy Statement

•

a pro-rata portion of the annual incentive bonus payable for the year in which his termination occurs based upon the actual performance of MasterCard International for the applicable performance period as determined by the Compensation Committee and payable in accordance with the regular bonus pay practices of MasterCard International and, to the extent not already paid, the annual incentive bonus for the year immediately preceding the year in which his date of termination occurs, payable in the amount and at the time it would have been paid per the terms of the then applicable annual incentive bonus plan;

•

severance payable over 24 months in an amount equal to base salary continuation for 24 months following the date of termination plus an amount equal to two times the average annual incentive bonus received by him with respect to the two years of employment prior to the year of termination, payable on a schedule in accordance with the regular payroll practices of MasterCard International (collectively, the “Severance Pay”);

•

payment of the monthly cost of the premium for COBRA medical coverage for the applicable COBRA period (or the severance period if shorter), or if he is eligible for the MasterCard Retiree Health Plan, the full cost of the Retiree Health coverage for the severance pay period and thereafter the retiree contribution levels shall apply;

•	reasonable outplacement services; and
•	such additional benefits, if any, that he would be entitled to under the Company or MasterCard International’s plans and programs for the above captioned events of termination.

“Good Reason” means: (a) the assignment to a position for which Mr. Banga is not qualified or a materially lesser position than the position held by him; (b) a material reduction in annual base salary other than a 10 percent or less reduction, in the aggregate, over the term of employment; (c) the relocation of Mr. Banga’s principal place of employment to a location more than 50 miles from his principal place of employment; (d) the failure by MasterCard International to obtain an agreement from any successor to MasterCard International to assume and agree to perform any employment agreement between Mr. Banga and MasterCard International; or (e) the failure by MasterCard International to have offered Mr. Banga a promotion to Chief Executive Officer of the Company on or before June 30, 2010 (with such offer to become effective not later than January 1, 2011).

If Mr. Banga’s term of employment ends after December 31, 2014 because either his employment is terminated by MasterCard International (other than for Cause or disability), he terminates his employment with Good Reason, or MasterCard International elects not to further extend the term of employment, then the term of employment shall end as of the date of termination and Mr. Banga shall be entitled to only those payments and benefits provided in the first, second, third and seventh bullets above.

Release of Claims.    Mr. Banga’s right to receive the Severance Pay and certain other payments on account of termination without Cause, with Good Reason or non-renewal is subject to him entering into (without revocation) a separation agreement and release of claims against MasterCard International.

Mandatory Retirement.    In the event Mr. Banga’s employment ends upon mandatory retirement (that is, the last day of the calendar year in which he attains the age of 65) he will be eligible for the following payments: (1) in a lump sum within 30 days following the date of termination base salary earned but not paid prior to the date of termination; (2) in a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time; (3) the annual incentive bonus payable for the year in which his termination occurs and the prior year, if not already paid, based upon the actual performance of MasterCard International for the applicable performance period; and (4) such additional vested benefits which he is entitled to following the termination of his employment under the Company or MasterCard International’s plans and programs.

Restrictive Covenants

The agreement subjects Mr. Banga to MasterCard International’s standard restrictive covenants for executive employees, including confidentiality, non-compete and non-solicit obligations. In addition, in order to be eligible for long-term incentive awards in 2012 and in subsequent years, Mr. Banga signed a

MasterCard Incorporated	2012 Proxy Statement

separate non-compete agreement which provides for a twelve-month period of non-competition and a twenty-four month period of non-solicitation following termination. In the event of a violation of the non-compete agreement, the agreement provides for Mr. Banga’s repayment of certain stock option exercise gains and either other vested equity awards or SEAICP bonuses from the two-year period preceding the violation. Because Mr. Banga has received at least two years of vested equity awards, any repayment under this agreement would come from such awards and not from SEAICP bonuses.

Incentive Awards and Other Benefits.

Mr. Banga is eligible to participate in the SEAICP. This bonus program is based on corporate, business unit and individual performance. His target payout will be 150% (range 0% - 375%) of his base salary. Bonus amounts are based upon an assessment of results against established performance goals. Receipt of any bonus payment is at the discretion of the Compensation Committee.

Mr. Banga is also eligible to participate in the LTIP.

Mr. Banga was eligible to participate in the SPP after one year of employment with MasterCard International. In 2011, Mr. Banga participated in the SPP. Beginning for the plan year 2012, named executive officers are no longer eligible to participate in the SPP; the Compensation Committee’s intent is to reflect the value of the profit sharing payment in future long-term incentive awards.

Mr. Banga also participates in MasterCard International’s executive perquisite program in accordance with the terms and conditions of such program, as approved by the Compensation Committee. In accordance with MasterCard International’s policy for providing perquisite allowances in lieu of specific perquisites, Mr. Banga was provided with a cash allowance of $45,000 (less lawful deductions) for 2011. The allowance is subject to review on an annual basis by the Compensation Committee, and may be modified or eliminated, based on competitive assessment. Additional perquisites and related benefits received by Mr. Banga in 2011 are described above in the “All Other Compensation in 2011” table.

Mr. McWilton and Ms. Hund-Mejean

On December 30, 2008, MasterCard International entered into an amended employment agreement with Mr. McWilton and an employment agreement with Ms. Hund-Mejean. Pursuant to these agreements, Mr. McWilton serves as President, U.S. Markets and Ms. Hund-Mejean serves as Chief Financial Officer.

Term

Under their respective agreements, each executive initially was to be employed for a fixed term of two years ending on December 30, 2010. Each agreement provides for automatic one-year renewals, unless the executive or MasterCard International gives a notice of non-renewal at least 90 days prior to the end of the term.

Compensation

During the term of employment, the executives each will:

•	receive a base salary, which is subject to increase based on an annual performance review by the Compensation Committee;
•

be eligible to participate in the annual and/or long term bonus or incentive plans as are generally available to other employees of MasterCard International at the executive’s level, based on performance goals or other criteria as may be established by MasterCard International; and

•

be eligible to participate in the Company and MasterCard International’s benefit and perquisite programs generally made available to members of the Executive Committee (excluding the Chief Executive Officer) in accordance with the terms and conditions of such programs.

MasterCard Incorporated	2012 Proxy Statement

Termination of Employment

Pursuant to the agreement, the executive’s employment terminates: upon death; upon disability (at the option of MasterCard Incorporated); upon termination by MasterCard Incorporated for “Cause” (as defined in the agreements and described below); upon voluntary resignation; either party giving the other notice of non-renewal; upon termination by MasterCard International without Cause; termination by the executive for “Good Reason” (as defined in the agreements and described below); or on the last day of the calendar year in which the executive attains the age of 65.

Termination Payments

Death.    In the event of Mr. McWilton’s or Ms. Hund-Mejean’s death, his or her estate and/or beneficiaries are entitled to receive the following payments: (1) base salary earned but not paid through the date of the executive’s death; (2) payment for all accrued but unused vacation time; (3) the target annual incentive bonus payable for the year in which death occurs, and the prior year if not already paid; and (4) such additional benefits, if any, the executive may be entitled to under the Company or MasterCard International’s plans and programs on account of death.

Disability.    In the event of Mr. McWilton’s or Ms. Hund-Mejean’s termination of employment on account of disability, the executive will receive the same payments as noted above in the event of his or her death except that the executive’s target annual incentive bonus will be pro-rated for the year of his or her termination.

For Cause.    If MasterCard International terminates the executive’s employment for Cause, he or she will be entitled to: (1) a payment with respect to base salary earned but not paid through the date of his termination, (2) payment for all accrued but unused vacation time and (3) additional benefits, if any that the executive would be entitled to under the Company or MasterCard International’s plans and programs on account of termination for Cause. The agreements define “Cause” to generally mean: (a) the willful failure by the executive to perform his or her duties or responsibilities (other than due to disability); (b) engaging in serious misconduct that is injurious to MasterCard International, including, but not limited to, damage to its reputation or standing in its industry; (c) having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (d) the material breach of any written covenant or agreement with MasterCard International not to disclose any information pertaining to the Company or MasterCard International; or (e) the breach of the Company’s Code of Conduct, the Supplemental Code of Ethics, any material provision of the employment agreement or any material provision of specified Company or MasterCard International policies.

Voluntary Resignation or Non Renewal by Executive.    If Mr. McWilton or Ms. Hund-Mejean voluntarily resigns other than with Good Reason or provides notice of non-renewal of the agreement, the executive will receive the same payments of unpaid base salary and accrued but unused vacation time noted above and such additional benefits, if any that such executive would be entitled to under the Company or MasterCard International’s plans and programs on account of his or her voluntary termination other than with Good Reason.

Without Cause, With Good Reason or Upon Non-Renewal by MasterCard International.    In the event of the executive’s termination by MasterCard International without Cause, by the executive with Good Reason, or upon non-renewal of the executive’s employment agreement by MasterCard International, he or she will be entitled to:

•	base salary earned but not paid prior to the date of termination;
•	accrued but unused vacation time;
•

a pro-rata portion of the annual incentive bonus payable for the year in which the executive’s termination occurs based upon the actual performance of MasterCard International for the applicable performance period and payable in accordance with the regular bonus pay practices of MasterCard International and, to the extent not already paid, the annual incentive

MasterCard Incorporated	2012 Proxy Statement

bonus for the year immediately preceding the year in which the executive’s date of termination occurs, payable in the amount and at the time it would have been paid had the executive remained employed;

•

severance payable over 24 months in an amount equal to base salary continuation for 24 months following the date of termination plus an amount equal to two times the average annual bonus received by the executive with respect to the two years of employment prior to the year of termination, payable in accordance with the annual incentive pay practices of MasterCard International;

•

payment of the monthly cost of the premium for COBRA medical coverage for the applicable COBRA period (or 24 months if shorter), or if he or she is eligible for the MasterCard Retiree Health Plan, the full cost of the retiree health coverage for 24 months and thereafter the retiree contribution levels shall apply;

•

for Mr. McWilton, if upon exhaustion of COBRA medical benefits he is not eligible under the MasterCard Retiree Health Plan, reimbursement for comparable medical coverage until age 55 and, under specified circumstances, access to group coverage thereafter;

•	outplacement services for the shorter of 24 months or the period of unemployment;
•	for Mr. McWilton, full and immediate vesting under the SERP;
•

for Mr. McWilton, be treated as if such termination were a “retirement” for awards outstanding under the LTIP (but only if the termination is within four years of the earliest date that he is eligible for retirement under the LTIP); and

•	such additional benefits, if any that the executive would be entitled to under the Company or MasterCard International’s plans and programs for the above captioned events of termination.

“Good Reason” for this purpose generally means: (a) the assignment to a position for which the executive is not qualified or a materially lesser position than the position held by the executive; (b) a material reduction in the executive’s annual base salary other than a 10 percent or less reduction, in the aggregate, over the term of employment; (c) the relocation of the executive’s principal place of employment more than 50 miles; or (d) the failure by MasterCard International to obtain an agreement from any successor to MasterCard International to assume and agree to perform any employment agreement between the executive and MasterCard International.

Mandatory Retirement.    In the event Mr. McWilton’s or Ms. Hund-Mejean’s employment ends upon mandatory retirement (that is, the last day of the calendar year in which he or she attains the age of 65), he or she will be entitled to: (1) a lump sum within 30 days following the date of termination of all base salary earned but not paid prior to the date of termination; (2) a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time; (3) a pro-rata portion of the annual incentive bonus payable for the year in which his or her termination occurs and the prior year, if not already paid, based upon the actual performance of MasterCard International for the applicable performance period and payable in accordance with the regular bonus pay practices of MasterCard International; and (4) such additional vested benefits which he or she is expressly entitled following the termination of his or her employment under the Company or MasterCard International’s plans and programs.

Tax Gross-Up Payments, Release of Claims and Restrictive Covenants

Mr. McWilton’s and Ms. Hund-Mejean’s employment agreements also contain provision for tax gross-up payments in connection with golden parachute excise taxes. Mr. McWilton’s and Ms. Hund-Mejean’s right to receive a gross-up payment or specified payments on account of termination without Cause, with Good Reason or non-renewal is subject to entering into a separation agreement and release of claims against MasterCard International. Also, each agreement contains several covenants regarding confidentiality, non-competition, and non-solicitation of MasterCard International’s employees, customers or suppliers. In addition, in order to be eligible for long-term incentive awards in 2012 and in subsequent years, each of Mr. McWilton and Ms. Hund-Mejean signed a separate non-compete agreement which provides for a twelve-month period of non-competition and a twenty-four month period of non-solicitation following termination. In the event of a violation of the non-compete agreement, the

MasterCard Incorporated	2012 Proxy Statement

agreement provides for Mr. McWilton’s and Ms. Hund-Mejean’s repayment of certain stock option exercise gains and either other vested equity awards or SEAICP bonuses from the two-year period preceding the violation. Because Mr. McWilton and Ms. Hund-Mejean each have received at least two years of vested equity awards, any repayment under this agreement would come from such awards and not from SEAICP bonuses.

Mr. Flood and Ms. Cairns

Mr. Flood serves as President, Global Products and Solutions of MasterCard International pursuant to an employment arrangement with MasterCard International. On July 6, 2011, a subsidiary of MasterCard International, MasterCard UK Management Services Limited (“MasterCard UK”), entered into an employment agreement with Ms. Cairns pursuant to which she serves as President, International Markets of MasterCard International. Ms. Cairns commenced employment on August 22, 2011.

Term

Both Mr. Flood and Ms. Cairns are employed at will by MasterCard International and MasterCard UK, respectively.

Under her agreement, Ms. Cairns is employed by MasterCard UK for an indefinite term (but not past her 65th birthday), subject to termination by her on six months notice or by MasterCard UK on the longer of six months or the statutory notice period. However, MasterCard UK may elect, in lieu of providing notice, to pay Ms. Cairns her base salary and the value of any other contractual benefits she would have otherwise received during the notice period. In addition, MasterCard UK may terminate Ms. Cairns’ employment at any time without notice in the event that she engages in gross misconduct. Examples of gross misconduct include, but are not limited to, theft, damage to company property, fraud, conviction of certain crimes, incapacity for work due to being under the influence of alcohol or illegal drugs, the loading onto the company hardware of unlicensed or illegal software, deliberate breach of the company’s policy on the use of computer systems and software, physical assault, gross insubordination, unauthorized use or disclosure of confidential information, repeated material breach by Ms. Cairns of her obligations to MasterCard UK, personal bankruptcy, and mental disability as a patient under the UK Mental Health Act of 1983.

Compensation

Mr. Flood receives a base salary and is eligible to participate in the LTIP and in the Company or MasterCard International’s employee compensation and benefit programs as may be generally made available to other employees of the Company or MasterCard International at the executive’s level, including the SEAICP.

Pursuant to Ms. Cairn’s employment agreement and an offer letter dated as of June 15, 2011, she:

•	receives a base salary of British pounds (£) 375,000 per year, which is subject to review annually;
•

received a sign-on bonus of £731,700, which Ms. Cairns is obligated to repay if her employment ends for any reason other than position elimination, death or disability within 12 months of commencing employment;

•

was eligible to receive an additional sign-on bonus to cover the amount forfeited if her compensation balance with her immediately preceding employer was not paid (the additional sign-on bonus ultimately was not paid to her);

•	is eligible to participate in the AICP and, beginning in 2012, the SEAICP instead of the AICP;
•

is eligible to participate in the LTIP, in 2011 received a restricted stock unit grant thereunder in the amount of $1,250,000 (vesting 25% on the first anniversary of the grant date, 25% on the second anniversary and the final 50% vesting on the third anniversary), and in 2012 received a grant of approximately $1,500,000, consisting of stock options and PSUs;

MasterCard Incorporated	2012 Proxy Statement

•

is eligible to participate in a core package of benefits, including life insurance, long term disability insurance, healthcare insurance, personal accident insurance and pension arrangements in accordance with the terms of such plans and, where applicable, UK Inland Revenue requirements; and

•	is eligible to participate in the MasterCard UK Flexible Benefits Plan and MasterCard UK Pension Plan.

Termination of Employment

Upon termination of employment, Mr. Flood or Ms. Cairns, as applicable, will receive payments pursuant to either the MasterCard International Incorporated Executive Severance Plan (the “Executive Severance Plan”) or the MasterCard International Incorporated Change in Control Severance Plan (the “CIC Plan”).

Termination Payments

Death.    In the event of Mr. Flood or Ms. Cairns’ death, his or her estate and/or beneficiaries are entitled to a lump sum payment within 30 days following the date of termination of: (1) base salary earned but not paid through the date of his or her death; (2) payment for all accrued but unused vacation time; (3) the target annual incentive bonus payable for the year in which death occurs, and the prior year if not already paid; and (4) such additional benefits, if any, he or she may be entitled to under MasterCard International’s plans and programs on account of death.

Disability.    In the event of the Mr. Flood or Ms. Cairns’ termination of employment on account of disability, he or she will be entitled to receive the same payments as noted above in the event of his or her death, except that his or her target annual incentive bonus will be pro-rated for the year of his or her termination.

For Cause or Voluntary Resignation.    If MasterCard International terminates Mr. Flood or Ms. Cairns’ employment for “Cause” (as defined in the Executive Severance Plan and described below) or he or she voluntarily resigns other than with Good Reason, he or she will be entitled to, within 30 days of the date of termination: (1) a payment with respect to base salary earned but not paid through the date of his or her termination, (2) payment for all accrued but unused vacation time and (3) additional benefits, if any, that he or she would be entitled to under MasterCard International’s plans and programs on account of termination for Cause or his or her voluntary resignation other than with Good Reason.

Without Cause or With Good Reason.    In the event of Mr. Flood’s or Ms. Cairns’ termination by MasterCard International without Cause or by such executive with “Good Reason” (as defined in the Executive Severance Plan and described below), he or she will be entitled to (in addition to any severance payments described below): (1) a lump sum within 30 days following the date of termination of all base salary earned but not paid prior to the date of termination; (2) a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time; and (3) a pro-rata portion of the annual incentive bonus payable for the year in which his or her termination occurs and the prior year, if not already paid, based upon the actual performance of MasterCard International for the applicable performance period as determined by the Compensation Committee and payable in accordance with the regular bonus pay practices of MasterCard International.

Mandatory Retirement.    In the event Mr. Flood’s or Ms. Cairns’ employment ends upon mandatory retirement (that is, for Mr. Flood the last day of the calendar year in which he attains the age of 65, and for Ms. Cairns the date on which she attains the age of 65), he or she will be entitled to receive the same payments as noted above in the event of his or her death, except that such executive’s annual incentive bonus will be pro-rated for the year in which his or her termination occurs, and will be based upon the actual performance of MasterCard International for the applicable performance period (and taking into account the terms of the annual incentive plan, including but not limited to the discretion of the Compensation Committee to reduce the bonus amount).

MasterCard Incorporated	2012 Proxy Statement

Severance Payments Under the Executive Severance Plan.    In addition to any payments described above, in the event of Mr. Flood or Ms. Cairns’ termination either by MasterCard International without Cause or by the executive for Good Reason, and in each case unless otherwise disqualified as described below, Mr. Flood or Ms. Cairns’ will be entitled to:

•	base salary continuation for 18 months (and, in MasterCard International’s sole discretion, up to an additional 6 months) following the date of termination;
•

an amount equal to 1.5 times the annual incentive bonus paid to the executive for the year prior to the year during which termination occurs, payable ratably over an 18-month period in accordance with the annual incentive bonus pay practices of MasterCard International (or, at MasterCard International’s discretion, an amount equal to up to 2 times the bonus for the prior year, payable over up to 24 months);

•

payment of the monthly cost of the premium for COBRA medical coverage for the applicable COBRA period, or 18 months if shorter, or if the executive is eligible for the MasterCard Retiree Health Plan, the full cost of the retiree health coverage for 18 months, and thereafter the retiree contribution levels shall apply (premiums for COBRA medical coverage are not applicable for Ms. Cairns);

•	reasonable outplacement services for the shorter of 18 months or the period of unemployment; and
•

such additional benefits, if any, that Mr. Flood or Ms. Cairns would be entitled to under MasterCard International’s plans and programs for the above captioned events of termination (other than any severance payments payable under the terms of any benefit plan).

Under the Executive Severance Plan, Mr. Flood and Ms. Cairns are only entitled to receive severance payments in the events described above, and would not be entitled to receive such severance payments in the event of termination of employment with MasterCard International due to (1) death, (2) disability, (3) voluntary resignation for any reason other than for Good Reason or mandatory retirement or (4) termination for Cause, or in the event that he or she fails to give notice of termination for Good Reason within 60 days of the events constituting Good Reason.

MasterCard International’s obligation to make the severance payments described in the first four bullets above is conditioned upon Mr. Flood’s and Ms. Cairns’ execution of a separation agreement and release, within 60 days following the date of termination, of all claims related to his or her employment or the termination of such employment. Such an agreement would include non-competition and non-solicitation restrictions for an 18-month period (or for the length of the severance payments, if longer as described above).

CIC Payments Under the CIC Plan.    In the event that, within six months preceding or two years following a Change-in-Control (as determined in the CIC Plan and as described below), Mr. Flood or Ms. Cairns either: (1) is terminated by MasterCard International or MasterCard International’s successor without “Cause” (as defined in the CIC Plan and described below) or (2) terminates his or her employment with MasterCard International or MasterCard International’s successor for “Good Reason” (as defined in the CIC Plan and described below), and in each case unless otherwise ineligible as described below, the executive will be entitled to:

•	a lump sum within 30 days following the date of termination of all base salary earned but not paid prior to the date of termination;
•	a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time;
•

a pro-rata portion of the annual incentive bonus payable for the year in which the executive’s termination occurs and the prior year, if not already paid, based upon the actual performance of MasterCard International for the applicable performance period as determined by the Compensation Committee and payable in accordance with the regular bonus pay practices of MasterCard International;

•	base salary continuation for 24 months following the date of termination;

MasterCard Incorporated	2012 Proxy Statement

•

annual bonus payments following the date of termination with the aggregate bonus amount for the executive equivalent to the average annual bonus received by the executive with respect to the prior two years of employment, payable ratably over a 24-month period in accordance with the regular payroll practices and annual incentive bonus pay practices of MasterCard International;

•

payment of the monthly cost of the premium for COBRA medical coverage for the applicable COBRA period or 24 months if shorter, or if the executive is eligible for the MasterCard Retiree Health Plan, the full cost of the retiree health coverage for 24 months and thereafter the retiree contribution levels shall apply (premiums for COBRA medical coverage are not applicable for Ms. Cairns);

•	reasonable outplacement services for the shorter of 24 months or the period of unemployment; and
•

such additional benefits, if any that the executive would be entitled to under MasterCard International’s plans and programs for the above captioned events of termination (other than any severance payments payable under the terms of any benefit plan).

Mr. Flood and Ms. Cairns are only entitled to receive Change-in-Control payments in the events described above, and would not be entitled to receive such payments in the event of termination of employment with MasterCard International or MasterCard International’s successor due to: (1) death, (2) disability, (3) voluntary resignation for any reason other than for Good Reason or (4) termination for Cause at any time preceding or following a Change-in-Control, or in the event that the executive fails to give notice of termination for Good Reason within 60 days of the events constituting Good Reason. The CIC Plan expressly provides that a Change-in-Control alone, without a related termination of employment, will in no event give rise to any Change-in-Control payments or benefits under the CIC Plan.

MasterCard International’s obligation to make the Change-in-Control payments described above in the fourth through seventh bullets above is conditioned upon Mr. Flood’s and Ms. Cairns’ execution of a separation agreement and release, within 60 days following the date of termination, of all claims to his or her employment or the termination of such employment, which would include a two-year non-competition restriction and a two-year non-solicitation restriction.

Particular Definitions in Executive Severance Plan or CIC Plan

Each of the Executive Severance Plan and the CIC Plan defines “Cause” to generally mean: (a) the willful failure by the executive to perform his or her duties or responsibilities (other than due to disability); (b) engaging in serious misconduct that is injurious to MasterCard International including, but not limited to, damage to its reputation or standing in its industry; (c) having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (d) the material breach of any written covenant or agreement with MasterCard International not to disclose any information pertaining to MasterCard International; or (e) the breach of the Company’s Code of Conduct, the Supplemental Code of Ethics or any material provision of specified Company or MasterCard International policies.

“Change-in-Control” for purposes of the CIC Plan has the meaning as set forth in the LTIP. Accordingly, it generally means the occurrence of any of the following events (other than by means of a public offering of MasterCard Incorporated’s equity securities):

(a) The acquisition by any person of beneficial ownership of more than 30 percent of the voting power of the then outstanding equity securities of the Company (the “Outstanding Registrant Voting Securities”), subject to certain exceptions; or

(b) A change in the composition of the Board of Directors of the Company that causes less than a majority of the directors of the Company then in office to be members of the Board, subject to certain exceptions; or

(c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a

MasterCard Incorporated	2012 Proxy Statement

“Business Combination”), in each case, unless immediately following such Business Combination, (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Registrant Voting Securities immediately prior to such Business Combination will beneficially own more than 50 percent of the then outstanding voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Registrant Voting Securities, (2) no person will beneficially own more than a majority of the voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination will have been members of the incumbent Board of the Company at the time of the initial agreement, or action of the Board of the Company, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Good Reason” for the purpose of each of the Executive Severance Plan and the CIC Plan generally means: (a) the assignment to a position for which the executive is not qualified or a materially lesser position than the position held by the executive; (b) a material reduction in the executive’s annual base salary other than a 10 percent or less reduction, in the aggregate, over the term of employment; or (c) the relocation of the executive’s principal place of employment by more than 50 miles.

Restrictive Agreements

In addition to agreements Mr. Flood and Ms. Cairns would enter in order to be eligible to receive the payments described above, each of them has entered into an agreement providing for restrictions with respect to non-competition and non-solicitation of the employees, customers or suppliers of MasterCard International or MasterCard UK, as the case may be, for 12 months in the case of Mr. Flood and six months in the case of Ms. Cairns, following termination. In addition, in order to be eligible for long-term incentive awards in 2012 and in subsequent years, each of Mr. Flood and Ms. Cairns signed a separate non-compete agreement which provides for repayment of certain compensation in the event of a violation of such non-compete agreement. In Mr. Flood’s case, the agreement provides for a twelve-month period of non-competition and a twenty-four month period of non-solicitation following termination, while in Ms. Cairns’ case, the agreement provides for a twelve-month period of non-competition and an eighteen-month period of nonsolicitation following termination. In the event of a violation of such non-compete agreement, the agreement provides for Mr. Flood’s and Ms. Cairns’ repayment of certain stock option exercise gains and either other vested equity awards or SEAICP bonuses from the two-year period preceding the violation. Because Mr. Flood has received at least two years of vested equity awards, any repayment under his agreement would come from such awards and not from SEAICP bonuses.

Potential Payments Tables

Below are tables showing the potential payments upon termination of employment or a change in control of the Company for each of the named executive officers assuming the event took place on December 30, 2011, the last business day of our 2011 fiscal year. Following the tables are footnotes that provide additional information with respect to other potential payments and benefits.

The tables reflect the 2011 target payout under the SEAICP for annual incentive award payments. In the tables, the equity awards shown for the named executive officer represent the value of unvested RSUs and stock options that would vest in the event of termination or change in control, as applicable, based on the $372.82 per share closing price of our Class A common stock on the NYSE on December 30, 2011. In the event of termination by the Company without cause or by the executive with good reason in connection with a change in control, all unvested RSUs and stock options held by a named executive officer would immediately become vested. Except for Mr. McWilton, if a named executive officer who is retirement-eligible is terminated without cause or terminates his employment for good reason (other than

MasterCard Incorporated	2012 Proxy Statement

in connection with a change in control), all unvested RSUs and stock options would vest according to the terms of the award. Mr. McWilton would be treated as retirement-eligible for purposes of the LTIP so long as the termination without cause occurs within four years of the date he would otherwise have been eligible to retire. If a named executive officer who is not retirement-eligible is terminated without cause or terminates his employment for good reason (other than in connection with a change in control), all unvested RSUs and stock options would not become vested.

In the event of a change in control, the PSUs would continue to vest in accordance with the terms of the grant to the extent the achievement of the relevant performance goals could continue to be measured subsequent to the change in control. To the extent achievement of the relevant performance goals could no longer be measured, all of the named executive officer’s unvested PSUs would vest in accordance with the terms of such grants on February 29, 2012, February 28, 2013 and February 28, 2014, respectively, conditioned upon the named executive officer’s continued employment with the Company, as of those dates, and would be paid at a target level of performance. In the event that, within six months preceding, or two years following, a change in control, the named executive officer is terminated without cause or with good reason, all of the named executive officer’s then unvested PSUs would vest immediately and be payable at a target level of performance, conditioned upon the named executive officer’s compliance with his or her non-competition and non-solicitation agreement.

Retirement benefits indicated below include values from the MAP and SERP.

MAP

The MAP values represent the vested notional account balance at the time of termination due to death, termination for cause, voluntary termination, termination without cause, termination for good reason and change in control termination. Because the MAP allows a period of disability to be included in the calculation of vesting service, the MAP value shown for disability termination is the MAP balance regardless of current vested status.

SERP

The SERP in effect during 2011 provided that upon a participant’s termination of employment prior to attaining age 60 and at least four years of SERP participation, the participant is not entitled to any benefit under the SERP, unless the participant died while employed or there has been a change in control. (Additionally, the SERP benefit vests upon the participant’s termination without cause or for good reason, if such vesting is provided for in the participant’s employment agreement). Accordingly, in the event a participant dies while employed and prior to attaining age 60 and four years of SERP participation, the SERP pays out a lump sum present value of 75% of a deferred net SERP benefit payable at age 60. In the event a participant’s employment is terminated without cause or the participant resigns for good reason within two years after a change in control, the SERP benefit is fully vested and paid as a lump sum determined in the same manner as in a termination of employment due to death, except that 100% of the net SERP benefit is paid if the change in control occurs before attainment of age 60 and four years of SERP participation.

For additional information on the MAP and the SERP, please refer to the Compensation and Discussion and Analysis under the heading “Other Benefits” and to the section entitled “Pension Benefits in 2011.”

MasterCard Incorporated	2012 Proxy Statement

	Ajay Banga
Benefit	Death	Disability	For Cause	Voluntary	Without Cause / With Good Reason	Termination Following Change in Control (CIC)
Cash Severance (1)	$—	$—	$—	$—	$5,306,066	$5,306,066

Annual Incentive Award	$1,350,000	$2,160,000	$—	$—	$2,160,000	$2,160,000

Unvested Equity (2)
Restricted Stock Units	$9,397,674	$9,397,674	$—	$—	$9,397,674	$9,397,674
Unexercisable Options	$7,889,386	$7,889,386	$—	$—	$7,889,386	$7,889,386
Performance Stock Units	$7,363,568	$9,259,358	$—	$—	$7,363,568	$7,363,568
Total	$24,650,628	$26,546,418	$—	$—	$24,650,628	$24,650,628

Retirement Benefits
SERP	$—	$—	$—	$—	$—	$—
MAP	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—	$—

Other Benefits (4)
Health & Welfare	$—	$—	$—	$—	$23,063	$23,063
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$58,063	$58,063

Total	$26,000,628	$28,706,418	$—	$—	$32,174,757	$32,174,757

	Martina Hund-Mejean
Benefit	Death	Disability	For Cause	Voluntary	Without Cause / With Good Reason	Termination Following Change in Control (CIC)
Cash Severance (1)	$—	$—	$—	$—	$1,606,001	$1,606,001

Annual Incentive Award	$550,000	$550,000	$—	$—	$895,125	$895,125

Unvested Equity (2)
Restricted Stock Units	$2,107,924	$—	$—	$—	$2,107,924	$2,107,924
Unexercisable Options	$2,679,658	$2,679,658	$—	$—	$2,679,658	$2,679,658
Performance Stock Units	$3,030,654	$4,017,136	$—	$—	$3,030,654	$3,030,654
Total	$7,818,236	$6,696,794	$—	$—	$7,818,236	$7,818,236

Retirement Benefits
SERP	$—	$—	$—	$—	$—	$—
MAP	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—	$—

Other Benefits (4)
Health & Welfare	$—	$—	$—	$—	$21,838	$21,838
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$56,838	$56,838

Total	$8,368,236	$7,246,794	$—	$—	$10,376,200	$10,376,200

MasterCard Incorporated	2012 Proxy Statement

	Chris A. McWilton
Benefit	Death	Disability	For Cause	Voluntary	Without Cause / With Good Reason	Termination Following Change in Control (CIC)
Cash Severance (1)	$—	$—	$—	$—	$2,618,124	$2,618,124

Annual Incentive Award	$632,500	$632,500	$—	$—	$1,151,435	$1,151,435

Unvested Equity (2)
Restricted Stock Units	$—	$—	$—	$—	$—	$—
Unexercisable Options	$2,786,481	$2,786,481	$—	$—	$2,786,481	$2,786,481
Performance Stock Units	$3,148,838	$4,186,396	$—	$—	$3,148,838	$3,148,838
Total	$5,935,319	$6,972,877	$—	$—	$5,935,319	$5,935,319

Retirement Benefits (3)
SERP	$2,310,000	$3,080,000	$—	$—	$3,080,000	$3,080,000
MAP	$119,487	$119,487	$119,487	$119,487	$119,487	$119,487
Total	$2,429,487	$3,199,487	$119,487	$119,487	$3,199,487	$3,199,487

Other Benefits (4)
Health & Welfare	$—	$—	$—	$—	$21,923	$21,923
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$56,923	$56,923

Total	$8,997,306	$10,804,864	$119,487	$119,487	$12,961,288	$12,961,288

	Gary J. Flood
Benefit	Death	Disability	For Cause	Voluntary	Without Cause / With Good Reason	Termination Following Change in Control (CIC)
Cash Severance (1)	$—	$—	$—	$—	$2,593,190	$2,593,190

Annual Incentive Award	$632,500	$632,500	$—	$—	$1,031,387	$1,031,387

Unvested Equity (2)
Restricted Stock Units	$—	$—	$—	$—	$—	$—
Unexercisable Options	$2,754,366	$2,754,366	$—	$—	$2,754,366	$2,754,366
Performance Stock Units	$3,108,200	$4,110,341	$—	$—	$3,108,200	$3,108,200
Total	$5,862,566	$6,864,707	$—	$—	$5,862,566	$5,862,566

Retirement Benefits
SERP	$—	$—	$—	$—	$—	$—
MAP	$582,772	$582,772	$582,772	$582,772	$582,772	$582,772
Total	$582,772	$582,772	$582,772	$582,772	$582,772	$582,772

Other Benefits (4)
Health & Welfare	$—	$—	$—	$—	$22,039	$22,039
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$57,039	$57,039

Total	$7,077,838	$8,079,979	$582,772	$582,772	$10,126,954	$10,126,954

MasterCard Incorporated	2012 Proxy Statement

	Ann Cairns(5)
Benefit	Death	Disability	For Cause	Voluntary	Without Cause / With Good Reason	Termination Following Change in Control (CIC)
Cash Severance (1)	$—	$—	$—	$—	$2,316,505	$2,316,505

Annual Incentive Award	$621,157	$621,157	$—	$—	$408,268	$408,268

Sign-On Bonus	$—	$—	$(1,176,244)	$(1,176,244)	$(1,176,244)	$(1,176,244)

Unvested Equity (2)
Restricted Stock Units	$1,317,546	$—	$—	$—	$1,317,546	$1,317,546
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Stock Units	$—	$—	$—	$—	$—	$—
Total	$1,317,546	$—	$—	$—	$1,317,546	$1,317,546

Retirement Benefits
SERP	$—	$—	$—	$—	$—	$—
MAP	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—	$—

Other Benefits (4)
Health & Welfare	$—	$—	$—	$—	$2,194	$2,194
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$37,194	$37,194

Total	$1,938,703	$621,157	$(1,176,244)	$(1,176,244)	$2,903,269	$2,903,269

(1)	For each of Mr. Banga, Ms. Hund-Mejean and Mr. McWilton, the amount would be paid over a 24-month period and is equal to two times the sum of his or her 2011 base salary and a two year average of bonus paid for services in 2009 and 2010, whether the termination was in connection with a change in control or not. Ms. Hund-Mejean’s cash severance reflects a reduction so that the amount is below the limit under Section 280G of the Internal Revenue Code. For Ms. Hund-Mejean, in the event of termination without cause or for good reason without a change in control, the amount would be paid over a 24-month period and is equal to two times the sum of her 2011 base salary and the average of bonus paid to her for services in 2009 and 2010 – the cash severance amount would be $2,538,334 for Ms. Hund-Mejean without a reduction for the limit under Section 280G of the Internal Revenue Code. For Mr. Flood, the amount payable in connection with a change in control would be paid over a 24-month period and is equal to two times the sum of his 2011 base salary and the average of bonus paid to him for services in 2009 and 2010. For Mr. Flood, in the event of termination without cause or for good reason without a change in control, the amount would be paid over an 18-month period and is equal to 1.5 times the sum of his 2011 base salary and the bonus paid to him for services in 2010 – the cash severance amount would be $2,020,823 for Mr. Flood. For Ms. Cairns, the amount payable in connection with a change in control would be paid over a 24-month period and is equal to two times the sum of her annualized base salary and two times her target bonus for 2011 (in lieu of actual 2011 base salary or an average bonus for the prior two years since she was not employed by the Company in 2010 and her 2011 bonus would not yet have been paid). For Ms. Cairns, in the event of termination without cause or for good reason without a change in control, the amount would be paid over an 18-month period and is equal to 1.5 times the sum of her annualized 2011 base salary and her target bonus for 2011 (in lieu of a bonus paid to her for services in 2010 since she was not employed by the Company in 2010) – the cash severance amount would be $1,738,348 for Ms. Cairns. For all named executive officers, cash severance reflects the present value of this calculation using discount rate of 0.24%, equal to 120% of the semiannual applicable federal rates for December 2011.
(2)	For the unvested equity in the “Without Cause / With Good Reason” column, assumes termination occurs within either six months prior to or two years following a change in control of the Company. In the event that termination does not occur within either six months prior to, or two years following, a change in control of the Company, the values for the named executive officers who are not retirement-eligible or deemed retirement-eligible would be zero. For the PSUs in the “Change in Control” column, the amount reflects a change in control of the Company in which the Company thereafter is unable to assess the Company’s performance against the specified objectives. Accordingly, consistent with the terms of the PSU awards, the amounts represented in the “Change in Control” column represent target level of performance. For the PSUs in the “Disability” column for Ms. Hund-Mejean and Messrs. Banga, McWilton and Flood, the amount reflects the performance level at which the Company accrued the PSUs in its 2011 year-end financial statements based on the Company’s assessment of its obligations based on quantitative and qualitative considerations of actual and forecasted results as compared to performance targets for net income and operating margin improvement (with respect to the awards granted in 2009, 2010 and 2011). Assumptions used in the calculations are included in footnote 16 to the Company’s audited financial statements for the year ended December 31, 2011 included in the Form 10-K.
(3)	For Mr. McWilton, the SERP amount differs from the amount indicated in the Pension Benefits in 2011 table due to modified actuarial assumptions (the 2011 lump sum interest rates for termination due to a change in control event versus the assumed valuation rate and pre-commencement discount rate used in the Pension Benefits in 2011 table).
(4)	Includes continued health and welfare benefits, namely: health coverage, dental coverage, vision coverage, individual life insurance and individual disability insurance for 18 months following termination, outplacement assistance and, with respect to Ms. Hund-Mejean and Mr. McWilton, excise tax gross-ups. The excise tax gross-up is applicable only if termination of employment is in connection with a change in control and the payout limit under Section 280G of the Internal Revenue Code is exceeded.
(5)	For Ms. Cairns, amounts were converted from British pounds to US dollars based on an average exchange rate as of the first business day for each month during 2011. The average exchange rate was 1.60755 British pounds to U.S. dollars.

MasterCard Incorporated	2012 Proxy Statement

DIRECTOR COMPENSATION

The Company uses cash and stock-based compensation to attract and retain qualified persons to serve on its Board of Directors. The Company sets compensation for non-employee directors in light of the time commitment and prior experience levels expected of directors.

Cash Compensation

Directors who are not employees of the Company, other than the Chairperson of the Board of Directors, are paid an annual retainer of $90,000. The Chairperson of the Board of Directors receives an annual retainer of $125,000. Non-employee directors also receive an annual retainer for serving as a chairperson of a standing committee ($25,000 for the Audit Committee, $20,000 for the Compensation Committee and $20,000 for the Nominating Committee). An annual retainer for committee service is paid to non-employee directors who serve as members (non-chairperson role) on any standing committee ($15,000 for the Audit Committee, $10,000 for the Compensation Committee and $10,000 for the Nominating Committee). In addition, customary expenses for attending Board and committee meetings are reimbursed. Non-employee directors are also eligible to have MasterCard International make matching gift contributions of up to $5,000 in the name of the director to eligible charities.

Stock-Based Compensation

Non-employee directors, other than the Chairperson of the Board of Directors, also receive an annual stock grant of approximately $100,000 in the form of deferred stock units, or DSUs, and the Chairperson of the Board of Directors receives an annual grant of approximately $150,000 in DSUs, rounded to the nearest whole DSU.

If the Company’s 2006 Non-Employee Director Equity Compensation Plan, or Director Plan, as amended and restated, is approved by our stockholders at the Annual Meeting, MasterCard expects to make a 2012 stock grant of approximately $130,000 to each non-employee director, other than the Chairperson of the Board of Directors, and of approximately $180,000 to the Chairperson of the Board, in the form of DSUs or restricted stock, at the election of each director. In future years, non-employee directors will be eligible to receive an annual stock grant in the form of DSUs or an alternative award under the plan. See Proposal 3 in this Proxy Statement.

Stock Ownership Guidelines

The Board of Directors adopted stock ownership guidelines, effective January 1, 2011, for non-employee directors for the purpose of aligning their interests with the interests of stockholders. These guidelines call for ownership of five times the non-employee director’s annual cash retainer to be held in Company stock. For purposes of these guidelines, shares of the Company’s Class A common stock held directly or indirectly by the non-employee director are included; DSUs are also included from the date of the grant. The non-employee directors are given six years from the time of being elected or appointed to the Board of Directors to attain these ownership levels.

MasterCard Incorporated	2012 Proxy Statement

DIRECTOR COMPENSATION IN 2011

The table below summarizes the total compensation earned in 2011 by each of our non-employee directors who served as directors during 2011. The Company’s compensation policy is to pay directors in advance in January for the period from January to June and in arrears in December for the period from July to December. In the event that a non-employee director is nominated to the Board of Directors or appointed to a committee at any other point during the year, that director will receive a pro-rated amount of the retainer fee and any committee fees from the time he or she began service on the Board of Directors or a committee until the next regularly scheduled payment.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards($) (d)	Non-Equity Incentive Plan Compensation($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (f)	All Other Compensation ($)(2) (g)	Total ($) (h)
Richard Haythornthwaite(3)	$160,000	$150,262	$—	$—	$—	$5,000	$315,262
Marc Olivié(4)	$115,000	$100,083	$—	$—	$—	$5,000	$220,083
Mark Schwartz(5)	$125,000	$100,083	$—	$—	$—	$—	$225,083
David R. Carlucci(6)	$110,000	$100,083	$—	$—	$—	$5,000	$215,083
Edward Suning Tian(7)	$100,000	$100,083	$—	$—	$—	$—	$200,083
Rima Qureshi(8)	$70,833	$116,912	$—	$—	$—	$—	$187,745
Steven J. Freiberg(9)	$95,000	$100,083	$—	$—	$—	$5,000	$200,083
Nancy J. Karch(10)	$115,000	$100,083	$—	$—	$—	$4,625	$219,708
José Octavio Reyes Lagunes(11)	$100,000	$100,083	$—	$—	$—	$—	$200,083
Silvio Barzi(12)	$119,583	$100,083	$—	$—	$—	$2,000	$221,666
Jackson P. Tai(13)	$115,000	$100,083	$—	$—	$—	$5,000	$220,083

(1)	Represents the aggregate grant date fair value in accordance with FASB Topic 718 in connection with all stock awards granted to Board members in 2011. The DSUs are to be settled in shares of our Class A common stock on the fourth anniversary of the grant date unless the director’s service as a director is terminated earlier or the director elects to have the DSUs settle later. The share price used for conversion for the grant made on June 7, 2011, the date of the 2011 annual meeting of stockholders, was the closing price for our Class A common stock on the NYSE on that date ($274.20 per share). The share price used for conversion for the grant made to Ms. Qureshi on April 29, 2011, the date on which she joined the Board of Directors, was the closing price for our Class A common stock on the NYSE on that date ($275.89 per share).
(2)	Represents Company paid matching charitable contributions.
(3)	Represents (a) an annual retainer of $125,000 for service as Chairman of the Board, (b) an annual retainer of $20,000 for service as Chairman of the Nominating Committee and (c) $15,000 for service on the Audit Committee during 2011. The stock award represents a grant of 548 DSUs on June 7, 2011.
(4)	Represents (a) an annual retainer of $90,000 for service to the Board, (b) $10,000 for service on the Compensation Committee and (c) $15,000 for service on the Audit Committee during 2011. The stock award represents a grant of 365 DSUs on June 7, 2011.
(5)	Represents (a) an annual retainer of $90,000 for service to the Board, (b) an annual retainer of $25,000 for service as Chairman of the Audit Committee and (c) $10,000 for service on the Nominating Committee during 2011. The stock award represents a grant of 365 DSUs on June 7, 2011.
(6)	Represents (a) an annual retainer of $90,000 for service to the Board and (b) an annual retainer of $20,000 for service as Chairman of the Compensation Committee during 2011. The stock award represents a grant of 365 DSUs on June 7, 2011.
(7)	Represents (a) an annual retainer of $90,000 for service to the Board and (b) $10,000 for service on the Nominating Committee during 2011. The stock award represents a grant of 365 DSUs on June 7, 2011.
(8)	Represents (a) an annual retainer of $67,500 prorated for service to the Board and (b) $3,333 prorated for service on the Compensation Committee during 2011. The stock award represents (a) a grant of 61 DSUs on April 29, 2011 and (b) a grant of 365 DSUs on June 7, 2011.
(9)	Represents (a) an annual retainer of $90,000 for service to the Board and (b) $5,000 prorated for service on the Audit Committee during 2011. The stock award represents a grant of 365 DSUs on June 7, 2011. Mr. Freiberg began deferring compensation as a member of the U.S. region board in 2002, but none of the amounts are considered above market or preferential.
(10)	Represents (a) an annual retainer of $90,000 for service to the Board, (b) $10,000 for service on the Nominating Committee and (c) $15,000 for service on the Audit Committee during 2011. The stock award represents a grant of 365 DSUs on June 7, 2011.
(11)	Represents (a) an annual retainer of $90,000 for service to the Board and (b) $10,000 for service on the Compensation Committee during 2011. The stock award represents a grant of 365 DSUs on June 7, 2011.
(12)	Represents (a) an annual retainer of $90,000 for service to the Board, (b) $11,250 prorated for service on the Audit Committee, (c) $9,167 prorated for service on the Compensation Committee and (d) $9,167 prorated for service on the Nominating Committee during 2011. The stock award represents a grant of 365 DSUs on June 7, 2011. Mr. Barzi began deferring compensation in 2008, but none of the amounts are considered above market or preferential.
(13)	Represents (a) an annual retainer of $90,000 for service to the Board, (b) $10,000 for service on the Nominating Committee and (c) $15,000 for service on the Audit Committee during 2011. The stock award represents a grant of 365 DSUs on June 7, 2011.

MasterCard Incorporated	2012 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of December 31, 2011 for the LTIP and the Director Plan, both of which previously have been approved by stockholders and amended and restated versions of which are subject to stockholder approval at the Annual Meeting. MasterCard does not have any equity compensation plans that have not been approved by stockholders.

Plan category	Number of shares of Class A common stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares of Class A common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)

Equity compensation plans approved by stockholders	1,599,561(1)(2)	$176.68(3)	6,982,116

Equity compensation plans not approved by stockholders	—	$—	—

Total	1,599,561(1)(2)		6,982,116

(1)	The LTIP authorizes the issuance of stock options, restricted stock, RSUs, PSUs and other stock-based awards and the Director Plan in effect as of December 31, 2011 authorized the issuance of DSUs. Of the total number of shares, (a) 766,367 shares may be issued pursuant to outstanding stock options; (b) 614,007 shares may be issued pursuant to outstanding RSUs; (c) 199,922 shares may be issued pursuant to outstanding PSUs (see footnote (2) below); and (d) 19,265 shares may be issued pursuant to outstanding DSUs.
(2)	The number of shares to be issued pursuant to outstanding PSUs represents the aggregate number of PSUs granted in each of 2009, 2010 and 2011, corresponding to the number of shares of our Class A common stock that (a) for 2009, were issued pursuant to an actual performance level of 143% and (b) for 2010, and 2011, would be issued for such PSUs at maximum performance level of 200% because actual performance through December 31, 2011 was either at maximum level or between target and maximum levels for each of these awards. As of December 31, 2011, the actual number of PSUs and actual payout of unearned shares with respect to the PSU awards granted in 2009 had not been determined, but were determined on February 29, 2012 at the actual performance level of 143% based on the Company’s performance over the three-year performance period ended December 31, 2011. The actual number of PSUs granted in each of 2010 and 2011 has not been determined and will be determined based on the Company’s performance over the three-year performance periods ending December 31, 2012 and December 31, 2013, respectively.
(3)	The weighted-average exercise price of outstanding options, warrants and rights exclude the RSUs, PSUs and DSUs.

MasterCard Incorporated	2012 Proxy Statement

PROPOSAL 2

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

Section 14A of the Exchange Act (enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and SEC rules enable Class A Stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules.

At our 2011 annual meeting of stockholders, our Class A Stockholders supported an annual frequency for this advisory vote. In light of such voting results, and consistent with the Board of Directors’ prior recommendation to our Class A Stockholders, the Board of Directors has determined that, until the next required stockholder vote on the frequency of future stockholder advisory approvals of our executive compensation or until the Board of Directors determines that such vote shall be conducted at a different interval, the Company will seek advisory approval of our executive compensation on an annual basis.

Stockholders are urged to read the “Compensation Discussion and Analysis” and the compensation tables above. As described in detail in the “Compensation Discussion and Analysis” section, our compensation and benefit programs are performance-based, and are designed to attract, retain and motivate our named executive officers, who are critical to our success, and to align their interests with those of our stockholders.

The Compensation Committee routinely reviews the compensation and benefit programs for our named executive officers to ensure that they achieve the desired goals of closely aligning our executive compensation with performance and with our stockholders’ interests. These reviews have resulted in a number of changes over the last several years, in particular since our IPO. Please read the “Compensation Discussion and Analysis” beginning on page 37 and ending on page 52 for additional details about our executive compensation programs, including information about the 2011 compensation of our named executive officers. Please also refer to the “2011 Summary Compensation Table” and other related disclosures beginning on page 54 and ending on page 76.

We are asking Class A Stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, provides Class A Stockholders with the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask Class A Stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the SEC rules, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby approved.”

This vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

MasterCard Incorporated	2012 Proxy Statement

PROPOSAL 3

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

Introduction

In 2006, the Board of Directors unanimously adopted and our stockholders approved the Company’s 2006 Non-Employee Director Equity Compensation Plan, or the Director Plan. In 2008, the Board of Directors adopted certain amendments to the Director Plan. On April 3, 2012, the Board of Directors unanimously approved, effective upon stockholder approval at the Annual Meeting, certain additional amendments to the Director Plan that are reflected in the amended and restated Director Plan attached as Appendix A to this Proxy Statement.

Proposed Amendments

While we are not seeking an increase in the number of authorized shares under the Director Plan, the material provisions of the proposed amendments would do the following:

•

Provide for the administration of the Director Plan by the Compensation Committee and give the Compensation Committee the authority to, among other things, determine the form, amount and terms of awards, subject to (1) ratification by the Board of Directors of the material terms of the award and (2) the other constraints set forth in the Director Plan.

•

Give the Compensation Committee the discretion to provide alternative types of awards other than deferred stock units, or DSUs, to non-employee directors, or to provide directors an election between DSUs and alternative awards, as long as the alternative awards are provided for in the LTIP, or a successor plan that has been approved by the Company’s stockholders, and are consistent with the terms of the Director Plan.

•

Give the Compensation Committee the discretion to annually award DSUs or alternative awards to non-employee directors, provided that all non-employee directors other than the Chairman of the Board or lead director will receive the same number. Prior to the amendments, the Director Plan provided for an automatic annual award of DSUs determined by dividing $100,000 ($150,000 in the case of the Chairperson of the Board or lead director) by the closing price for the Class A common stock on the date of the Annual Meeting of Stockholders each year.

•	Extend the term of the Director Plan until June 5, 2022.

•	Make certain other immaterial changes to the Director Plan, as provided in Appendix A to this Proxy Statement.

Future Awards

If the Director Plan, as amended and restated, is approved by our stockholders at the Annual Meeting, MasterCard expects to make a 2012 stock grant of approximately $130,000 to each of our 10 non-employee directors, other than the Chairperson of the Board of Directors, and of approximately $180,000 to the Chairperson of the Board, in the form of DSUs or restricted stock, at the election of the director. The increase in the intended amount of the awards is the only increase made since the inception of the Director Plan in 2006. The Compensation Committee, with the assistance of its independent compensation consultant, intends to continue to evaluate market trends and competitive data prior to recommending any additional changes, in form or amount, of awards to non-employee directors under the Director Plan.

MasterCard Incorporated	2012 Proxy Statement

General

The Director Plan is designed to promote the long-term financial success of the Company and to increase stockholder value by enabling the Company to attract and retain outstanding individuals to serve as non-employee directors of the Company and to further align the interests of non-employee directors with the interests of the Company’s stockholders. The Director Plan provides for awards to each director who is not a current employee of the Company or any of its subsidiaries. The total number of shares of Class A common stock available for awards under the Director Plan is 100,000 shares. As of April 10, 2012, of the 100,000 shares of Class A common stock reserved for issuance under the Director Plan, 50,668 shares of Class A common stock had been issued, 18,785 shares were reserved for issuance upon vesting of outstanding DSUs and 52,237 shares remained available for future grant. As of April 10, 2012, the closing price of our Class A common stock on the NYSE was $424.73 per share.

Summary of the Director Plan

The following summary refers to the Director Plan, as amended and restated, assuming the plan is approved by the affirmative vote of a majority of the votes cast, provided a majority of the outstanding shares of Class A common stock are voted at the Annual Meeting. The summary is qualified in its entirety by reference to the full text of the amended and restated Director Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the Director Plan is to promote the long-term financial success of the Company and increase stockholder value by enabling the Company to attract and retain outstanding individuals to serve as non-employee directors of the Company and to further align the interests of non-employee directors with the interests of the Company’s stockholders.

Eligible Participants

Each director of the Company who is not a current employee of the Company or any of its subsidiaries is eligible to receive an award under the Director Plan.

Administration

The Director Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to determine the form, amount and other terms of awards, subject to (1) ratification by the Board of Directors of the material terms of the award and (2) the other constraints set forth in the Director Plan. The Compensation Committee may delegate its responsibilities and duties under the Director Plan.

Awards

The Director Plan provides that, unless the Compensation Committee chooses to grant an alternative award under the Director Plan, the Compensation Committee will, on the date of the Company’s annual meeting of stockholders in each year for so long as the Director Plan remains in effect, award to each non-employee director who is elected at such annual meeting a number of DSUs, provided that all non-employee directors other than the Chairperson of the Board or lead director will receive the same number. The Compensation Committee may award to any non-employee director who joins the Board of Directors at a time other than the date of the Company’s annual meeting of stockholders a number of DSUs corresponding to the time period of service beginning when the non-employee director joins the Board of Directors until the next annual meeting.

MasterCard Incorporated	2012 Proxy Statement

Settlement of Awards

Unless otherwise determined by the Compensation Committee in an award agreement, or otherwise elected by a director, an award of DSUs will be settled in shares of Class A common stock upon the earlier of (1) the fourth anniversary of the date of grant of the award and (2) within 60 days following the director’s termination of services as a director. A director may elect to defer settlement until (1) a specified anniversary later than the fourth anniversary of the date of grant of the award, or (2) within 60 days of termination following the fourth anniversary of the date of grant. However, in no event will settlement occur later than within 60 days following termination. The election by the director as to when the DSUs will be settled must be made no later than December 31 of the year before the date of the annual meeting of stockholders on which the award is made. Elections are generally irrevocable on the December 31 deadline.

Alternative Awards

In lieu of all or part of the standard DSU awards described above, the Compensation Committee may grant an alternative form of award, as long as such form of award is provided for in the LTIP, or a successor plan that has been approved by the Company’s stockholders, and is consistent with the terms of the Director Plan. The Compensation Committee may mandate the form of award for a grant, or make the choice as to the form of award in whole or part elective on the part of a director, and may limit such elections in any manner that it chooses. Any such elections will be made in a manner compliant with Section 409A of the Internal Revenue Code.

Dividend Equivalents

The Compensation Committee has the authority to specify in the award document that the director will be entitled to receive current or deferred payments corresponding to the dividends payable on the Class A common stock underlying the award.

Limits on Awards

The Board of Directors has reserved 100,000 shares of Class A common stock for issuance under the Director Plan. Shares of Class A common stock available for awards under the Director Plan include shares that are received, retained or not issued by the Company in connection with the settlement or exercise of an award, including by reason of the satisfaction of any tax liability or tax withholding obligation.

Voting Power

The director does not have any voting rights with respect to the DSUs until the DSUs are settled in shares of Class A common stock or, with respect to an alternative award, until the shares of Class A common stock underlying an alternative award are issued to the director in accordance with the terms of such alternative award.

Nontransferability

Awards or shares of Class A common stock subject to an award under the Director Plan may not be transferred except (1) upon death, either by the director’s will or the laws of descent and distribution or through a beneficiary designation, (2) pursuant to a qualified domestic relations order, or (3) pursuant to a transfer to a family member that is expressly permitted by the Compensation Committee.

MasterCard Incorporated	2012 Proxy Statement

Adjustments for Corporate Changes

In the event of a recapitalization, reorganization or other change in the capital structure of the Company, appropriate adjustments will be made by the Compensation Committee to the number of shares of Class A common stock available for grant under the Director Plan, the number of shares of Class A common stock covered by outstanding awards, or other terms as the Compensation Committee deems necessary or appropriate.

Term, Amendment and Termination

The Director Plan expires on June 5, 2022. The Board of Directors may amend or discontinue the Director Plan. The Board of Directors may not make any amendment or discontinuation that would impair an outstanding award under the Director Plan. In addition, stockholder approval of Director Plan amendments will be required to the extent required by law or listing or exchange requirements.

New Plan Benefits

If the Director Plan is approved by our stockholders at the Annual Meeting, MasterCard expects to make a 2012 stock grant of approximately $130,000 to each of our 10 non-employee directors, other than the Chairperson of the Board of Directors, and of approximately $180,000 to the Chairperson of the Board, in the form of DSUs or restricted stock, at the election of the director. Grants of awards will be made annually to the non-employee directors for so long as these individuals continue as non-employee directors, except that, in any year, the Compensation Committee may choose to grant an alternative award under the Director Plan and the Compensation Committee has discretion as to the value of the award to be granted. For these reasons, and also due to the fact that the number of non-employee directors who may serve on the Board of Directors in any future year could change, the aggregate amount of any future awards to be made under the Director Plan is not presently determinable.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of DSU awards and restricted stock awards under the Director Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Generally, a director will not be taxed at the time the DSU award is granted, but will be subject to federal income tax when shares of Class A common stock are transferred to the non-employee director on settlement of the DSU award. In the year a director recognizes income with respect to the DSU award, as applicable, the Company generally will be entitled to claim a federal income tax deduction equal to the amount of ordinary income realized by the director.

The fair market value of restricted stock is generally subject to ordinary income tax at the time the stock vests under tax principles. The Company will generally be entitled to a corresponding federal income tax deduction at the same time the director recognizes ordinary income.

Section 409A

The Director Plan has been designed so that awards thereunder are compliant with Section 409A of the Internal Revenue Code. An award subject to Section 409A but not compliant with Section 409A could result in accelerated taxation of such award and an additional 20 percent tax and interest charge to the director. These potential penalties to the director could reduce the value of the grants subject to Section 409A and adversely affect the Company’s ability to achieve the Director Plan’s purposes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN.

MasterCard Incorporated	2012 Proxy Statement

PROPOSAL 4

APPROVAL OF THE COMPANY’S AMENDED AND

RESTATED 2006 LONG TERM INCENTIVE PLAN

Introduction

In 2005, the Board of Directors adopted and our stockholders approved the Company’s 2006 Long Term Incentive Plan, or LTIP, our employee long-term incentive plan. In 2007, the Board of Directors adopted amendments to the LTIP, which were approved by our stockholders. The LTIP was further amended in 2008 (for which stockholder approval was not required) to make the terms applicable to outstanding and future awards compliant with Section 409A of the Internal Revenue Code, as well as make additional minor clarifying changes. Section 409A allows deferred compensation to be payable only upon certain events or in accordance with a pre-established schedule, and the 2008 amendments were generally technical modifications intended to address these requirements. On April 2, 2012, the Compensation Committee approved, effective upon stockholder approval at the Annual Meeting, additional amendments to the LTIP that are reflected in the amended and restated LTIP attached as Appendix B to this Proxy Statement. We are seeking stockholder approval of the LTIP, as amended and restated, pursuant to the requirements of Section 162(m) of the Internal Revenue Code and to make certain other changes described below.

Proposed Amendments

While we are not seeking an increase in the number of authorized shares under the LTIP, the material provisions of the proposed amendments would do the following:

•

Clarify that an Award agreement may contain provisions for the repayment to the Company of shares or the value of shares of Class A common stock received pursuant to an Award if the Participant violates the terms of a non-competition or non-solicitation agreement with the Company or in connection with other circumstances as may be provided in the Award agreement.

•	Extend the term of the LTIP until June 5, 2022.

•	Make certain other immaterial changes to the LTIP, as provided in Appendix B to this Proxy Statement.

Description of Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to the Chief Executive Officer and the three other highest paid officers (other than the Chief Financial Officer) to $1 million per year. Performance-based compensation is not subject to this limitation on deductibility. Compensation qualifies as performance-based only if it is payable on account of performance and satisfies certain other requirements, one of which is that the plan under which the compensation is payable be approved by stockholders. Section 162(m) of the Internal Revenue Code also requires that the Company’s stockholders re-approve the LTIP every five years, and approval of this Proposal 4 will constitute the required re-approval.

The Compensation Committee and the Board of Directors continues to believe that stock-based incentives are in the best interests of the Company and its stockholders as they align the long-term interests of executives and employees with those of the stockholders and they are an important component of the compensation programs of the financial services companies with which the Company must compete for employee and executive talent. Accordingly, the Board of Directors directed that the Company submit the LTIP, as amended and restated, for approval at the Annual Meeting.

MasterCard Incorporated	2012 Proxy Statement

General

The LTIP is designed to promote the long-term financial success of the Company and materially increase stockholder value by motivating performance through incentive compensation. The LTIP allows the Company to continue to offer its employees long-term and “qualified performance-based compensation” in the form of equity compensation.

The LTIP is an omnibus plan that provides for a variety of types of Awards (as defined below) to maintain flexibility. The LTIP permits the granting of (1) non-qualified stock options (“NQSOs”), (2) incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code, (3) stock appreciation rights (“SARs”), (4) restricted stock, (5) RSUs, (6) performance units, and (7) other stock-based awards. (The NQSOs, ISOs, SARs, restricted stock, restricted stock units, performance units, and other stock-based awards are referred to collectively as “Awards”). The LTIP is designed to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code for Awards that are intended to qualify as “qualified performance-based compensation” under that provision.

The total number of shares of Class A common stock available for Awards under the LTIP is 11,550,000 shares of Class A common stock. As of April 10, 2012, of the 11,550,000 shares of Class A common stock reserved for issuance under the LTIP, 6,696,748 shares had been issued, 1,431,941 shares were subject to outstanding awards and 6,794,921 shares remained available for future grant. As of April 10, 2012, the closing price of our Class A common stock on the NYSE was $424.73 per share. We are not seeking an increase in the number of authorized shares under the LTIP.

Although the LTIP permits the issuance of shares of Class B common stock, no shares of Class B common stock have been reserved for issuance under the LTIP and awards of shares of Class B common stock are not currently anticipated.

Summary of the LTIP

The following summary refers to the LTIP, as amended and restated, assuming the plan is approved by the affirmative vote of a majority of the votes cast, provided a majority of the outstanding shares of Class A common stock are voted at the Annual Meeting. This summary is qualified in its entirety by reference to the full text of the amended and restated LTIP, a copy of which is attached as Appendix B to this Proxy Statement and which is marked to show changes effected by the proposed amendments.

Purpose

The purpose of the LTIP is to promote the long-term financial success of the Company and materially increase stockholder value by motivating performance through incentive compensation. The LTIP also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company.

Awards

The LTIP authorizes grants of awards payable in cash or shares of common stock of the Company. The Awards need not be uniform, may be combined with other Awards, and may be granted at one time and on more than one occasion to the same Participant.

Limits on LTIP Awards

The Board of Directors has reserved 11,550,000 shares of Class A common stock for issuance under the LTIP, which may consist of authorized and unissued shares or treasury shares. Of this number, no more than 500,000 shares may be issued pursuant to grants of ISOs during the term of the LTIP.

The Compensation Committee has authority to include as available for distribution Class A common stock subject to an Award that has been forfeited or has otherwise terminated without issuance of Class A common stock, Class A common stock subject to an Award that has settled in cash, and

MasterCard Incorporated	2012 Proxy Statement

Class A common stock received or retained by the Company in connection with the settlement or exercise of an Award, including for satisfaction of any tax liability.

Administration

The LTIP is administered by the Compensation Committee or such other committee or subcommittee designated by the Board of Directors to administer the LTIP. The members of the Compensation Committee will each be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, an “independent director” for purposes of the NYSE listing requirements, and an “outside director” for purposes of Section 162(m) (in the case of grants intended to qualify as “qualified performance-based compensation” under Section 162(m)).

Eligible Participants

Any employee of the Company or an affiliate of the Company is eligible to be designated by the Compensation Committee as a “Participant” in the LTIP. The Compensation Committee may require that, in order to be eligible as a Participant, an employee must execute a non-competition agreement and a non-solicitation agreement. The Company generally expects that Awards under the LTIP will be made to senior executives and key managers and contributors of the Company, a group of approximately 250 employees, who have executed a non-competition and non-solicitation agreement.

Types of LTIP Awards

The LTIP provides a variety of equity and equity-based Awards to preserve flexibility. The types of Awards that may be issued under the LTIP are described below.

Stock Options

Stock options granted under the LTIP may be either NQSOs or ISOs. The price of any stock option granted may not be less than the fair market value (or in the case of certain ISOs, 110 percent of the fair market value) of the Company’s Class A common stock on the date the stock option is granted. The stock option price is payable in cash or certified check, Class A common stock of the Company, through a broker-assisted cashless exercise, by any other method approved by the Compensation Committee, or any combination of the foregoing. The standard form of payment of the exercise price is by delivery of cash by a broker-dealer as a cashless exercise. The Participant will have the rights of a stockholder after giving written notice of exercise and paying the option price, once the shares are recorded as having been issued and transferred.

The Compensation Committee determines the terms of each stock option grant (including the vesting schedule) at the time of the grant. The aggregate fair market value (determined as of the date of the grant) of the shares of Class A common stock subject to ISOs that are exercisable by any Participant for the first time in any calendar year may not be larger than $100,000. All stock options will terminate no later than 10 years (or, in the case of certain ISOs, 5 years) from the date of the grant. Pursuant to the terms of the LTIP, the Compensation Committee may accelerate the vesting of stock options. In general, unless the Compensation Committee otherwise specifies at grant, a stock option expires upon the earlier of (1) its stated expiration date or (2) 120 days after termination of service (unless termination is due to death, disability, retirement, or cause), or such other period specified in the Award agreement. Unless otherwise provided in the Award agreement or determined by the Compensation Committee, on a Participant’s termination of employment due to (1) death during the period in which the option is exercisable, options held by the Participant will become immediately exercisable and remain exercisable during the original option term, (2) disability or retirement more than six months after the date of grant (unless circumstances exist at the time of termination that would constitute “cause”), any option held by the Participant will continue to be exercisable by the Participant as if there was no termination of employment, and (3) termination for cause, the Participant will forfeit all options. Stock options will not include any feature allowing deferral of income beyond the date of exercise (other than through the receipt of restricted stock at exercise). Stock options will not contain reload rights or be subject to repricing.

MasterCard Incorporated	2012 Proxy Statement

Stock Appreciation Rights

A SAR entitles the Participant, upon settlement, to receive a payment based on the excess of the value of a share of Class A common stock of the Company on the date of settlement over the base price of the SAR, multiplied by the number of SARs being settled. SARs may be granted alone or in addition to other Awards. The base price of a SAR may not be less than the fair market value of a share of Class A common stock of the Company on the date of grant. The Compensation Committee will determine the vesting requirements and the payment and other terms of a SAR. Vesting may be based on the continued service of the Participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both. Pursuant to the terms of the LTIP, the Compensation Committee may accelerate the vesting of SARs. SARs may be payable in cash or in Class A common stock of the Company. A SAR will terminate no later than ten years from the date of the grant. In general, unless the Compensation Committee specifies a longer or shorter period when the Award is granted, a SAR expires upon the earlier of (1) its stated expiration date or (2) 120 days after termination of service (unless termination is due to death, disability, retirement, or cause). A SAR will be forfeited or terminated under the same circumstances as options under the LTIP, unless otherwise provided in an Award agreement. SARs will not include any feature allowing deferral of income beyond the date of exercise. SARs will not be subject to repricing.

Restricted Stock

A restricted stock Award represents shares of Class A common stock of the Company that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the Participant for specified time periods or on the attainment of specified business performance goals established by the Committee. Restricted stock will be subject to restrictions for a period set forth in the Award agreement, which period generally will be a minimum of three years from the date of grant. The Compensation Committee may accelerate the vesting of restricted stock. Subject to the transfer restrictions and vesting requirements of the Award, the Participant will have the same rights as one of the Company’s stockholders, including all voting and dividend rights, during the restriction period, although the Compensation Committee may provide that restricted stock certificates will be held in escrow during the restriction period (and forfeited or distributed depending on whether applicable performance goals or service restrictions have been met). Unless the Compensation Committee specifies otherwise, if a Participant terminates service other than by reason of death, disability, or retirement before the restricted stock vests, the restricted stock Award will be forfeited. Unless otherwise provided in the Award agreement or determined by the Compensation Committee, on a Participant’s termination of employment due to (1) death during the period in which the restricted stock is subject to restrictions, restricted stock held by the Participant will immediately vest and (2) disability or retirement more than six months after the date of grant (unless circumstances exist at the time of termination that would constitute “cause”), any restricted stock held by the Participant will continue to vest as if there was no termination of employment.

Restricted Stock Units

An Award of restricted stock units, or RSUs, provides the Participant the right to receive a payment based on the value of a share of Class A common stock of the Company. RSUs may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Vesting requirements may be based on the continued service of the Participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. RSUs will be subject to restrictions for a period set forth in the Award agreement, which period generally will be a minimum of three years from the date of grant. The Compensation Committee may accelerate the vesting of RSUs. RSU Awards are payable in cash or in shares of Class A common stock of the Company. Participants receiving RSUs will not have, with respect to such RSUs, any of the rights of a stockholder of the Company, although Participants may receive dividend equivalents. Unless the Compensation Committee specifies otherwise, if a Participant terminates service other than by reason of death, disability, or retirement before the RSU vests, the RSU Award will be

MasterCard Incorporated	2012 Proxy Statement

forfeited. Unless otherwise provided in the Award agreement or determined by the Compensation Committee, on a Participant’s termination of employment due to (1) death during the period in which the RSUs are subject to restrictions, RSUs held by the Participant will immediately vest and (2) disability or retirement more than six months after the date of grant (unless circumstances exist at the time of termination that would constitute “cause”), any RSUs held by the Participant will continue to vest as if there was no termination of employment.

Other Stock-Based Awards

The Compensation Committee is authorized to make other stock awards or awards based on or settled in Class A common stock, which may be subject to other terms and conditions, which may vary from time to time and among Participants, as the Compensation Committee in its discretion may determine.

Performance Units

An Award of performance units provides the Participant the right to receive cash or shares of Class A common stock of the Company if specified terms and conditions are met. Participants receiving performance units will not have, with respect to such performance stock units, any of the rights of a stockholder of the Company, although participants may receive dividend equivalents. Performance units will be subject to restrictions for a period set forth in the Award agreement, which period generally will be a minimum of three years from the date of grant. Unless the Committee specifies otherwise when the Award is granted, if a Participant terminates service other than by reason of death, disability, or retirement, the performance unit will be forfeited. Unless otherwise provided in the Award agreement or determined by the Compensation Committee, on a Participant’s termination of employment due to (1) death during the period in which the performance units are subject to a performance period, performance units held by the Participant will immediately vest and be paid out at a target level of performance and (2) disability or retirement more than six months after the date of grant (unless circumstances exist at the time of termination that would constitute “cause”), any performance units held by the Participant will continue to vest according to the actual performance results as if there was no termination of employment.

No more than five percent (5%) of the total restricted stock, RSUs and performance units granted in any year will be subject to restrictions for a period of less than three years from the date of grant.

Performance-Based Awards

Performance units and other Awards granted under the LTIP may be granted in a form that qualifies for the “qualified performance-based compensation” exception under Section 162(m). It is intended that Awards under the LTIP to covered employees will constitute “qualified performance-based compensation” for purposes of Section 162(m). In the event such performance-based Awards are made, the LTIP requires that the Awards be granted or vested contingent on the attainment of performance goals for a performance period, that performance goals must be established in writing before completion of 25 percent of the performance period (or such earlier period as required by Section 162(m)), that the goals provide an objective standard for computing the compensation payable on attainment of the goal, that the terms of the formula do not permit discretion to increase the amount payable on attainment of a goal, and that the Compensation Committee certify in writing prior to payout that the goals have been satisfied.

The LTIP requires the performance goals to be based upon one or more of the following objective business criteria:

•	revenue;

•	earnings (including earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, and earnings before or after taxes);

•	operating income;

MasterCard Incorporated	2012 Proxy Statement

•	net income;

•	operating or profit margins;

•	earnings per share;

•	return on assets;

•	return on equity;

•	return on invested capital;

•	economic value-added;

•	stock price;

•	gross dollar volume;

•	total shareholder return;

•	market share;

•	book value;

•	expense management;

•	cash flow; and

•	customer satisfaction.

These targets may relate to the Company, its affiliated employers, subsidiaries, or one or more of its divisions or units, or a combination of the foregoing and may be applied on an absolute or relative basis.

The maximum cash target award payable to any Participant for any three-year performance period cannot exceed $10,000,000. In the case of performance above target, the maximum award payable for any three-year performance period cannot exceed $20,000,000. Maximums will be adjusted for longer or shorter performance periods. The maximum number of shares of restricted stock awarded to a Participant for a fiscal year cannot exceed 500,000 shares and the maximum shares for which options, SARs, RSUs, performance units, and other stock-based compensation may be granted for a fiscal year will not exceed 650,000.

Non-Competition and Non-Solicitation Agreements

The Compensation Committee may condition eligibility to participate in the LTIP and receipt of benefits specified in an Award agreement, such as vesting, payment and exercisability of Awards, on the Participant’s execution of, compliance with and/or certification of compliance with a non-competition and/or non-solicitation agreement. In addition, the Award agreement may include provisions for the Participant repaying to the Company shares of Class A common stock (or the value of such stock) previously received pursuant to an Award in the event the Participant violates the non-competition or non-solicitation agreement.

Recoupment Provisions

The Compensation Committee may include in an Award agreement recoupment provisions that provide for the Participant’s repayment of Class A common stock (or the value of such stock) received under an Award under circumstances that may be provided in the Award agreement.

MasterCard Incorporated	2012 Proxy Statement

Effect of Change in Control

Awards under the LTIP generally are subject to special provisions upon the occurrence of a “change in control” (as defined in the LTIP) transaction with respect to the Company. Under the LTIP, if specified types of terminations of employment occur in connection with a change in control (1) any outstanding stock options and SARs under the LTIP will become fully exercisable, (2) any remaining restrictions applicable to restricted stock and RSUs will lapse and such restricted stock and RSUs will become free of restrictions, fully vested and transferable, and (3) any performance goals or other condition applicable to performance units will be deemed to be satisfied in full at a target level of performance with the common stock or cash subject to such Award being fully distributable six months following termination of employment.

No Repricing or Reloads

The LTIP specifically prohibits repricing of outstanding stock options or SARs or reloads of outstanding stock options.

Limited Transferability

Unless otherwise determined by the Compensation Committee, all Awards or Class A common stock subject to an Award under the LTIP are nontransferable except (1) upon death, either by the Participant’s will or the laws of descent and distribution or through a beneficiary designation, (2) pursuant to a qualified domestic relations order, or (3) pursuant to a transfer to a family member that is expressly permitted by the Compensation Committee. Awards will be exercisable during the Participant’s lifetime only by the Participant, the Participant’s representative, or a permitted transferee.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting the Company or its shares of Class A common stock, appropriate and equitable adjustments shall be made by the Committee to the number of shares of Class A common stock of the Company available for grant, as well as to other maximum limitations under the LTIP (e.g., exercise prices and number of Awards), and the number of shares of Class A common stock of the Company or other rights and prices under outstanding Awards.

Term, Amendment and Termination

The LTIP has a term expiring on June 5, 2022. The Compensation Committee may amend, alter, or discontinue the LTIP, but it may not do so in a manner that would impair the rights of a Participant in an outstanding Award without the Participant’s consent, unless the amendment is made to comply with applicable law, stock exchange rules or accounting rules. Additionally, material amendments to the LTIP will require stockholder approval to the extent required by the rules of the NYSE or other applicable national securities exchange or market that regulates the securities of the Company.

New LTIP Benefits

The Compensation Committee has discretionary authority to grant Awards pursuant to the LTIP and there is no provision for automatic grants. Therefore, future benefits that would be received under the LTIP by executive officers and other employees under the LTIP currently are not determinable.

Tax Treatment of Awards

The following discussion of the United States federal income tax implications of Awards under the LTIP is based on the provisions of the Internal Revenue Code (and any relevant rulings and regulations issued under the Internal Revenue Code) as of the date of this Proxy Statement.

MasterCard Incorporated	2012 Proxy Statement

Non-Qualified Stock Options

A NQSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such a stock option will, at that time, realize taxable compensation in the amount of the difference between the stock option price and the then fair market value of the shares of Class A common stock. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares of Class A common stock is equal to the sum of the stock option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares of Class A common stock will be a long-term or short-term gain (or loss), depending upon the holding period of the shares of Class A common stock.

Incentive Stock Options

An ISO results in no taxable ordinary income to the optionee or deduction to the Company at the time the ISO is granted or exercised. However, the excess of the fair market value of the shares of Class A common stock acquired over the stock option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the shares of Class A common stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the shares of Class A Common stock is treated as a long-term capital gain. If the shares of Class A common stock are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares of Class A common stock received upon exercise of the stock option over the stock option price (or, if less, the excess of the amount realized upon disposition over the stock option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, generally in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares of Class A common stock acquired upon exercise of an ISO is equal to the stock option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. When an employee receives the appreciation inherent in the SAR, either in cash or stock, the amount of the cash, or the value of the stock, as applicable, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a SAR. However, upon the settlement of the SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Other Awards

The current United States federal income tax consequences of other Awards authorized under the LTIP are generally in accordance with the following: (1) the fair market value of restricted stock is generally subject to ordinary income tax at the time the restrictions lapse (unless the Participant elects taxation at grant, pursuant to Section 83(b)) and (2) the amount of cash paid (or the fair market value of the shares of Class A common stock issued) to settle RSUs and performance units is generally subject to ordinary income tax. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the Participant recognizes ordinary income.

MasterCard Incorporated	2012 Proxy Statement

Section 162(m)

As described above, Awards granted under the LTIP may qualify as “qualified performance-based compensation” under Section 162(m) in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to the Chief Executive Officer and the three other highest paid officers (other than the Chief Financial Officer) employed at the end of the fiscal year. To qualify for this exception, stock options and other Awards must be granted under the LTIP by a committee consisting solely of three or more “outside directors” within the meaning of Section 162(m) and satisfy the LTIP’s limit on the amount that may be awarded to any one Participant during any calendar year. In addition, for Awards other than stock options to qualify as “qualified performance-based compensation,” the issuance or vesting of the Award, as the case may be, must be contingent upon satisfying one or more of the performance criteria listed in the LTIP, and in the above description of “Performance-Based Awards,” as established and certified by a committee consisting solely of three or more “outside directors.”

Section 409A

The LTIP has been designed so that Awards thereunder are either not subject to the deferred compensation rules of Section 409A or, if subject to Section 409A, are compliant with Section 409A. Awards subject to Section 409A, but not compliant with Section 409A, could result in accelerated taxation of the Awards and an additional 20 percent tax and interest charge tax to the Participant. These potential penalties on the Participant could reduce the value of grants subject to Section 409A and adversely affect the Company’s ability to achieve the LTIP’s purposes.

Deferral of Income

The LTIP also allows the Compensation Committee to provide in an Award agreement that Participants may elect to defer income associated with RSUs and performance units. However, such deferrals will only be permitted to be made in compliance with Section 409A. If such a deferral election is permitted and is made, the Participant will not be taxed on income associated with an Award until it is distributed and the Company will be entitled to any tax deduction at the same time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2006 LONG TERM INCENTIVE PLAN.

MasterCard Incorporated	2012 Proxy Statement

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2012

The Audit Committee has appointed PwC, 300 Madison Avenue, New York, New York 10017, as the Company’s independent registered public accounting firm to audit the financial statements of MasterCard Incorporated and its subsidiaries for the year ending December 31, 2012. PwC was our independent auditor for the year ended December 31, 2011. The firm is a registered public accounting firm.

A resolution will be presented at the Annual Meeting to ratify PwC’s appointment. Although ratification is not required by applicable laws, our amended and restated by-laws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If the stockholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

MasterCard Incorporated	2012 Proxy Statement

AUDITOR’S SERVICES AND FEES

The Audit Committee and the Company have adopted policies and procedures pertaining to the provision by the Company’s independent registered public accounting firm of any audit or non-audit services. The policies and procedures specifically require Audit Committee pre-approval of all audit and non-audit services. In addition, proposed services of the independent registered public accounting firm materially exceeding any pre-approved project scope, terms and conditions, or cost levels require specific pre-approval by the Audit Committee. The Audit Committee has also delegated power to the Chairperson of the Audit Committee to pre-approve, in certain circumstances, any engagements or changes in engagements by the independent registered public accounting firm for audit or non-audit services. The Company paid no fees to its independent registered public accounting firm in 2011 in connection with engagements that were not pre-approved by the Audit Committee or the Audit Committee Chairperson in accordance with the Company’s policies and procedures. To help ensure the independence of the Company’s independent registered public accounting firm, the Company has also adopted policies and procedures relating to, among other things, the engagement of the independent registered public accounting firm and the hiring of employees of the independent registered public accounting firm.

Set forth below are the aggregate audit and non-audit fees billed to the Company by PwC for 2011 and 2010.

Type of Fees	Description	2011	2010
Audit Fees	For the integrated audit of the Company’s annual consolidated financial statements and review of the Company’s quarterly financial statements. Also include Sarbanes-Oxley Section 404 audit procedures and associated out-of-pocket expenses.	$5,007,765	$4,229,964
Audit-Related Fees	For assurance and related audit services (but not included in the audit fees set forth above). Included information technology attestations (e.g. SSAE 16), employee benefit plan audits, and associated out-of-pocket expenses.	817,437	709,448
Tax Fees	For tax compliance, tax advice and tax planning services. Principally consisted of tax return preparation and related compliance support services, tax accounting advice, tax planning and other tax related services.	276,700	593,379
All Other Fees	For accounting information research tool and related services.	11,100	5,400

Total		$6,113,002	$5,538,191

MasterCard Incorporated	2012 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is composed of six directors and operates under a written charter adopted by the Board of Directors. The Audit Committee assists the Board in, among other things, the oversight of: (1) the quality and integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications, performance and independence, (4) the performance of the Company’s internal audit function and independent registered public accounting firm and (5) the quality of the Company’s internal controls.

Management is responsible for the Company’s internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent registered public accounting firm is responsible for conducting an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee further discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report and letter of the independent registered public accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Audit Committee:
Mark Schwartz, Chairman
Steven J. Freiberg
Richard Haythornthwaite
Nancy J. Karch
Marc Olivié
Jackson P. Tai

(April 2012)

MasterCard Incorporated	2012 Proxy Statement

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

If a stockholder intends to submit any proposal for inclusion in the Company’s proxy statement for the Company’s 2013 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal must be received by the Corporate Secretary of the Company no later than December 25, 2012. To be eligible to submit such a proposal for inclusion in the Company’s proxy materials for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either: (1) at least $2,000 in market value or (2) 1% of the Company’s securities entitled to be voted on the proposal (the “Voting Stock”), and must have held such shares of Voting Stock for at least one year, and continue to hold those shares of Voting Stock through the date of such annual meeting. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which the Company is permitted to exclude proposals and other matters governed by such rules and regulations.

Separate and apart from the requirements of Rule 14a-8, relating to the inclusion of a stockholders’ proposal in the Company’s proxy statement, the Company’s amended and restated by-laws require advance notice for a stockholder to bring nominations of directors or any other business before any annual meeting of stockholders. Specifically, pursuant to Article I, Section 12 of the Company’s amended and restated by-laws, in order for a stockholder to properly bring director nominations and other business before an annual meeting of stockholders, notice of such nominations or business, in order to be timely, must be received by the Corporate Secretary of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary date of the immediately preceding annual meeting, and must contain the information required as set forth in Article I, Section 12 of the Company’s amended and restated by-laws. In the event that the annual meeting is advanced by more than twenty (20) days or delayed by more than seventy (70) days from the first anniversary of the immediately preceding annual meeting, notice by the stockholder, in order to be timely, must be received no earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10 th) day following the day on which such notice of the date of the annual meeting was first publicly announced. If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in the Company’s amended and restated by-laws, the Company may disregard such nomination or proposal.

As a result, if the Company’s annual meeting of stockholders for 2013 is not advanced by more than twenty (20) days or delayed by more than (70) days from the anniversary date of the Annual Meeting, then notice of a stockholder nomination for candidates for the Board of Directors or any other business to be considered at the Company’s 2013 annual meeting of stockholders must be received by the Company between February 5, 2013 and March 7, 2013 and must also comply with the additional requirements of the Company’s amended and restated by-laws.

Copies of our current amended and restated by-laws are available through the Company’s website at http://www.mastercard.com, or may be obtained from the Corporate Secretary.

MasterCard Incorporated	2012 Proxy Statement

OTHER MATTERS

Management does not know of any business to be transacted at the Annual Meeting other than as indicated herein. Should any such matter properly come before the Annual Meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

You are urged to promptly vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included on your Notice or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card or voting form.

By Order of the Board of Directors

Noah J. Hanft

Corporate Secretary

Purchase, New York

April 24, 2012

MasterCard Incorporated	2012 Proxy Statement

Appendix A

MASTERCARD INCORPORATED

2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

Amended and Restated Effective as of June 5, 2012

MasterCard Incorporated	2012 Proxy Statement

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1	Establishment.

The MasterCard Incorporated 2006 Non-Employee Director Equity Compensation Plan (“Plan”) is hereby established by MasterCard Incorporated (the “Company”), effective on adoption by the Company’s Board of Directors, subject to approval by the shareholders of the Company.

1.2	Purposes.

The purpose of the Plan is to enable the Company to attract and retain outstanding individuals to serve as non-employee directors of the Company and to further align the interests of non-employee directors with the interests of the Company’s shareholders.

ARTICLE II

DEFINITIONS

“Alternative Award” means an Award other than a Deferred Stock Unit Award.

“Award” means a Deferred Stock Unit Award or an Alternative Award pursuant to Article VI.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

“Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company.

“Common Stock” means shares of the Company’s Class A or Class B Common Stock, $0.0001 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Stock of any successor to the Company which is designated for the purpose of the Plan.

“Company” means MasterCard Incorporated.

“Director” means a member of the Board of Directors of the Company.

“Participant” means a Director who has an outstanding Award under the Plan.

“Plan” means the MasterCard Incorporated 2006 Non-Employee Director Equity Compensation Plan.

“Termination from Service” means a separation from service in connection with this Plan pursuant to the definition of separation from service in Code section 409A(a)(2)(A)(i).

MasterCard Incorporated	2012 Proxy Statement

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting. The Plan shall be construed, interpreted, and administered by the Committee, which shall have the authority to determine the nature, amount and other terms of Awards, subject to (i) ratification of the material terms of the Awards by the Board of Directors, and (ii) the other constraints set forth in this Plan. The Committee’s action, constructions, and interpretations thereunder, as ratified by the Board, where required, shall be binding and conclusive on all persons for all purposes. The Committee may delegate its responsibilities and duties under the Plan. Neither the members of the Committee nor any delegee shall be liable to any person for any action taken or any omission in connection with the interpretation and administration of this Plan except for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1	Number of Shares.

The total number of newly issued shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be 100,000 shares of Class A Common Stock, subject to adjustment as provided in Section 4.2. Such shares may consist, in whole or part, of authorized and unissued shares or treasury shares. Shares subject to an Award that is forfeited, terminates, expires, or lapses without the issuance of shares, including by cash settlement, and shares that are received, retained, or not issued in connection with the settlement or exercise of an Award, including by reason of the satisfaction of any tax liability or tax withholding obligation, shall be available for distribution pursuant to further Awards.

4.2	Adjustment.

In the event of any Company share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall make appropriate adjustments or substitutions as described below in this Section 4.2. The adjustments or substitutions may relate to the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants. Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share.

Any adjustments or substitutions made pursuant to this Section 4.2 shall be made in compliance with the requirements of Section 409A, where applicable.

MasterCard Incorporated	2012 Proxy Statement

ARTICLE V

ELIGIBILITY

Each Director who is not a current employee of the Company or any of its subsidiaries shall be eligible to receive an Award in accordance with Article VI.

ARTICLE VI

AWARDS

6.1	Standard Deferred Stock Unit Award.

Unless the Committee chooses to grant an Alternative Award under Section 6.3, the Committee shall, on the date of the Company’s Annual Meeting of Shareholders in each year for so long as the Plan remains in effect, award to each non-employee Director who is elected as a director at such meeting, or whose term of office shall continue after the date of such meeting, such number of Deferred Stock Units as it shall determine in its discretion; provided, however, that each non-employee Director other than the Chairman shall receive the same number of Deferred Stock Units at the Annual Meeting of Shareholders. The Committee may award to any non-employee Director who joins the Board at a time other than the Annual Meeting of shareholders a number of Deferred Stock Units to correspond to the portion of the period from Annual Meeting to Annual Meeting that the non-employee Director serves on the Board.

6.2	Terms and Settlement of Standard Deferred Stock Unit Award.

Unless otherwise determined by the Committee in the Award document, and absent an election by the Director under this Section 6.2, a Deferred Stock Unit Award shall be settled in Common Stock upon the fourth anniversary of the date of grant of the Deferred Stock Unit Award; provided, however, that, if a Director has a Termination from Service before the fourth anniversary of the date of grant, the Deferred Stock Unit Award shall be settled within 60 days of the Director’s Termination from Service.

A Director may elect, at a time and in a form prescribed by the Company, to defer settlement of the Deferred Stock Unit Award until a specified anniversary of the date of grant later than the fourth anniversary or until the Director’s Termination from Service after the fourth anniversary of the date of grant. Notwithstanding any such election, in the event of the Director’s Termination from Service, the Deferred Stock Unit Award shall be settled within 60 days of the Director’s Termination from Service. In order to be effective, any such election to defer settlement until after Termination from Service must be made no later than December 31 of the year prior to the Annual Meeting of Shareholders on which the Award is made. Once the December 31 deadline for electing has passed, an election as to time of payment is irrevocable.

In the event a Director is a specified employee for purposes of Code section 409A(a)(2)(B)(i) at the time of his or her Termination from Service, any payment required to be made on Termination from Service shall be made on the first day of the seventh month following Termination from Service.

6.3	Alternative Award.

In lieu of all or part of the standard Deferred Stock Unit Award set forth in Sections 6.1 and 6.2, the Committee is authorized to grant an alternative form of Award, as long as such form of Award is

MasterCard Incorporated	2012 Proxy Statement

provided for in the Company’s 2006 Long Term Incentive Plan, or a successor plan that has been approved by the shareholders of the Company. The Committee is authorized to mandate the form of Award for a grant, or to make the choice as to form of Award in whole or part elective on the part of the Director, and is authorized to limit such elections in any manner it chooses. Any such elections shall be made in a manner compliant with Code section 409A(a)(4), where applicable.

6.4	Dividend Equivalents.

The Committee shall have the authority to specify in the Deferred Stock Unit Award or Alternative Award document whether or not the Directors shall be entitled to receive current or deferred payments corresponding to the dividends payable on the Common Stock underlying the Award.

6.5	Beneficiary.

The Participant’s Beneficiary to receive any Award held by the Participant at the time of the Participant’s death or to be assigned any Award outstanding at the time of the Participant’s death shall be the person designated to receive benefits on account of the Participant’s death on a form provided by the Committee. If a no Beneficiary has been named, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution.

ARTICLE VII

MISCELLANEOUS

7.1	Unfunded Status of Plan.

It is intended that the Plan be an “unfunded” plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock; provided that the existence of such trusts or other arrangements shall not cause the Plan to be funded.

7.2	Income Reporting and Tax Withholding.

Awards hereunder shall be subject to all applicable information reporting and tax withholding required by law.

7.3	Nontransferability.

No Award or Common Stock subject to an Award shall be assignable or transferable other than (i) by will, by the laws of descent and distribution, or pursuant to a beneficiary designation, (ii) pursuant to a qualified domestic relations order, or (iii) as expressly permitted by the Committee, pursuant to a transfer to the Participant’s family member.

7.4	Controlling Law.

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of New York (without regard to its choice of law provisions).

7.5	Severability.

If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

MasterCard Incorporated	2012 Proxy Statement

7.6	Successors and Assigns.

This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

7.7	Section 409A Savings Clause.

It is the intention of the Company that Awards under this Plan that are “deferred compensation” subject to Section 409A of the Code shall comply with Section 409A of the Code, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.

7.8	Term.

No Award shall be granted under the Plan after June 5, 2022.

7.9	Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

7.10	Headings.

The headings of the Articles and their subparts contained in this Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of this Plan.

ARTICLE VIII

AMENDMENT OF THE PLAN

The Board of Directors may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair an outstanding Award under the Plan. Notwithstanding the foregoing, shareholder approval of an amendment to the Plan shall be required to the extent required by law or by applicable listing or exchange requirements. Nothing in this Article VIII shall permit the Board to distribute Awards on discontinuance of the Plan if such a distribution would result in taxation under Code section 409A.

ARTICLE IX

SHAREHOLDER APPROVAL

The Plan is conditional upon shareholder approval of the Plan and the Plan shall be null and void if the Plan is not so approved by the Company’s shareholders.

MasterCard Incorporated	2012 Proxy Statement

Appendix B

MASTERCARD INCORPORATED

2006 LONG TERM INCENTIVE PLAN

Amended and Restated ~~October 13, 2008~~Effective June 5, 2012

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MasterCard Incorporated	2012 Proxy Statement

ARTICLE I ESTABLISHMENT AND PURPOSE		1
1.1	Establishment.	1
1.2	Purposes.	1
ARTICLE II DEFINITIONS		1

2.1	“Affiliated Employer”	1
2.2	“Agreement”	1
2.3	“Award”	1
2.4	“Beneficiary”	1
2.5	“Board of Directors” or “Board”	2
2.6	“Cause”	2
2.7	“Change in Control”	2
2.8	“Code”	3
2.9	“Commission”	3
2.10	“Committee”	3
2.11	“Common Shares”	3
2.12	“Company”	3
2.13	“Covered Employee”	3
2.14	“Disability”	4
2.15	“Effective Date”	4
2.16	“Exchange Act”	4
2.17	“Exercise Price”	4
2.18	“Fair Market Value”	4
2.19	“Good Reason”	4
2.20	“Grant Date”	4
2.21	“Incentive Stock Option” or “ISO”	4
2.22	“Non-Employee Director”	5
2.23	“Non-Qualified Stock Option” or “NQSO”	5
2.24	“Option”	5
2.25	“Option Period”	5
2.26	“Other Stock-Based Award”	5
2.27	“Outside Director”	5
2.28	“Participant”	5
2.29	“Performance Period”	5
2.30	“Performance Unit”	5
2.31	“Plan”	5
2.32	“Public Offering”	5
2.33	“Restricted Stock”	5
2.34	“Restricted Stock Unit”	5
2.35	“Restriction Period”	5
2.36	“Retirement”	5
2.37	“Rule 16b-3”	5
2.38	“Securities Act”	6
2.39	“Stock Appreciation Right” or “SAR”	6
2.40	“Stock Option”	6
2.41	“Termination of Employment”	6

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MasterCard Incorporated	2012 Proxy Statement

ARTICLE III ADMINISTRATION		6
3.1	Committee Structure	6
3.2	Committee Actions	6
3.3	Committee Authority	6
3.4	Committee Determinations and Decisions	7
ARTICLE IV SHARES SUBJECT TO PLAN		8
4.1	Number of Shares.	8
4.2	Release of Shares.	8
4.3	Restrictions on Shares.	8
4.4	ISO Restriction.	8
4.5	Shareholder Rights.	9
4.6	Adjustment Provision.	9
ARTICLE V ELIGIBILITY		9
5.1	Eligibility.	9
ARTICLE VI STOCK OPTIONS		10
6.1	General.	10
6.2	Grant.	10
6.3	Required Terms and Conditions.	10
6.4	Standard Terms and Conditions.	11
6.5	Termination.	12
6.6	Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods.	12
ARTICLE VII STOCK APPRECIATION RIGHTS		13

7.1	General.	13
7.2	Grant.	13
7.3	Required Terms and Conditions.	13
7.4	Standard Terms and Conditions.	14
7.5	Termination.	14
ARTICLE VIII RESTRICTED STOCK		14
8.1	General.	14
8.2	Grant, Awards and Certificates.	15
8.3	Required Terms and Conditions.	15
8.4	Standard Terms and Conditions.	15
8.5	Termination.	16
8.6	Price.	16
8.7	Section 83(b) Election.	16
ARTICLE IX RESTRICTED STOCK UNITS		17
9.1	General.	17
9.2	Grant.	17
9.3	Required Terms and Conditions.	17
9.4	Standard Terms and Conditions.	18
9.5	Termination.	18

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ARTICLE X PERFORMANCE UNITS		18
10.1	General.	18
10.2	Earning Performance Unit Awards.	18
10.3	Performance Period and Vesting in Performance Unit Award.	18
10.4	Termination of Employment.	19
10.5	Nontransferability.	19
ARTICLE XI OTHER STOCK-BASED AWARDS		19
11.1	Other Stock-Based Awards.	19
ARTICLE XII NON-COMPETITION ~~AND~~, NON-SOLICITATION ~~AGREEMENT~~, AND RECOUPMENT		19
12.1	Non-Competition and Non-Solicitation ~~Agreement~~	19
12.2	Recoupment Provisions.	20
ARTICLE XIII CHANGE IN CONTROL		20
13.1	Impact of Event.	20
13.2	Additional Discretion.	20
ARTICLE XIV PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN		20
14.1	No Company Obligation.	20
ARTICLE XV MISCELLANEOUS		21
15.1	Amendments and Termination.	21
15.2	Form of Awards.	21
15.3	No Reload Rights.	22
15.4	Loans.	22
15.5	Unfunded Status of Plan.	22
15.6	Provisions Relating to Code Section 162(m).	22
15.7	Additional Compensation Arrangements.	25
15.8	Withholding.	25
15.9	Controlling Law.	26
15.10	Offset.	26
15.11	Nontransferability; Beneficiaries.	26
15.12	No Rights with Respect to Continuance of Employment.	26
15.13	Awards in Substitution for Awards Granted by Other Corporations.	26
15.14	Delivery of Stock Certificate.	27
15.15	Indemnification.	27
15.16	No Guarantee of Tax Consequences.	27
15.17	Foreign Employees and Foreign Law Consideration.	27
15.18	Section 409A Savings Clause.	28
15.19	No Fractional Shares.	28
15.20	Severability.	28
15.21	Successors and Assigns.	28
15.22	Entire Agreement.	28
15.23	Term.	29
15.24	Gender and Number.	29
15.25	Headings.	29

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MasterCard Incorporated	2012 Proxy Statement

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment.

The MasterCard Incorporated 2006 Long Term Incentive Plan (“Plan”) is hereby established by MasterCard Incorporated (the “Company”), effective as of the Effective Date. The Plan, as amended and restated to increase the number of shares that may be issued under the Plan and to extend the term of the Plan, and to make other clarifying changes, was approved by the Company’s Board on April 5, 2007, effective upon approval of the amended and restated plan by shareholders. ~~The Plan amendments approved by the Committee, October 13, 2008, are applicable for all grants outstanding under the Plan as of Committee approval, as well as future grants~~ The Plan, as amended and restated to extend the term of the Plan and make other clarifying changes, was approved by the Company’s Human Resources and Compensation Committee on April 2, 2012, effective upon approval of the amended and restated plan by shareholders.

1.2 Purposes.

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. The Plan and the grant of Awards thereunder are expressly conditioned upon the Plan’s approval by the shareholders of the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1            “Affiliated Employer” means all persons with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, except that, for purposes of determining whether there is a controlled group or common control the language “at least 50 percent” is used instead of “at least 80 percent.”

2.2            “Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.

2.3            “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, or Other Stock-Based Award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4            “Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

MasterCard Incorporated	2012 Proxy Statement

2.5            “Board of Directors” or “Board” means the Board of Directors of the Company.

2.6            “Cause” means (i) the willful failure by the Participant to perform his duties or responsibilities (other than due to Disability), (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or an Affiliated Employer including, but not limited to, damage to its reputation or standing in its industry; (iii) the Participant’s having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, (iv) the material breach by the Participant of any written covenant or agreement with the Company or an Affiliated Employer not to disclose any information pertaining to the Company and/or its Affiliated Employers, or (v) the breach by the Participant of the Company’s Code of Conduct, or any material provision of the following Company policies: non-discrimination, substance abuse, workplace violence, nepotism, travel and entertainment, corporation information security, antitrust/competition law, anti-corruption, enterprise risk management, accounting, contracts, purchasing, communications, investor relations, immigration, privacy, insider trading, and similar policies, whether currently in effect or later adopted.

2.7            “Change in Control” means the occurrence of any of the following events, but shall specifically exclude a Public Offering:

(i)    The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 30 percent of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that for purposes of this subsection (i) the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, and (C) an acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (iii); or

(ii)    A change in the composition of the Board as of the Effective Date (the “Incumbent Board”) that causes less than a majority of the directors of the Company then in office to be members of the Incumbent Board, provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii)    Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (“A Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50 percent of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing

MasterCard Incorporated	2012 Proxy Statement

body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all of substantially all of the Company’s assets directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

In the case of an Award that is subject to Section 409A of the Code and is payable upon a Change in Control, or at a different time or in a different form upon Termination of Employment in connection with a Change in Control, then upon Termination of Employment not in connection with a Change in Control, or where a Section 409A definition of Change in Control is otherwise required, the above definition will include only events that qualify as a change in the ownership or effective control of the Company or as a change in the ownership of a substantial portion of the assets of the Company pursuant to Section 409A(a)(2)(v) of the Code.

2.8            “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

2.9            “Commission” means the Securities and Exchange Commission or any successor thereto.

2.10          “Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other committee, or subcommittee of the Committee designated by the Board to administer the Plan, provided that the Committee shall be composed of not less than two directors each of whom is a Non-Employee Director, an independent director as required by the rules of the national securities exchange on which the Company’s Common Shares are listed, and in the case of an Award subject to Section 15.6 an Outside Director.

2.11          “Common Shares” means shares of the Company’s Class A or Class B Common Shares, $0.0001 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Shares of any successor to the Company which is designated for the purpose of the Plan.

2.12          “Company” means MasterCard Incorporated, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company. Wherever the context of the Plan so admits or requires, “Company” also means “Affiliated Employer”.

2.13          “Covered Employee” means a Participant the deductibility of whose compensation in the year of payment of an Award is subject to Section 162(m) of the Code.

MasterCard Incorporated	2012 Proxy Statement

2.14          “Disability” means disability in accordance with the Company’s or an Affiliated Employer’s long-term disability plan, as determined by the Committee.

2.15          “Effective Date” means when approved by shareholders. Amendments to the Plan generally are effective when approved by shareholders, if shareholder approval is required, or when approved by the Board, if shareholder approval is not required.

2.16          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

2.17          “Exercise Price” means the price at which the Common Shares may be purchased under an Option or may be obtained under a Stock Appreciation Right. In no event may the Exercise Price per share of Common Shares covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced through “repricing,” as defined in Section 15.1.

2.18          “Fair Market Value” means, if the Common Shares are listed on a national securities exchange, as of any Grant Date, the closing price for the Common Shares on the principal exchange on which the shares are traded for that date, all as reported by such source as the Committee may select. If the Common Shares are not traded as of any Grant Date, the Fair Market Value means the closing price for the Common Shares on the principal exchange on which the shares are traded for the immediately preceding date on which shares were traded. If the Common Shares are not listed on a national securities exchange as of any Grant Date, Fair Market Value shall be determined by the Committee in its good faith discretion.

2.19          “Good Reason” shall mean the occurrence of one of the following events without the Participant’s prior written consent: (i) assignment to a position for which the Participant is not qualified or a lesser position than the position held by the Participant (although duties may differ without giving rise to a termination by the Participant for Good Reason), (ii) a material reduction in the Participant’s annual Base Salary, except, in the case of a Participant whose employment agreement so provides, a ten (10) percent reduction in the aggregate over the term of such employment agreement shall not be treated as a material reduction; (iii) the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment (unless such relocation does not increase the Participant’s commute by more than twenty (20) miles), except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations as of such day; or (iv) the failure by the Company to obtain an agreement from any successor to the Company to assume and agree to perform any employment agreement between Participant and the Company or any Affiliated Employer. The Participant is required to give notice to the Company of the occurrence of an event constituting Good Reason within sixty (60) days after such event occurs, failing which the Participant shall be deemed to have waived the Participant’s rights regarding such event. The Company shall be provided a period of ninety (90) days after its receipt of notice from the Participant during which it may remedy the grounds for Good Reason given in the notice.

2.20          “Grant Date” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Grant Date shall not be earlier than the date of the resolution and action thereon by the Committee. In no event shall the Grant Date be earlier than the Effective Date.

2.21          “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an “incentive stock option,” which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

MasterCard Incorporated	2012 Proxy Statement

2.22          “Non-Employee Director” shall have the meaning provided for in Rule 16b-3(b)(3) under the Exchange Act, 17 CFR §240.16b-3(b)(3), as amended.

2.23          “Non-Qualified Stock Option” or “NQSO” means an Option to purchase Common Shares in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.

2.24          “Option” means a right to purchase Common Shares granted to a Participant in accordance with Article VI. An Option may be either an ISO or NQSO.

2.25          “Option Period” means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.

2.26          “Other Stock-Based Award” means a right granted under Article XI.

2.27          “Outside Director” means a member of the Board who is not an employee of the Company or an Affiliated Employer and who qualifies as an outside director for purposes of Section 162(m)(4)(C)(i) of the Code.

2.28          “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan.

2.29          “Performance Period” shall mean that period established by the Committee, which may be as short as a calendar quarter, during which any performance goals specified by the Committee with respect to such Awards are to be measured.

2.30          “Performance Unit” means a right granted under Article X.

2.31          “Plan” means the MasterCard Incorporated 2006 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

2.32          “Public Offering” means any public offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the Securities Act or Exchange Act.

2.33          “Restricted Stock” means Common Shares granted to a Participant subject to terms and conditions, including a risk of forfeiture, established by the Committee pursuant to Article VIII of this Plan and evidenced by an Award Agreement.

2.34          “Restricted Stock Unit” means a right granted under Article IX.

2.35          “Restriction Period” means the period of time during which restrictions established by the Committee shall apply to an Award.

2.36          “Retirement” means Termination of Employment by a Participant occurring on or after the earliest of: (i) attaining age 65 while in service and completing two (2) years of service, (ii) attaining age 60 while in service and completing five (5) years of service, and (iii) attaining age 55 while in service and completing ten (10) years of service.

2.37          “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act or any successor rule.

MasterCard Incorporated	2012 Proxy Statement

2.38          “Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

2.39          “Stock Appreciation Right” or “SAR” means a right granted under Article VII.

2.40          “Stock Option” means an Option.

2.41          “Termination of Employment” means a “separation from service” as defined in Code section 409A(a)(2)(A)(i), except that a reduction in the level of services performed by a Participant to a level equal to 21 percent or less of the average level of services performed by the Participant during the immediately preceding 36 months (or such shorter period as the Participant shall have performed services for the Company), shall be presumed to be a Termination of Employment.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1            Committee Structure.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. Any member of the Committee may resign upon notice to the Board. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee in accordance with the terms of the Committee’s Charter.

3.2            Committee Actions.

The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

3.3            Committee Authority.

Subject to applicable law, the Company’s certificate of incorporation and by-laws, and the terms of the Plan, the Committee shall have the discretionary authority:

(1)    to determine eligibility and to select those persons to whom Awards may be granted from time to time, including to limit eligibility to persons who execute a non-competition and/or non-solicitation agreement;

(2)    to determine the nature and amount of each Award;

(3)    to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine, including terms conditioning vesting, payment, or any other benefit under the Plan on execution and compliance with a non-competition and/or non-solicitation

MasterCard Incorporated	2012 Proxy Statement

agreement; provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share as of the Grant Date;

(4)    to determine whether, to what extent, and under what circumstances Awards may be settled in cash, Common Shares, or other property, either at the time of grant or thereafter,

(5)    to modify, amend, or adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 15.1;

(6)    to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

(7)    to provide for the forms of Agreement to be utilized in connection with this Plan;

(8)    to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;

(9)    to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Common Shares, and to require of a Participant that appropriate action be taken with respect to such requirements;

(10)    to establish any “blackout” period that the Committee in it sole discretion deems necessary or advisable;

(11)    to determine the restrictions or limitations on the transfer of Common Shares;

(12)    to supply any omission, reconcile any inconsistency in the Plan or any Award, determine whether any Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

(13)    to adopt, amend and rescind such administrative rules, guidelines, and practices as, in its opinion, may be advisable in the administration of this Plan;

(14)    to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

(15)    to interpret this Plan and any instrument or agreement under the Plan, and undertake such actions and make such determinations and decisions as it deems necessary and advisable to administer the Plan intent.

The Committee shall have discretionary authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

3.4	Committee Determinations and Decisions.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time

MasterCard Incorporated	2012 Proxy Statement

of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1	Number of Shares.

Subject to the adjustment under Section 4.6, the total number of newly issued Common Shares reserved and available for distribution pursuant to Awards under the Plan shall be 11,550,000 Class A Common Shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares ~~acquired from a third party~~.

4.2	Release of Shares.

Subject to Section 4.1, the Committee shall have full authority to determine the number of Common Shares available for Awards. In its discretion the Committee may include (without limitation), as available for distribution, (a) Common Shares subject to any Award that have been previously forfeited; (b) Common Shares under an Award that otherwise terminates, expires, or lapses without issuance of Common Shares being made to a Participant; (c) Common Shares subject to any award that settles in cash, or (d) Common Shares that are received, retained, or not issued by the Company in connection with the settlement or exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation. Any Common Shares that are available immediately prior to the termination of the Plan, or any Common Shares returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

4.3	Restrictions on Shares.

Common Shares issued upon exercise or settlement of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Shares, cash or other property prior to (i) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (ii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliated Employer to obtain a deduction or discharge its legal obligation with respect to the Award. The Company may cause any certificate (or other representation of title) for any Common Shares to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Shares as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising or vesting in an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Shares in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.4	ISO Restriction.

Solely for purposes of determining whether shares are available for the issuance of ISOs, and notwithstanding anything in this Section to the contrary, the maximum aggregate number of shares that

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may be issued through ISOs under this Plan shall be 500,000. The terms of Section 4.2 shall apply equally for purposes of the number of shares available under this Section 4.4 for issuance through ISOs, except that shares subject to ISOs that settle in cash shall not be available for distribution through issuance of ISOs.

4.5	Shareholder Rights.

Other than voting rights, no person shall have any rights of a shareholder as to Common Shares subject to an Award until, after proper transfer of the Common Shares subject to the Award or other action required, such shares shall have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon grant of Restricted Stock, or exercise of an Option or a SAR, or payment of any other Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer, except as provided in Section 8.4(3). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein or in an Agreement.

4.6	Adjustment Provision.

(1)    Adjustment.   In the event of any Company share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall make appropriate adjustments or substitutions as described below in this Section. The adjustments or substitutions may relate to the number of Common Shares available for Awards under the Plan, the number of Common Shares covered by outstanding Awards, the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants. Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

(2)    Section 409A.   Any adjustments or substitutions made pursuant to Section 4.6(1) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A. Any adjustments or substitutions made pursuant to Section 4.6(1) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such manner as to ensure that after such adjustment or substitution, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code.

ARTICLE V

ELIGIBILITY

5.1	Eligibility.

Any employee of the Company or an Affiliated Employer, and any individual covered by Section 15.13, shall be eligible to be designated, in the discretion of the Committee, a Participant of this

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Plan, provided such eligibility would not jeopardize this Plan’s compliance with Rule 16b-3 under the Exchange Act or any successor rule. The Committee may require that, in order to be eligible to be designated a Participant, an employee must execute, in a form prescribed by the Company, a non-competition and/or non-solicitation agreement. Only an employee of the Company, or any parent corporation or subsidiary of the Company (as such terms are defined in Section 424 of the Code) on the Grant Date shall be eligible to be granted an Incentive Stock Option.

ARTICLE VI

STOCK OPTIONS

6.1	General.

The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive Common Shares upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Option Price. The Committee may provide for grant or vesting of Options conditioned upon the performance of services, the achievement of performance goals pursuant to Section 15.6, or the execution of, and/or compliance with, a non-competition or non-solicitation agreement, or any combination of the above. Options may be granted alone or in addition to other Awards granted under the Plan.

6.2	Grant.

The grant of an Option shall occur as of the Grant Date determined by the Committee provided that the Grant Date shall not be earlier than the date of the resolution and action thereon by the Committee. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. To the extent that any Option is not designated as an Incentive Stock Option or is so designated, but does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.3	Required Terms and Conditions.

Options shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1)    Exercise Price.  The Exercise Price per share for an Award shall not be less than the Fair Market Value per share as of the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual (a “10% Owner”) who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a corporation which is a parent corporation of the Company, or any subsidiary of the Company (each as defined in Section 424 of the Code), the Exercise Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share as of the Grant Date.

(2)    Option Period.  The Option Period fixed by the Committee for any Award shall be no longer than ten (10) years from the Option’s Grant Date. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

(3)    Exercisability.  In no event shall an Option be exercisable earlier than six (6) months after the Grant Date (except in the case of the Participant’s death or in the case of an Option granted in lieu of or

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replacement of compensation that is subject to vesting restrictions, in which case the Option may be exercisable pursuant to the same vesting restrictions as was the compensation) or later than ten (10) years from the Grant Date. The Committee may provide in an Option Agreement or thereafter for an accelerated exercise of all or part of an Option upon such events or standards that it may determine, including one or more performance measures. If the Committee intends that an Option be able to qualify as an Incentive Stock Option, aggregate Fair Market Value (determined at the Option’s Grant Date) of the Common Shares as to which such Incentive Stock Option is exercisable for the first time during any calendar year shall not exceed $100,000.

(4)    Method of Exercise.  Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving notice of exercise on a form provided by the Committee to the Company specifying the number of whole shares of Common Shares subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price. Payment of the purchase price shall be by (i) delivery of cash or certified check, (ii) delivery of Common Shares already owned by the Participant (for any minimum period required by the Committee) having a total value equal to the Exercise Price, (iii) by means of delivery of cash by a broker-dealer as a “cashless” exercise, (iv) any combination of the foregoing, or (v) any other method approved by the Committee.

(5)    Form of Settlement.  The Committee may provide, at the time of grant, that the shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

(6)    Conditions for Issuance of Shares.  No Common Shares shall be issued until full payment therefore has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company’s official shareholder records as having been issued and transferred.

(7)    No Deferral Features.  To the extent necessary to comply with Code Section 409A, no Option Agreement shall include any features allowing the Participant to defer recognition of income past the date on which taxation occurs under section 83 of the Code.

6.4	Standard Terms and Conditions.

Unless the Committee specifies otherwise in the Award Agreement, the terms set forth in this Section 6.4 shall apply to all Options granted under the Plan. Any Option Award Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 6.4.

(1)    Exercise Price.  The standard Exercise Price per share shall be the Fair Market Value per share as of the Grant Date.

(2)    Option Period.  The standard Option Period of each Option shall be ten (10) years from the Option’s Grant Date.

(3)    Exercisability.  Subject to Section 13.1, the standard rate at which an Option shall be exercisable shall be twenty five (25) percent on each of the first four (4) anniversaries of the grant.

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(4)    Method of Exercise.  The standard form of payment of the Exercise Price shall be by means of delivery of cash by a broker-dealer as a “cashless” exercise.

(5)    Form of Settlement.  The standard form of settlement shall be in unrestricted Common Shares.

(6)    Non-transferability of Options.  The standard terms of an Agreement shall provide that no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant.

(7)    No Deferral Features.  The standard terms of an Agreement shall provide for no deferral of recognition of income past the date on which taxation occurs under Section 83 of the Code.

6.5	Termination.

Unless otherwise specifically provided in an Agreement, or determined by the Committee, and except as is otherwise provided in this Section 6.5 below, Options that are not otherwise exercisable on the date of Termination of Employment shall be forfeited upon a Participant’s Termination of Employment. A Participant shall have the right to exercise Options that were otherwise exercisable on Termination of Employment only during a period not exceeding one hundred and twenty (120) days, or such other period specified in the Agreement, after the date of such Termination of Employment (but no later than the end of the Option Period).

(1)    Termination by Death.  Unless otherwise specifically provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment due to death during the Option Period, Options held by the Participant shall become immediately exercisable and shall thereafter be fully exercisable throughout the original Option Period.

(2)    Termination by Disability or Retirement.  Unless otherwise specifically provided in an Agreement or determined by the Committee, and subject to Article XII below, on a Participant’s Termination of Employment due to Disability or Retirement more than six (6) months after the Grant Date (unless circumstances exist at the time of termination that would constitute Cause under Section 2.6), any Option held by the Participant shall continue to be exercisable by the Participant as if there was no Termination of Employment.

(3)    Termination for Cause.  Unless otherwise specifically provided in an Agreement or determined by the Committee, on a Participant’s Termination of Employment for Cause, the Participant shall forfeit all Options whether those Options are otherwise exercisable as of the date of Termination of Employment or otherwise would not be exercisable on the date of Termination of Employment.

6.6	Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods.

The Company may require that a Participant exercising an ISO give a written representation to the Company, satisfactory in form and substance, upon which the Company may rely, that the Participant will report to the Company any disposition of shares acquired via an ISO exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code.

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ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1	General.

The Committee shall have authority to grant Stock Appreciation Rights (SARs) under the Plan at any time or from time to time. A SAR shall entitle the Participant to receive Common Shares upon exercise of such SAR, subject to the Participant’s satisfaction in full of any conditions, restrictions, or limitations imposed in accordance with the Plan or any Agreement. The Committee may provide for grant or vesting of SARs conditioned upon the performance of services, the achievement of performance goals pursuant to Section 15.6, or the execution of, and/or compliance with, a non-competition or non-solicitation agreement, or any combination of the above. SARs may be granted alone or in addition to other Awards granted under the Plan.

7.2	Grant.

The grant of a SAR shall occur as of the Grant Date determined by the Committee provided that the Grant Date shall not be earlier than the date of the resolution and action thereon by the Committee. A SAR entitles a Participant to receive Common Shares or cash as described in Section 7.3(5). An Award of SARs shall be evidenced by, and subject to the terms of an Agreement.

7.3	Required Terms and Conditions.

SARs shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

(1)    Exercise Price.  The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value per share of Common Shares on the Grant Date.

(2)    Term.  The term of a SAR shall be no longer than ten (10) years from the Grant Date.

(3)    Exercisability.  In no event shall a SAR be exercisable earlier than six (6) months after the Grant Date (except in the case of the Participant’s death or in the case of a SAR granted in lieu of or replacement of compensation subject to vesting restrictions, in which case the SAR may be exercisable pursuant to the same vesting restrictions as was the compensation) or later than ten (10) years from the Grant Date. The Committee may provide in a SAR Agreement or thereafter for an accelerated exercise of all or part of a SAR upon such events or standards that it may determine, including one or more performance measures.

(4)    Method of Exercise.  SARs shall be exercised by the Participant’s giving notice of exercise on a form provided by the Committee to the Company specifying in whole shares the portion of the SAR to be exercised.

(5)    Amount.  Upon the exercise of a SAR, a Participant shall be entitled to receive an amount in Common Shares or cash equal in value to the excess of the value per share of Common Shares over the Exercise Price per share of Common Shares specified in the related Agreement, multiplied by the number of shares in respect of which the SAR is exercised, less any amount retained or not issued to cover tax withholdings, if necessary. The value per share of Common Shares shall be determined as of the date of exercise of such SAR.

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(6)    No Deferral Features.  To the extent necessary to comply with Code Section 409A, the SAR Agreement shall not include any features allowing the Participant to defer recognition of income past the date of exercise.

7.4	Standard Terms and Conditions.

Unless the Committee specifies otherwise in the SAR Agreement, the terms set forth in this Section 7.4 shall apply to all SARs granted under the Plan. A SAR Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 7.4

(1)    Exercise Price.  The standard Exercise Price of a SAR shall be 100% of the Fair Market Value per share of Common Shares on the Grant Date.

(2)    Term.  The standard term of a SAR shall be ten (10) years from the Grant Date. The term of a SAR shall be no longer than ten (10) years from the Grant Date.

(3)    Exercisability.  Subject to Section 13.1, the standard rate at which a SAR shall be exercisable shall be twenty five (25) percent on each of the first four anniversaries of the Grant Date.

(4)    Non-transferability of Stock Appreciation Rights.  The standard SAR Agreement shall provide that no SAR shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all SARs shall be exercisable during the Participant’s life time only by the Participant.

(5)    No Company or Affiliate Repurchase.  The standard SAR Agreement shall stipulate that the Company and/or an Affiliate may not, under any circumstances, repurchase the Common Shares delivered in settlement of the exercise of the SAR or enter into an arrangement that has a similar effect.

(6)    No Deferral Features.  The standard SAR Agreement shall not include any features allowing the Participant to defer recognition of income past the date of exercise.

7.5	Termination.

A Stock Appreciation Right shall be forfeited or terminated under the same circumstances, as set forth in Section 6.5, as Options would be forfeited or terminated under the Plan, unless otherwise specifically provided in an Agreement.

ARTICLE VIII

RESTRICTED STOCK

8.1	General.

The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the Restriction Period within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards including without limitation providing for either grant or vesting conditioned upon the achievement of performance goals pursuant to Section 15.6 or the execution of, and/or compliance with, a non-competition or non-solicitation agreement, or both. Each Award shall be confirmed by, and be subject to the terms of, an Agreement containing the applicable terms and

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conditions of the Award, including the Restriction Period. The Committee may provide in an Agreement for an accelerated lapse of the Restriction Period upon such events or standards that it may determine, including the achievement of one or more performance goals set forth in Section 15.6. Restricted Stock may be granted alone or in addition to other Awards granted under the Plan.

8.2	Grant, Awards and Certificates.

The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Notwithstanding the limitations on issuance of Common Shares otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title, such as book entry registration) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the Restriction Period shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Shares covered by such Award.

8.3	Required Terms and Conditions.

Restricted Stock shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1)    Restriction Period.  Restricted Stock shall be subject to restrictions for a period set forth in the Agreement, which Restriction Period generally shall be a minimum of three years from the Grant Date (except in the case of Restricted Stock granted in lieu of or replacement of compensation that is subject to vesting restrictions, in which case the Restricted Stock may be subject to the same vesting restrictions as was the compensation). No more than five (5) percent of the total Awards granted under Articles VIII, IX, and X of the Plan in any year shall be subject to restrictions for a period of less than three years from the Grant Date.

(2)    Restrictions.  The Committee may condition the grant or vesting of the Restricted Stock on the performance of services for the Company, the attainment of performance goals, the execution of and/or compliance with a non-competition and/or non-solicitation agreement, or any combination of the aforementioned items.

(3)    Limitations on Transferability.  Subject to the provisions of the Plan and the Agreement, during the Restriction Period set by the Committee, commencing with the Grant Date of such Award, the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of unvested Restricted Stock.

(4)    Delivery.  If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but shall be held by the Company for the account of the Participant until the end of the Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates (or other representation of title) for such shares shall be delivered to the Participant.

8.4	Standard Terms and Conditions.

Unless the Committee specifies otherwise in the Restricted Stock Agreement, the terms set forth in this Section 8.4 shall apply to all Restricted Stock granted under the Plan. A Restricted Stock Agreement

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that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 8.4.

(1)    Restriction Period.  The standard Restriction Period shall be four (4) years from the Grant Date.

(2)    Restrictions.  The standard restrictions applicable to Restricted Stock are continued service of the Participant for the Company during the Restriction Period.

(3)    Rights.  The standard terms of a Restricted Stock Agreement shall provide that the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends, subject to Section 8.3(3).

8.5	Termination.

Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided in this Section 8.5 below, Restricted Stock shall be forfeited upon a Participant’s Termination of Employment.

(1)    Termination by Death.  Unless otherwise provided in an Agreement or determined by the Committee, Restricted Stock shall vest upon a Participant’s Termination of Employment by reason of death during the Restriction Period.

(2)    Termination by Disability or Retirement.  Unless otherwise provided in an Agreement or determined by the Committee, and subject to Article XII below, on a Participant’s Termination of Employment due to Disability or Retirement more than six months following the Grant Date (unless circumstances exist at the time of termination that would constitute Cause under Section 2.6), any Restricted Stock held by the Participant shall continue to vest as if there was no Termination of Employment.

8.6	Price.

The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

8.7	Section 83(b) Election.

The Committee may prohibit a Participant from making an election under Section 83(b) of the Code. If the Committee has not prohibited such election, and if the Participant elects to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, the Participant shall notify the Company (or an Affiliated Employer) of such election within 10 days of filing notice of the election with the Internal Revenue Service, and will provide the required withholding pursuant to Section 15.8, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

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ARTICLE IX

RESTRICTED STOCK UNITS

9.1	General.

The Committee shall have authority to grant Restricted Stock Units under the Plan at any time or from time to time. A Restricted Stock Unit Award is denominated in Common Shares that will be settled either by delivery of Common Shares or the payment of cash based upon the value of a specified number of Common Shares. The Committee shall determine the number of Restricted Stock Units to be awarded to any Participant, the Restriction Period within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards including without limitation providing for either grant or vesting conditioned upon the achievement of performance goals pursuant to Section 15.6, or the execution of, and/or compliance with, a non-competition or non-solicitation agreement, or both. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contain the applicable terms and conditions of the Award, including the Restriction Period. The Committee may provide in an Agreement for an accelerated lapse of the Restriction Period upon such events or standards that it may determine, including the achievement of one or more performance goals set forth in Section 15.6. Restricted Stock Units may be granted alone or in addition to other Awards granted under the Plan.

9.2	Grant.

The grant of a Restricted Stock Unit shall occur as of the Grant Date determined by the Committee. An Award of Restricted Stock Units shall be evidenced by, and subject to the terms of an Agreement.

9.3	Required Terms and Conditions.

Restricted Stock Units shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1)    Restriction Period.  Restricted Stock Unit shall be subject to restrictions for a period set forth in the Agreement, which Restriction Period generally shall be a minimum of three (3) years from the Grant Date (except in the case of a Restricted Stock Unit granted in lieu of other compensation that is subject to vesting restrictions, in which case the Restricted Stock Units may be subject to the same vesting restrictions as was the compensation). No more than five (5) percent of the total Awards granted under Article VIII, IX, and X of the Plan in any year shall be subject to restrictions for a period of less than three (3) years from the Grant Date.

(2)    Restrictions.  The Committee may condition the grant or vesting of the Restricted Stock Units on the performance of services for the Company, the attainment of performance goals, the execution of, and/or compliance with, a non-competition and/or non-solicitation agreement, or any combination of the aforementioned items.

(3)    Limitations on Transferability.  Subject to the provisions of the Plan and the Agreement, during the Restriction Period set by the Committee, commencing with the Grant Date of such Award, the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of the Restricted Stock Units.

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(4)    Rights.  The Committee shall be entitled to specify in a Restricted Stock Unit Agreement the extent to which and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments corresponding to the dividends payable on the Common Shares.

9.4	Standard Terms and Conditions.

Unless the Committee specifies otherwise in the Restricted Stock Unit Agreement, the terms set forth in this Section 9.4 shall apply to all Restricted Stock Units granted under the Plan. A Restricted Stock Unit Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section 9.4:

(1)    Restriction Period.  The standard Restriction Period shall be four (4) years from the Grant Date.

(2)    Restrictions.  The standard restrictions applicable to a Restricted Stock Unit are continued service of the Participant for the Company during the Restriction Period.

(3)    Rights.  The standard terms of the Restricted Stock Units shall provide that the Participant is entitled to receive current payments corresponding to the dividends payable on the Common Shares.

9.5	Termination.

A Restricted Stock Unit shall be forfeited under the same circumstances, as set forth in Section 8.5, as Restricted Stock would be forfeited under the Plan, unless otherwise specifically provided in the Agreement.

ARTICLE X

PERFORMANCE UNITS

10.1	General.

The Committee shall have authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit consists of the right to receive Common Shares or cash, as provided in the particular Award Agreement, upon achievement of a performance goal or goals (as the case may be) under Section 15.6. The Committee may condition grant or vesting of Performance Units upon the performance of services, the execution of, and/or compliance with, a non-competition or non-solicitation agreement, or both. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by, and be subject to the terms of, an Agreement. The Performance Unit Award shall be earned in accordance with the Agreement over a Performance Period. Performance Units may be granted alone or in addition to other Awards granted under the Plan.

10.2	Earning Performance Unit Awards.

Unless expressly waived in the Award Agreement, vesting of Performance Unit Awards must be contingent on the attainment of one or more performance goals set forth in Section 15.6 and in such case shall be subject to the terms and conditions set forth therein.

10.3	Performance Period and Vesting in Performance Unit Award.

Unless otherwise provided in the Award Agreement, the Performance Period shall be a three (3) year period and the Performance Unit Awards shall be subject to restrictions a minimum of three

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(3) years from the Grant Date. No more than five (5) percent of the total Awards granted under Article VIII, IX, and X of the Plan in any year shall be subject to restrictions for a period of less than three (3) years from the Grant Date.

10.4	Termination of Employment.

Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided in this Section 10.4 below, unvested Performance Units shall be forfeited upon a Participant’s Termination of Employment.

(1)    Termination by Death.  In the event of a Termination of Employment during a Performance Period due to Death, Performance Units for the Performance Period shall immediately vest and be paid out at a target level of performance.

(2)    Termination by Disability or Retirement.  Unless otherwise provided in an Agreement or determined by the Committee, and subject to Article XII below, in the event of a Termination of Employment due to Disability or Retirement during a Performance Period and more than six (6) months following the Grant Date (unless circumstances exist at the time of termination that would constitute Cause under Section 2.6), Performance Units shall continue to vest as if there had been no Termination of Employment and shall be payable based on achievement of performance goals. Distribution of earned Performance Units may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

10.5	Nontransferability.

Unless otherwise specifically provided in an Agreement, Performance Units may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution.

ARTICLE XI

OTHER STOCK-BASED AWARDS

11.1	Other Stock-Based Awards.

Other Awards of Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Shares, may be granted under the Plan either alone or in addition to other Awards under the Plan. The Committee shall have authority to grant such Other Stock-Based Awards under terms and conditions determined by the Committee.

ARTICLE XII

NON-COMPETITION ~~AND~~, NON-SOLICITATION ~~AGREEMENT~~, AND RECOUPMENT

12.1	Non-Competition and Non-Solicitation ~~Agreement~~.

The Committee, in its discretion, may condition eligibility to be designated a Participant in the Plan and receipt of benefits specified in the Agreement, such as vesting, payment, and exercisability of Awards, on the Participant’s execution of, compliance with, and/or certification of compliance with a non-competition and/or non-solicitation agreement in a form prescribed by the Company, which form of

MasterCard Incorporated	2012 Proxy Statement

agreement may include provisions for the Participant repaying to the Company stock (or the value of stock) previously received pursuant to an Award in the event the Participant violates the non-competition and/or non-solicitation agreement.

12.2	Recoupment Provisions.

The Committee, in its discretion, may include in any Agreement recoupment provisions that provide for the Participant’s repayment of stock (or the value of stock) received under an Award.

ARTICLE XIII

CHANGE IN CONTROL

13.1	Impact of Event.

Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Agreement, in the event of a Participant’s Termination of Employment by the Company without Cause or by the Participant with Good Reason (after having given written notice to the Company of the grounds for Termination of Employment for Good Reason, which grounds specified in the written notice have not been cured by the Company within 90 days of the written notice) within six months preceding or two years following a Change in Control:

(1)    any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(2)    the restrictions applicable to any Restricted Stock Awards shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(3)    the restrictions applicable to any Restricted Stock Unit Awards shall lapse, and such Restricted Stock Units shall be settled; and

(4)    any Performance Goal or other condition with respect to any Performance Units or any other Awards shall be deemed to have been satisfied in full at the target performance level, and such Award shall be fully distributable six months following Termination of Employment.

13.2	Additional Discretion.

The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a Change in Control to provide that the securities of another entity be substituted hereunder for the Common Shares and to make equitable adjustment with respect thereto.

ARTICLE XIV

PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

14.1	No Company Obligation.

Except to the extent required by applicable securities laws, none of the Company, an Affiliated Employer or the Committee shall have any duty or obligation to affirmatively disclose material information

MasterCard Incorporated	2012 Proxy Statement

to a record or beneficial holder of Common Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or an Affiliated Employer at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Shares issued or acquired in accordance with the provisions of the Plan.

ARTICLE XV

MISCELLANEOUS

15.1	Amendments and Termination.

The Committee may amend, alter, or discontinue the Plan, or the terms of any Award Agreement under the Plan, at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, unless such an amendment is made to comply with applicable law (including Code Section 409A), stock exchange rules, or accounting rules. Repricing of Options or Stock Appreciation Rights shall not be permitted. For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following): (1) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (2) any other action that is treated as a “repricing” under generally accepted accounting principles; and (3) repurchasing for cash or cancelling an Option or Stock Appreciation Right at a time when its Exercise Price is greater than the fair market value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 4.6. A cancellation and exchange described in this Section 15.1(~~3~~1) shall be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding the foregoing, any material amendments to the Plan shall require shareholder approval to the extent required by the rules of the New York Stock Exchange or other national securities exchange or market that regulates the securities of the Company.

15.2	Form of Awards.

All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any Common Shares issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may subject an Award to such conditions as it determines are necessary or appropriate to ensure that an Award constitutes “qualified performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. An Award Agreement for Restricted Stock Units or Performance Units may provide that a Participant may elect to defer receipt of income attributable to the Award. In the event no such election is provided or made, and the Award Agreement does not otherwise provide, the Restricted Stock Units and Performance Units shall be payable to the Participant within 2 1/2 months of the end of the Company’s or the Participant’s year of vesting in the Award.

MasterCard Incorporated	2012 Proxy Statement

15.3	No Reload Rights.

Options shall not contain any provisions entitling the Participant to an automatic grant of additional Options in connection with any exercise of the original Option.

15.4	Loans.

The Committee may approve the extension of a loan by the Company to a Participant who is an Employee for the sole purpose of assisting the participant in paying the exercise price of an Option exercised by means of a cashless exercise program established by the Company, provided, however, that no loan shall be permitted if the extension of such loan would violate any provision of applicable law. Any loan will be made upon such terms and conditions that the Committee shall determine.

15.5	Unfunded Status of Plan.

It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

15.6	Provisions Relating to Code Section 162(m).

Where expressly provided in writing by the Committee, Awards granted to persons who are (or may become) Covered Employees within the meaning of Section 162(m) of the Code, shall constitute “qualified performance-based compensation” satisfying the relevant requirements of Section 162(m) of the Code. Accordingly, in the case of such Awards, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to obtain a tax deduction for the Company or an Affiliated Employer:

(1)	Awards subject to this Section must vest (or may be granted or vest) contingent on the attainment of one or more objective performance goals unrelated to term of employment. Awards will also be subject to the general vesting provisions provided in the Award Agreement and this Plan.

(2)	Prior to completion of 25% of the Performance Period or such earlier date as required under Section 162(m) of the Code , the Committee must establish performance goals (in accordance with (5) below) in writing (including but not limited to Committee minutes) for Covered Employees who will receive Awards that are intended as qualified performance-based compensation. The outcome of the goal must be substantially uncertain at the time the Committee actually established the goal.

(3)	The performance goal must state, in terms of an objective formula or standard, the method for computing the Award payable to the Participant if the performance goal is attained.

(4)	The terms of the objective formula or standard must prevent any discretion being exercised by the Committee to later increase the amount payable that otherwise would be due upon attainment of the goal, but may allow discretion to decrease the amount payable.

MasterCard Incorporated	2012 Proxy Statement

(5)	The material terms of the performance goal must be disclosed to and subsequently approved in a separate vote by the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets each determined in accordance with generally accepted accounting principles or similar objective standards (and/or each as may appear in the annual report to stockholders, Form 10-K, or Form 10- Q):

a)	revenue;

b)	earnings (including earnings before interest, taxes, depreciation, and amortization, earnings before interest and taxes, and earnings before or after taxes);

c)	operating income;

d)	net income;

e)	operating or profit margins;

f)	earnings per share;

g)	return on assets;

h)	return on equity;

i)	return on invested capital;

j)	economic value-added;

k)	stock price;

l)	gross dollar volume;

m)	total shareholder return;

n)	market share;

o)	book value;

p)	expense management;

q)	cash flow; and

r)	customer satisfaction.

The foregoing criteria may relate to the Company, one or more of its Affiliated Employers or subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

MasterCard Incorporated	2012 Proxy Statement

(6)	A combination of the above performance goals may be used with a particular Award Agreement.

(7)	The Committee in its sole discretion in setting the goals/targets in the time prescribed in paragraph (2) of this Section 15.6 may provide for the making of equitable adjustments (singularly or in combination) to the goals/targets in recognition of unusual or non-recurring events for the following qualifying objective items:

a)	asset impairments under Statement of Financial Accounting Standards No. ~~121,~~144, as amended or superceded;

b)	acquisition-related charges;

c)	accruals for restructuring and/or reorganization program charges;

d)	merger integration costs;

e)	any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates;

f)	tax settlements;

g)	any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) as described in Accounting Principles Board Opinion No. ~~30~~30, or its successor;

h)	any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) in management’s discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes each as appearing in the annual report to stockholders, Form 10-K, or Form 10-Q;

i)	unrealized gains or losses on investments;

j)	charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or ~~superceded~~superseded;

k)	compensation charges related to ~~FAS 123 (Revised)~~FASB Accounting Standards Codification Topic 718 – Stock Compensation, or its successor ~~provision~~.

(8)	The Committee must certify in writing prior to payout that the performance goals and any other material terms were in fact satisfied. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which performance goals have been achieved with respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant.

MasterCard Incorporated	2012 Proxy Statement

(9)	Limitation on Awards.

a)	If an Option is canceled, the canceled Option continues to be counted against the maximum number of shares for which Options may be granted to the Participant under the Plan, but not towards the total number of shares reserved and available under the Plan pursuant to Section 4.1.

b)	In no event shall the number of Restricted Stock shares awarded to any one participant for any fiscal year exceed 500,000 shares.

c)	During any fiscal year, the maximum number of Common Shares for which Options, Stock Appreciation Rights, Restricted Stock Units, Performance Units, and Other Stock-Based Compensation in the aggregate, may be granted to any Covered Employee shall not exceed 650,000 shares.

d)	For cash Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used in Code Section 162(m)), the maximum payment for all awards payable for any three-year performance period, at a target level of performance shall be $10,000,000. In the case of higher levels of performance, the maximum payment for all awards for a three-year Performance Period shall be twice that amount. In the case of a longer or shorter Performance Period, correlative adjustments shall be made to the maximum payment. If, after amounts have been earned with respect to Performance Unit Awards, the payment of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded for purposes of this limit. The limitations on Awards under this Section are subject to adjustment as provided in Section 4.6 to the extent consistent with tax deductibility under Section 162(m) of the Code.

(10)	In the case of an outstanding Award intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, the Committee shall not, without approval of a majority of the shareholders of the Company, amend the Plan or the Award in a manner that would adversely affect the Award’s continued qualification for the performance-based exception.

15.7	Additional Compensation Arrangements.

Nothing contained in the Plan shall prevent the Company or an Affiliated Employer from adopting other or additional compensation or benefit arrangements for its employees.

15.8	Withholding.

No later than the date as of which an amount first becomes includible in the gross income of the Participant or Beneficiary for income tax purposes with respect to any Award, or becomes subject to employment taxes, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliated Employers shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the

MasterCard Incorporated	2012 Proxy Statement

Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) the delivery of cash or a certified check, (ii) authorizing the Company to withhold from Common Shares to be issued pursuant to any Award a number of shares with an aggregate value that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, (iii) authorizing the Company to effect a net issuance of Common Shares to satisfy the required statutory minimum withholding (but no more than the minimum), (iv) transferring to the Company Common Shares owned by the Participant with an aggregate value that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (v) in the case of Options, by means of delivery of cash by a broker-dealer as a “cashless exercise.”

15.9	Controlling Law.

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of New York (other than its law respecting choice of law).

15.10	Offset.

Any amounts owed to the Company or an Affiliated Employer by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Shares, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate. To the extent that any offset under this section of the Plan causes the Participant to become subject to taxes under Section 409A of the Code, the responsibility for payment of such taxes lies solely with the Participant.

15.11	Nontransferability; Beneficiaries.

No Award or Common Shares subject to an Award shall be assignable or transferable other than (i) by will, by the laws of descent and distribution, or pursuant to a beneficiary designation, (ii) pursuant to a qualified domestic relations order, or (iii) as expressly permitted by the Committee, pursuant to a transfer to the Participant’s family member. Awards shall be exercisable during the Participant’s lifetime only by the Participant, by the Participant’s legal representatives in the event of the Participant’s incapacity, or by a permitted transferee of the Award. Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. No Award or Common Shares subject to an Award shall be subject to the debts of a Participant or Beneficiary or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in this Plan. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution.

15.12	No Rights with Respect to Continuance of Employment.

The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or an Affiliated Employer to terminate the employment of any employee at any time.

15.13	Awards in Substitution for Awards Granted by Other Corporations.

Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or

MasterCard Incorporated	2012 Proxy Statement

employees of the Company or an Affiliated Employer as the result of a merger or consolidation of the employing corporation with the Company or an Affiliated Employer, or the acquisition by the Company or an Affiliated Employer of the assets of the employing corporation, or the acquisition by the Company or Affiliated Employer of the shares of the employing corporation, as the result of which it becomes an Affiliated Employer under the Plan. The Grant Date of such an Award shall be no earlier than the date the employee, director, or service provider becomes an employee, director, or service provider of the Company or an Affiliated Employer. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. Any substitutions or exchanges shall be accomplished in a manner that complies with the limitations on exchanges of such Awards imposed under Section 409A of the Code.

15.14	Delivery of Stock Certificate.

To the extent the Company uses certificates to represent Common Shares, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of Common Shares or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

15.15	Indemnification.

To the maximum extent permitted under the Company’s Articles of Incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or by-laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

15.16	No Guarantee of Tax Consequences.

No person connected with the Plan in any capacity makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, excise, estate, and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

15.17	Foreign Employees and Foreign Law Consideration.

The Committee may grant Awards to Participants who are foreign nationals, who are located outside the United States or who are not compensated from a payroll managed in the United States, or

MasterCard Incorporated	2012 Proxy Statement

who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

15.18	Section 409A Savings Clause.

(1)    It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.

(2)    The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Common Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code, including the six-month delay required by Section 409A(a)(2)(B) in the case of specified employees.

(3)    Following a Change in Control, no action shall be taken under the Plan that will cause any Award that the Committee has previously determined is subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.

15.19	No Fractional Shares.

No fractional shares shall be issued or delivered under the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

15.20	Severability.

If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

15.21	Successors and Assigns.

This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

15.22	Entire Agreement.

This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

MasterCard Incorporated	2012 Proxy Statement

15.23	Term.

No Award shall be granted under the Plan after ~~December 31, 2016.~~June 5, 2022.

15.24	Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.25	Headings.

The headings of the Articles and their subparts contained in this Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of this Plan.

MasterCard Incorporated	2012 Proxy Statement

MasterCard Worldwide VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P. M . Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MASTERCARD INCORPORATED 2000 PURCHASE STREET ElECTRONIC DElIVERY Of fuTuRE PROXY MATERIAlS PURCHASE, NY 10577-2509 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P. M . Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M46036-P24928 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MASTERCARD INCORPORATED The Board of Directors recommends you vote fOR the following: 1. Election of Directors to serve on the Board of Directors for Against Abstain Nominees a. Ajay Banga ! ! ! b. David R. Carlucci ! ! ! The Board of Directors recommends you vote fOR for Against Abstain proposals 2, 3, 4 and 5. c. Steven J. Freiberg ! ! ! 2. Advisory Approval of the Company’s Executive ! ! ! Compensation d. Richard Haythornthwaite ! ! ! 3. Approval of the Company’s Amended and Restated ! ! ! 2006 Non-Employee Director Equity Compensation Plan e. Marc Olivié ! ! ! 4. Approval of the Company’s Amended and Restated ! ! ! 2006 Long Term Incentive Plan f. Rima Qureshi ! ! ! 5. Ratification of the Appointment of PricewaterhouseCoopers LLP ! ! ! as the Independent Registered Public Accounting Firm for the g. Mark Schwartz Company for 2012 ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. h. Jackson P. Tai ! ! ! For address changes and/or comments, please check this box ! and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement for the 2012 Annual Meeting of Stockholders of MasterCard Incorporated and the 2011 Annual Report of MasterCard Incorporated are available at www.proxyvote.com. MasterCard Worldwide M46037-P24928 MASTERCARD INCORPORATED Annual Meeting of Stockholders June 5, 2012 8:30 A.M. This proxy is solicited by the Board of Directors The stockholder(s) hereby constitute(s) and appoint(s) Ajay Banga, Martina Hund-Mejean and Noah J. Hanft, and each or any of them as proxies, each with the full power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of MASTERCARD INCORPORATED that the stockholder(s) is/are entitled to vote at the 2012 Annual Meeting of Stockholders to be held at 8:30 A.M., Local Time on June 5, 2012, at MasterCard Incorporated, 2000 Purchase Street, Purchase, New York 10577, and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxies heretofore given. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Discretionary authority is hereby conferred as to all other matters that may properly come before the meeting. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side